Exhibit 10.1

THE SYMBOL “[**]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Final Execution Version

AGREEMENT FOR THE PURCHASE AND SALE OF SHARES AND QUOTAS AND OTHER COVENANTS

The present Agreement for the Purchase and Sale of Shares and Quotas and Other Covenants (“Agreement”) is entered into by and between, on one side,

(a)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(b)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(c)                                 [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(d)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]” and, together with [**] and [**], “[**]”);

(e)                                 [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(f)                                  [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(g)                                 [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]” and, together with [**] and [**], “[**]”);

(h)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(i)                                     [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card

RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(j)                                   [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(k)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]” and, together with [**], [**] and [**], “[**]”);

(l)                                    [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(m)                            [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(n)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]” and, together with [**] and [**], “[**]”);

(o)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]”);

(p)                                [**], a Brazilian citizen, [**], domiciled in [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**] (“[**]” and, together with [**], “[**]”; [**], [**], [**], [**], [**], [**], [**], [**], [**], [**], [**], [**], [**], [**], [**] and [**] hereinafter collectively called  “Sellers,” and each one, individually and without distinction, a “Seller”);

and, on the other side,

(q)                                EAS EDUCAÇÃO S.A., a corporation with registered offices and venue in the City of Fortaleza, State of Ceará, at Av. Engenheiro Santana Junior, 3.333, Bairro Coco, CEP 60192-205, enrolled as a Taxpayer under CNPJ/ME No. 06.267.630/0001-03, herein represented in accordance with the provisions of its organizational documents (“Buyer”);

(Sellers and Buyer are hereinafter collectively called “Parties” and individually and without distinction, a “Party”)

As intervening consenting parties (“Intervening-Consenting Parties”):

(r)                                   POSITIVO SOLUÇÕES DIDÁTICAS LTDA., limited liability company with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Soluções Didáticas”);

(s)                                  EDITORA PIÁ LTDA., limited liability company with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Piá” and, together with Soluções Didáticas, the “Companies” and each one individually and without distinction, a “Company”);

(t)                                   OSTERREICH INVESTIMENTOS — PARTICIPAÇÕES SOCIETÁRIAS S.A., a corporation with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Osterreich”);

(u)                                MENDEL INVESTIMENTOS — PARTICIPAÇÕES SOCIETÁRIAS S.A., a corporation with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Mendel”);

(v)                                REMARE INVESTIMENTOS — PARTICIPAÇÕES SOCIETÁRIAS S.A., a corporation with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Remare”);

(w)                              TORINO INVESTIMENTOS — PARTICIPAÇÕES SOCIETÁRIAS S.A., a corporation with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Torino”); and

(x)                                 FAHE INVESTIMENTOS — PARTICIPAÇÕES SOCIETÁRIAS S.A., a corporation with registered offices and domiciled in [**]

[**], enrolled as a Taxpayer under CNPJ/ME No. [**], herein represented in accordance with the provisions of its organizational documents (“Fahe” and, together with Osterreich Mendel, Remare and Torino, the “Holding Companies” and each one individually and without distinction, a “Holding Company”).

RECITALS

WHEREAS, the Positivo Group (as defined below) develops (i) the Positivo Business as defined below); and (ii) is the owner of all assets, rights, agreements, Licenses (as defined below), Intellectual Property Rights (as defined below), persons and other resources to develop the Positivo Business pursuant to past practices;

WHEREAS, the Positivo Group operates in the market of teaching systems for Public Schools (as defined below), in which it distributes the teaching system known as Aprende Brasil, the SIMEB — Sistema de Monitoramento Educacional do Brasil, and the Letrix Desafios de Aprendizagem (hereinafter Aprende Brasil Business, as defined below);

WHEREAS, as of the date of this agreement, the capital stock of Soluções Didáticas is of R$71,356,074.00 (seventy-one million three hundred fifty-six thousand seventy-four Reais), divided into 71,356,074 (seventy-one million three hundred fifty-six thousand seventy-four) quotas, representing one hundred per cent (100%) of the aggregate and voting capital stock of Soluções Didáticas, with all their pertinent rights (hereinafter Soluções Didáticas Quotas as defined below), all of which are free and clear from any and all Liens (as defined below) and owned by the Holding Companies and [**], as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Piá is of R$101,911.00 (one hundred and one thousand, nine hundred and eleven Reais), divided into 101,911 (one hundred and one thousand, nine hundred and eleven) quotas, representing one hundred per cent (100%) of the aggregate and voting capital stock of Piá, with all their pertinent rights (hereinafter “Piá Quotas,” as defined below), all of which are free and clear from any and all Liens and owned by the Holding Companies and [**], as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Osterreich is of R$23,456,739.00 (twenty-three million four hundred and fifty-six thousand seven hundred and thirty-nine Reais), divided into 23,456,739 (twenty-three million four hundred and fifty-six thousand seven hundred and thirty-nine) shares representing one hundred per cent (100%) of the aggregate and voting capital stock of Osterreich, with all their pertinent rights (hereinafter Osterreich’s Shares, as defined below), all of which are free and clear from any and all Liens and owned by the [**] Sellers, as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Mendel is of R$23,456,739.00 (twenty-three million four hundred fifty-six thousand seven hundred and thirty-nine Reais), divided into 23,456,739 (twenty-three million four hundred and fifty-six thousand seven hundred and thirty-nine) shares representing one hundred per cent (100%) of the aggregate and voting capital stock of Mendel, with all their pertinent rights (hereinafter Mendel’s Shares as defined below), all of which are free and clear from any and all Liens and owned by the [**] Sellers, as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Remare is R$17,592,304.00 (seventeen million five hundred and ninety-two thousand, three hundred and four Reais), divided into 17,592,304 (seventeen million, five hundred and ninety-two thousand, three hundred and four Reais) shares representing one hundred per cent (100%) of the aggregate and voting capital stock of Remare, with all their pertinent rights (hereinafter Remare’s Shares, as defined below), all of which are free and clear from any and all Liens and owned by the [**] Sellers, as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Torino is R$23,455,739.00 (twenty-three million four hundred and fifty-six thousand seven hundred and thirty-nine Reais), divided into 23,455,739 (twenty-three million four hundred and fifty-six thousand seven hundred and thirty-nine) shares representing one hundred per cent (100%) of the aggregate and voting capital stock of Torino, with all their pertinent rights (hereinafter “Mendel’s Shares,” as defined below), all of which are free and clear from any and all Liens and owned by the [**] Sellers, as provided for in Exhibit I;

WHEREAS, as of the date of this agreement, the capital stock of Fahe is R$5,865,435.00 (five million eight hundred sixty-five thousand four hundred and thirty-five Reais), divided into 5,865,435 (five million eight hundred sixty-five thousand four hundred and thirty-five) shares representing one hundred per cent (100%) of the aggregate and voting capital stock of Fahe, with all their pertinent rights (hereinafter “Fahe’s Shares,” as defined below), all of which are free and clear from any and all Liens and owned by the [**] Sellers, as provided for in Exhibit I;

WHEREAS, the Holding Companies and [**] together directly hold the entirety of the Soluções Didáticas’ Quotas and of the Piá Quotas;

WHEREAS, Buyer is willing to acquire the Positivo Business from Sellers and Sellers are willing to transfer the Positivo Business to Buyer by means of: (i) the direct acquisition, by Buyer, of the entirety of (a) the Shares (as defined below) representing one hundred per cent (100%) of the aggregate and voting capital stock of the Holding Companies and (b) of the Soluções Didáticas Quotas and of the Piá Quotas held by [**]; and, consequently; (ii) the direct and indirect acquisition, by Buyer, of the entirety of the Soluções Didáticas Quotas and of the Piá Quotas representing, respectively, one hundred per cent (100%) of the aggregate and voting capital stock of Soluções Didáticas and of Piá, subject to satisfaction of the Conditions Precedent (as defined below) and in accordance with the terms and conditions established in this Agreement;

THE PARTIES AGREE, with the consent and intervention of the Intervening-Consenting Parties, to enter into the present Agreement, which shall be governed by the following provisions:

CLAUSE 1.

DEFINED TERMS AND INTERPRETATIONS

1.1                               Definitions. For purposes of this Agreement (including the foregoing Recitals and its Exhibits), except as otherwise provided for herein, capitalized words and expressions shall have the following meanings:

“Shares” means, collectively, Fahe’s Shares, Mendel’s Shares, Osterreich’s Shares, Remare’s Shares and Torino’s Shares;

“Fahe’s Shares” means the entirety of the shares issued by Fahe, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Mendel’s Shares” means the entirety of the shares issued by Mendel, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Osterreich’s Shares” means the entirety of the shares issued by Osterreich, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Remare’s Shares” means the entirety of the shares issued by Remare, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Torino’s Shares” means the entirety of the shares issued by Torino, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Education Coexistence Agreement” has the meaning ascribed to it in Clause 4.3(xvii);

“Prior Coexistence Agreement” means the Trademark Coexistence Agreement executed on November 6, 2018 by and between, on one side, Positivo Educacional, Centro de Estudos Superiores Positivo Ltda., Editora Positivo Ltda., Posigraf, Positivo Administradora de Bens;

Ltda., Soluções Didáticas, Centro de Pesquisa da Universidade Positivo, Instituto Positivo, Consórcio Positivo J. Malucelli, Centro Educacional Opção Única Ltda., Sociedade Educacional Posiville Ltda., CESA — Complexo de Ensino Superior Arthur Thomas Ltda. and, on the other side, Positivo Tecnologia and certain Affiliates.

“Trademark and Domain Name Governing Agreement” has the meaning ascribed to it in Clause 4.3(xv)(f).

“ACV” means the annual contract value of an Agreement with a Client of Conquista, SPE and PES, to be determined in accordance with the following methodology; the aggregate number of students of the 1st bimester of that client for a certain school year, broken down per grade of the preschool (ensino infantil), elementary and middle school (ensino fundamental) and high school (ensino médio), named “Total Students per Grade” and, based thereon, the following calculation shall be made: The Total Students per Grade multiplied by the prices adopted for the respective grade of that client, multiplied by the number of commercialized bimesters. ACV does not include students served under Remaining Agreements or those enrolled through Positivo Educacional and its Affiliates.

“Affiliate” means, (a) with respect to a legal entity (i) any Person that holds, either directly or indirectly, the Control of such Person, (ii) any Person directly or indirectly Controlled by such Person, or (iii) any Person directly or indirectly under common Control with that Person; and (b) with respect to a natural person, any Person directly or indirectly Controlled by the natural person in question. The Parties hereby agree that Positivo Tecnologia and its Controlled entities shall not be deemed as included in the definition of Affiliate with respect to Sellers, except in the following events, wherein Positivo Tecnologia and its Controlled entities shall be deemed to be an Affiliate of Sellers: (x) when integrating the definition of Related Party for purposes of the definition of Restricted Amount and carrying out the Positivo Business pursuant to Clauses 3.8.1(viii) and (xx); (x) when integrating the definition of Related Party for purposes of the representations and warranties made in Clause 5.2.14; (y) for purposes of Sellers’ and Buyer’s obligations to indemnify provided for in Clauses 6.1(d) and 6.2, respectively; and (z) for purposes of Clause 7.6;

“Final Price Adjustment” has the meaning ascribed to it in Clause 2.2.9;

“[**]” means [**], a Brazilian citizen, married [**] to [**], [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**];

“[**]” means [**], a Brazilian citizen, married [**] to [**], [**], holder of ID card RG No. [**] and enrolled as a taxpayer under CPF/ME No. [**];

“Exhibits” means the exhibit to this Agreement;

“Anniversary” has the meaning ascribed to it in Clause 2.4(ii);

“CADE Approval” has the meaning ascribed to it in Clause 3.1(i);

“Arco Limited” means the company Arco Platform Limited, a company organized under the laws of the Cayman Islands, with an address at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

“Public Education System Activities” has the meaning ascribed to it in Clause 7.7.1;

“Material Assets” has the meaning ascribed to it in Clause 5.2.16;

“Acts at Closing” has the meaning ascribed to it in Clause 4.3;

“Government Authority” means any and all agency, department, autarchy, secretariat, court or other body acting for and/or a subdivision of the government of the Federative Republic of Brazil and/or any government having jurisdiction over the Parties and the Intervening-Consenting Parties, as well as any subdivision thereof, at federal, state, municipal or district level, directly or indirectly connected to the Judiciary, Legislative and Executive Branches (including the Federal, State, Local and Labor Prosecution Offices), and any stock exchange, court, judiciary authority or arbitral chamber or tribunal; provided that, for the specific purposes of Clauses 5.1.1, 5.1.2, 5.1.3, 5.1.10, 7.1, 7.3.3, 7.3.4, 10.2 and 10.10.8, solely applicable to Buyer, the use of the definition of “Government Authority” shall also include those of the United States of America;

“Notice of Closing” has the meaning ascribed to it in Clause 4.1;

“BR GAAP” means the current and generally accepted accounting principles in Brazil, based on the Brazilian Corporations Law, pronouncements of IBRACON — Instituto de Auditores Independentes do Brasil and of the CPC — Comitê de Pronunciamentos Contábeis incorporating international accounting practices approved by IASB (International Accounting Standards Board), applied on a consistent basis;

“CADE” means Conselho Administrativo de Defesa Econômica, the Brazilian Antitrust Authority, including its General Superintendency and Tribunal;

“Cash” means, with respect to a Person, as of a certain base date, its cash and cash equivalents, composed by: cash amounts, bank deposits, currency in transit, as well as financial applications and immediately available temporary short-term investments, defined as such by the BR GAAP;

“Determined Cash” has the meaning ascribed to it in Clause 2.2.5;

“Minimum Cash” means the minimum aggregate amount of Cash that the Holding Companies and the Companies should have on the Closing Date, which shall be equivalent to R$ 10,000,000.00 (ten million Reais);

“Working Capital” means, with respect to the Positivo Business (including the Holding Companies and the Companies), as of the Adjustment Base Date: (i) current assets, minus (ii) current liabilities, both in accordance with the BR GAAP, as indicated in Exhibit 1.1(A), which has been prepared based upon the statement of assets, liabilities and EBITDA accounts of the Positivo Business as of the Adjustment Base Date;

“Suretyship Letter(s)” has the meaning ascribed to it in Clause 2.5;

“Arbitration Center” has the meaning ascribed to it in Clause 10.10.1;

“Buyer’s Certificate” has the meaning ascribed to it in Clause 4.3(xii);

“Sellers’ Certificate” has the meaning ascribed to it in Clause 4.3(xi);

“[**]” has the meaning ascribed to it in the Recitals;

“CPF/ME” means the Brazilian Registry of Individual Taxpayers of the Ministry of Economy

“CNPJ/ME” means the Brazilian Registry of Legal Entities of the Ministry of Economy.

“Brazilian Civil Code” means Law No. 10,406 dated January 10, 2002, as amended from time to time;

“Brazilian Code of Civil Procedure” means Law No. 13,105 dated January 16, 2015, as amended from time to time;

“Positivo Schools” has the meaning ascribed to it in Clause 4.3(xv)(d);

“Buyer” has the meaning set forth in the Recitals.

“Conditions Precedent” has the meaning ascribed to it in Clause 3.3;

“Common Conditions Precedent” has the meaning ascribed to it in Clause 3.1;

“Buyer’s Conditions Precedent” has the meaning ascribed to it in Clause 3.2;

“Sellers’ Conditions Precedent” has the meaning ascribed to it in Clause 3.3;

“Ratification of Closing” has the meaning ascribed to it in Clause 4.1;

“Knowledge” means, (i) with respect to Sellers, (i.a) actual knowledge by Sellers and by directors and officers (statutory or not) of the Holding Companies, of the Companies and of Editora Aprende Brasil; and (i.b) knowledge reasonably expected from any of the Persons listed in item (i.a) of any act of fact as a result of the office or position held by them, by virtue of the duty of care and diligence provided for in article 153 of the Brazilian Corporations Law or article 1,011 of the Brazilian Civil Code, as applicable (Sellers’ Knowledge”); and (ii) with respect to Buyer, (ii.a) actual knowledge by Buyer and its directors and officers (statutory or not); and (i.b) knowledge reasonably expected from any of the Persons listed in item (ii.a) of any act of fact as a result of the office or position held by them, by virtue of the duty of care and diligence provided for in article 153 of the Brazilian Corporations Law or article 1,011 of the Brazilian Civil Code, as applicable (Buyer’s Knowledge”);

“Indemnification Graphic Account” has the meaning ascribed to it in Clause 6.14;

“Escrow Account” means the escrow account to be established by Buyer in its name, in a first-tier financial institution in Brazil, chosen by Sellers pursuant to the provisions of Exhibit 6.9.2 and of Clause 6.9.2;

“Agreement” has the meaning set forth in the Recitals.

“Agreements with Clients” means all instruments, agreements, arrangements and/or commitments in force with clients of the Positivo Business;

“PNLD Agreements” means agreements executed with the FNDE or the Ministry of Education — MEC referring to the supply of conventional didactic books, dictionaries and literature within the scope of the Brazilian Book and Didactic Material Program (PNLD);

“Positivo Group PNLD Agreements” means the PNLD Agreements executed by Persons of the Positivo Group other than the Companies;

“Companies PNLD Agreements” means the PNLD Agreements executed by the Companies;

 “Material Agreements” has the meaning ascribed to it in Clause 5.2.28;

“Remaining Agreements” means the agreements listed in Exhibit 1.1(B);

“Terminated Agreements” are the Agreements with Clients Conquista, PES and SPE listed in Exhibit 5.2.30.4 whose clients shall have notified, by the Closing Date, termination of such agreements to the Companies, provided that this calculation shall not include Agreements with Clients (a) terminated by clients exclusively as a result of the announcement of this Agreement and/or of the Transaction, as evidenced by documents, messages, e-mail or written complaint by such client, stating his/her discontentment with the Transaction and/or the Buyer; and/or (b) terminated by the Companies as a result of acquisition of the relevant client by a third party;

“Control” means the power of another Person, or of a group of Persons bound by a voting agreement or under common control of, cumulatively, to (i) elect the majority of the managers of such Person and (ii) hold on a permanent basis the majority of votes in the resolutions of the Person in question, actually using such powers to direct the corporate activities and to guide the operations of the Person in question; Terms derived from Control, such as “Controlled Entity,” “under common Control” and “Controlling Entity” shall have the relevant corresponding meanings;

“Ordinary Course of Business” means the ordinary conduction of the Positivo Business, of the activities of the Companies and of the Holding Companies, pursuant to past practices, adopted on a consistent basis up to the date of this agreement by the Companies and or by the Holding Companies, as well as by  entities of the Positivo Group in what concerns aspects of the Positivo Business conducted outside the scope of the Companies and/or the Holding Companies; solely in accordance with the Law in all relevant respects and with due regard to the corporate documents of the companies that conducted and conduct the Positivo Business, as applicable;

“[**]” has the meaning set forth in the Recitals;

“Adjustment Base Date” means March 31, 2019;

“Closing Date” has the meaning ascribed to it in Clause 4.2;

“Deadline” has the meaning ascribed to it in Clause 3.6;

“Determination Date” has the meaning ascribed to it in Clause 6.9.6;

“Material Representations” means the representations and warranties made by Sellers in Clauses 5.2.1, 5.2.2, 5.2.3, 5.2.4, 5.2.5, 5.2.5.1, 5.2.8, 5.2.9 and 5.2.10;

“Third Party Claim” has the meaning set forth in Clause 6.4;

“Direct Claim” has the meaning set forth in Clause 6.5;

“Pending Claims” has the meaning set forth in Clause 6.9.5;

“Financial Statements” has the meaning ascribed to it in Clause 5.2.15;

“Adjustment Statement” has the meaning ascribed to it in Clause 2.2.5;

“Adjusted FSs” has the meaning ascribed to it in Clause 7.12;

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks are not compelled or authorized by the Law to close in any of the following Cities: Curitiba, State of Paraná, Fortaleza, State of Ceará and São Paulo, State of São Paulo;

“Final Price Adjustment Negative Difference” has the meaning ascribed to it in Clause 2.2.13;

“Final Price Adjustment Positive Difference” has the meaning ascribed to it in Clause 2.2.12;

“Intellectual Property Rights” means (i) inventions (whether or not patentable) and their developments, as well as patents, patent applications and disclosed patents, and all their corresponding continuations, renewals and extensions; (ii) industrial designs and their respective registrations or applications for registration; (iii) trademarks, fancy names, domain names, logotypes (whether or not registered), including the goodwill associated therewith, their registrations and renewals, rights to inventions and design rights; (iv) droits d’auteur of any nature, edition rights, copyrights, copyrighted works, copyrightable works (whether or not registered) and all registrations, applications for registration or renewals related thereto, including translations, adaptations, derivations compilations and combinations, as well as website contents, documentations, advertising and marketing materials, specifications, designs, graphics, didactic materials, rights to filing systems and files; (v) rights related to trade secrets, know-how and confidential information, including ideas, source codes, object codes, inventions, operational systems, research and development, formulas, compositions, algorithms, production and manufacturing techniques and processes, methods, schemes, technologies, tools, technical data, diagrams, client and supplier lists, pricing and cost information, as well as business and marketing plans; (v) computer programs, information technology systems, software, hardware and firmware rights and any implementation in software, including algorithms, specifications, models and methodologies, source and other codes, manuals, training materials, as well as their translations, compilations, adjustments, adaptations and derivative works; and (vi) rights resulting from or related to any of the foregoing, including the right to apply for registration, file oppositions and renewal applications or cancellation requests;

“Dispute” or “Claim” means any action, suit, complaint, allegation, investigation, inquiry, notification or extra-judicial collection, arbitration, mediation, notice of deficiency or any other type of action or proceeding, whether extra-judicial, judicial, administrative or arbitral, of whatsoever nature (including, without limitation, of corporate, contractual, commercial, administrative, regulatory, tax, civil, criminal, labor, social security, environmental and/or intellectual property nature);

“Editora Aprende Brasil” means Editora Aprende Brasil Ltda. (current name of Editora Positivo Ltda.), a limited liability company, with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**];

“Material Adverse Effect” means any act, fact or omission that, individually or in the aggregate, causes a material adverse effect in the business, assets, liabilities, rights, financial condition and/or results of operations of any of the Holding Companies, the Companies and/or the Positivo Business, taken as a whole, including Terminated Agreements, provided that a Material Adverse Effect shall only be deemed as occurred if resulting in a Loss, contingency or adverse effect, or a series of Losses, contingencies or adverse effects of a same nature, for the Holding Companies and/or the Companies, in an amount equal to or higher than R$ [**] ([**]). The present definition shall not include any and all act, fact or omission disclosed by Sellers to Buyer in this Agreement and its integrating Exhibits and/or attributed to, or resulting from, one or more of the following circumstances: (a) performance of any and all act by Sellers, the Holding Companies and/or the Companies in accordance with the terms of this Agreement and other related agreements; (b) changes or events occurred in the Ordinary Course of Business to which Buyer shall have previously and expressly consented; (c) changes required by accounting practices (or their interpretation) applicable to the Holding Companies and the Companies; (d) announcement of execution of this Agreement, of the Transaction and other related agreements, and completion of the acts provided for therein; (e) beginning or continuation of a natural disaster, war, social riots, political unrests, acts of terrorism (or similar situations) or other force majeure event; (f) changes in Laws and/or in their current interpretation; and/or (g) changes in Brazilian and/or global  economic and/or political conditions, and/or in the capital, financial and exchange markets, and/or in the markets in which the Companies and/or the Positivo Business operate. In case of Terminated Agreements, determination of their amount shall occur by means of application of the formula appearing in Exhibit 1.1(C). For avoidance of doubt, events excluding a

Material Adverse Effect related to Terminated Agreements shall solely be those appearing in the definition of Terminated Agreements contained in Clause 1.1;

“Expert Entity” has the meaning ascribed to it in Clause 2.2.5;

“Indebtedness” means, with respect to any Person, as of a certain base-date: (i) all debts, loans, credit extensions, financial leasing, debentures, short-and long-term financings overdue and unpaid within the originally agreed maturity or still to mature (including principal, interests and, whenever due and payable, other financial charges including default charges and fines); (ii) all amounts resulting from obligations overdue and unpaid within the originally agreed maturity and/or under the conditions and within the terms established by the Law (including principal, interests and, whenever due and payable, other financial charges including default charges and fines), including with Government Authorities, employees, suppliers, agents, distributors, service providers and other contracted parties; (iii) Taxes and/or other overdue tax liabilities, whether or not included in any Tax payment program, such as REFIS, PAES and PAEX, due and unpaid to Tax collection authorities on their respective original due dates; (iv) agreements for payment in installments executed with any Government Authority, including any REFIS currently in force; (v) any confession, voluntary admission or recognition of debt; (vi) loans, credit extensions or other payments due by the Person to its respective members or shareholders, either overdue or falling due, and regardless of incidence of interest or other form of remuneration; (vii) obligations resulting from derivative, cap, collar or interest rate swap agreements, or other agreements or arrangements for hedging against interest or exchange rate fluctuations; (viii) obligations resulting from the payment of interest on shareholders’ equity, dividends and/or other distributions to members or shareholders of such Person, already declared but still unpaid, either overdue or falling due; (ix) all sums received in advance as withdrawal of checks and pre-dated checks or advancement of receivables (paid negotiable invoices), sums received in advance from clients and sums to be reimbursed to clients in cash, future supply or rendering of services, as well as securitization of accounts payable, including, but not limited to transactions of forfeit, conforming or drawee risk; and (x) any of the obligations listed in the foregoing items owed by a third party but secured or assumed, whether or not under joint liability or privilege of order, by such Person, all pursuant to the BR GAAP. It is hereby agreed that any item of Indebtedness eventually deemed to be a Restricted Amount shall not be deemed an Indebtedness item for purposes of avoiding double count in the calculation of adjustments to the Acquisition Price;

“Public Schools” means municipal, state and federal public schools of basic education (pre-school, elementary, middle and high schools) in Brazil, but excluding educational institutions connected to the Persons listed herein below, which shall not be deemed as “Public Schools” for purposes of this Agreement: the Armed Forces, the Firefighting Department, Civil and Military Polices and institutions integrating the Brazil’s Sistema S;

“First-Class Law Office” means a law office selected among the top ten (10) offices listed in the ranking per number of transactions carried out in Brazil, according to the Thomson Reuters report or Transactional Track Record (or any other that may replace them) disclosed on the closest date to the Determination Date, excluding Machado, Meyer, Sendacz e Opice Advogados, Lobo de Rizzo Advogados and those having rendered services to the Companies or to any of the Parties in the two (2) years preceding the Determination Date. The Parties may select, provided that in mutual agreement, a law office not listed in the aforementioned rankings, or Machado, Meyer, Sendacz e Opice Advogados or Lobo de Rizzo Advogados;

“Fahe” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“Closing” has the meaning ascribed to it in Clause 4.2;

“FNDE” means Fundo Nacional de Desenvolvimento da Educação;

“[**]” has the meaning set forth in the Recitals;

“Liens” means any and all lien and/or charge, imposed onto, agreed upon in, or constituting the subject matter of a legal transaction, mortgage, pledge, security interest, encumbrance, fiduciary sale, fiduciary assignment, attachment, usufruct, easement, adverse possession, right of first offer, right of first refusal, preemptive right, call option, put option, right of retention, retention of political or property rights, restriction, right of acquisition and/or subscription, promise of sale or exchange, limitations on full and free use, enjoyment, fruition or disposal of any property or right (or of any of their inherent or related attributes), either by virtue of Law or contractual obligation;

“Positivo Group” means the group of Persons integrating the same economic group as the Sellers, the Holding Companies and the Companies, including their members and shareholders, direct and indirect, as well as Affiliates. The Parties hereby agree that Positivo Tecnologia and its Controlled Entities shall not be deemed as integrating the definition of “Positivo Group,” other than for purposes of Clauses 5.2.10, 5.2.16.3 and 6.1(d), in which case Positivo Tecnologia and its Controlled Entities shall be deemed as a Person of the Positivo Group.

“Seller Group” means, individually, each of the five (5) groups of Sellers, namely: (i) [**] Sellers, (ii) [**] Sellers, (iii) [**] Sellers, (iv) [**] Sellers, and (v) [**] Sellers;

“[**]” has the meaning set forth in the Recitals;

“IFRS” means the international financial reporting standards, issued by the International Accounting Standards Board — IASB;

“Third Party Real Estate” has the meaning set forth in Clause 5.2.32;

“Confidential Information” has the meaning given to it in Clause 7.3.1;

“Adjusted FS Information” has the meaning ascribed to it in Clause 7.12;

“Intervening-Consenting Parties” has the meaning set forth in the Recitals;

“Permitted Editorial Investments” means investments to be made in the development of editorial contents, books, booklets and other similar documents of the Positivo Business, up to a limit of R$ 43,597,000.00 (forty-three million five hundred and ninety-seven thousand Reais), as described in the Permitted Editorial Investment Plan;

“IPCA” is the Broad Consumer Price Index, measured and disclosed by the Instituto Brasileiro de Geografia e Estatística — IBGE or, in the event of its extinction or temporary unavailability, another replacement or the closest index thereto;

“[**]” has the meaning set forth in the Recitals;

“JUCEPAR” has the meaning set forth in the Recitals;

“Law” means any law, statute, code, decree, rule, regulation, treaty, convention, resolution, normative act, normative instruction, practice bulletin, circular letter, ordinance, judicial decision or arbitral award and/or administrative act enacted, sourced from, issued or rendered by any Government Authority and/or that, in any case, produces effects in Brazilian law and/or is applicable to any of the equity interest, the Equity Interest, any portion of the Positivo Business and/or any of the Intervening-Consenting Parties, as applicable;

“Anti-Corruption Law” means Brazilian Federal Law No. 12,846, dated August 1, 2013, as amended, Brazilian Federal Law No. 8,429, dated June 2, 1992, as amended, and Brazilian Federal Law No. 8,137, dated December 27, 1990, as amended;

“Arbitration Law” means Brazilian Law No. 9,307, dated September 23, 1996, as amended by Law No. 13,129, dated May 26, 2015;

“Antitrust Law” has the meaning ascribed to it in Clause 8.1;

“Brazilian Corporations Law” means Brazilian Law No. 6,404, of 15 December 1976, as amended;

“Licenses” means all licenses, enrollments, grants, permits, approvals, certificates, accreditations, product registrations and other applicable authorizations issued by any Government Authority;

“List of Exceptions to Conduction of Business” has the meaning ascribed to it in Clause 7.18;

“[**]” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“Mendel” has the meaning set forth in the Recitals;

“Negócio Aprende Brasil” means, collectively, the business conducted by Editora Aprende Brasil, as outlined in Exhibit 1.1(D);

“Positivo Business” means the business conducted by the Companies and, previously, by Editora Aprende Brasil (a) of publication and distribution of didactic and literary works, except sales to Public Schools; and (b) of design and production of teaching systems and their distribution to schools in general, other than sales to Public Schools, which: (i) include the development, publication and commercialization of educational services, teaching systems, educational software, teaching platforms, didactic materials and books, literary works, teaching materials, educational solutions and other pedagogic supports for the basic education, including technology-based learning support resources in several formats (including, but not, limited to, applications, digital books, evaluation systems, online tasks, simulated tasks, video classes, etc.) (ii) include supplemental educational solutions, with value-added additional contents, through printed and/or digital contents;(iii) include all assets, rights, agreements, Licenses, Intellectual Property Rights, Persons, goodwill and other resources required for the development of the business described in items (a) and (b) above (including, but not limited to the Material Assets), in accordance with past practices; (iv) include the Companies PNLD Agreements; and (v) include the Intellectual Property Rights required to perform the Remaining Agreements in force on the date of this agreement and the Positivo Group PNLG Agreements in force of the date of this agreement, pursuant to past practices;

“Third Party Claim Notice” has the meaning set forth in Clause 6.4.1;

“Direct Claim Notice” has the meaning set forth in Clause 6.5;

“Buyer’s Obligation to Indemnify” has the meaning ascribed to it in Clause 6.2;

“Sellers’ Obligation to Indemnify” has the meaning ascribed to it in Clause 6.1;

“Observer” has the meaning ascribed to it in Clause 3.9;

“Transaction” has the meaning ascribed to it in Clause 2.1;

“Osterreich” has the meaning set forth in the Recitals;

“On-Demand Portion” has the meaning ascribed to it in Clause 2.4(i);

“Indemnified Party” has the meaning ascribed to it in Clause 6.4.1;

“Parties” has the meaning set forth in the Recitals;

“Indemnifying Party” has the meaning ascribed to it in Clause 6.4.1;

“Buyer’s Indemnifiable Parties” has the meaning ascribed to it in Clause 6.1;

“Sellers’ Indemnifiable Parties” has the meaning ascribed to it in Clause 6.2;

“Related Parties” means, with respect to a Person, any of its Affiliates, as well as (i) in the case of a legal Person or another organization, incorporated or unincorporated, (a) its managers, including non-statutory officers, and their respective spouses, partners and/or relatives up to the fourth (4th) degree (and their respective spouses and partners), and  (b) managers, including non-statutory officers, and their respective spouses, partners and/or relatives up to the fourth (4th) degree (and their respective spouses and partners), of any Affiliate of the Person in question; (ii) in the case of a natural Person, the spouse, partner and/or relatives up to the fourth (4th) degree (and the respective spouses and partners) of such Person; or (iii) any legal Person of which any of the aforementioned Persons holds the Control, individually or jointly, either directly or indirectly. For avoidance of doubt, Positivo Tecnologia and its Controlled Entities shall not be deemed as included in the definition of Related Parties, other than for the following purposes, in which cases Positivo Tecnologia and its Controlled Entities  shall be deemed to be a Related Party of Sellers: (x) when integrating the definition of Related Party for purposes of the definition of Restricted Amount and of the acts of conduction of the Positivo Business pursuant to Clauses 3.8.1(viii) and (xx); (y) when included in the definition of Related Party for purposes of the representations and warranties made in Clause 5.2.14;

“Equity Interest” means, cumulatively, (i) the entirety of the Shares representing one hundred per cent (100%) of the aggregate and voting capital stock of the Holding Companies, as well as of all rights inherent to them, free and clear from any Liens; (ii) the Soluções Didáticas Quotas and the Piá Quotas held by [**] and, consequently, directly and indirectly; (iii) the entirety of the Soluções Didáticas Quotas and the Piá Quotas representing, respectively, one hundred per cent (100%) of the aggregate and voting capital stock of Soluções Didáticas and of Piá, as well as of all rights inherent to them, free and clear from any Liens;

“[**]” has the meaning set forth in the Recitals;

“Loss” means any and all damages, fines, losses, penalties, disbursements, costs and/or expenses (including, but not, limited to amounts incurred in with the prosecution of Claims, such as court fees and expenses, reasonable  fees and expenses of attorneys, accountants and experts, and loss of suit charges), as well as monetary restatement, default and/or compensatory interests, fines and any other additions and penalties accrued thereon, either by virtue of Law or agreement. The Parties agree that the definition of Losses shall not include loss of profits, indirect damages, loss of an opportunity, moral damages, reputational and/or institutional damages, except if (A)(i) determined in a Third Party Claim; and/or (ii) resulting from acts or omissions involving bad-faith, intent or fraud, in which cases loss of profits, indirect damages, loss of an opportunity, moral damages, reputational and/or institutional damages shall be due and payable as a Loss; or (B) resulting from untruthfulness, inaccuracy or violation of the representations and warranties made in Clause 5.2.30.5, in which cases loss of profits shall be due and payable as a Loss )but expressly excluding any indirect damage, loss of an opportunity, moral damage, reputational and/or institutional damage);

“Person” means a natural or a legal person of whatsoever nature, of public or private law, as well as any incorporated or unincorporated entity, such as a trust, a joint venture, a partnership, an investment fund, a foundation, a de iure entity, regardless of its corporate status, association, consortium, co-ownership arrangement, a de facto corporation or any other organization recognized by the Law, as well as any Government Authority;

“Key Person” means all Persons holding management positions or officers of the Companies and/or of the Holding Companies, but excluding those that are also Sellers and Mr. [**];

“Exposed Persons” has the meaning ascribed to it in Clause 5.2.36;

“Piá” has the meaning set forth in the Recitals;

“Permitted Editorial Investment Plan” has the meaning ascribed to it in Clause 3.8.1.1;

“PNLD” means Programa Nacional do Livro Didático (the Brazilian Didactic Book Program);

“Posigraf” means Gráfica e Editora Posigraf Ltda, a limited liability company, with registered offices and domiciled in the [**], enrolled as a Taxpayer under CNPJ/ME No. [**];

“Positivo Educacional” means Positivo Educacional Ltda., a limited liability company, with registered offices and domiciled in [**], enrolled as a Taxpayer under CNPJ/ME No. [**];

“Positivo Tecnologia” means Positivo Tecnologia S.A., a corporation with registered offices and domiciled in Curitiba, Paraná, at [**], enrolled as a Taxpayer under CNPJ/ME No. [**];

“Price in Installments” has the meaning ascribed to it in Clause 2.4(ii);

“Acquisition Price” has the meaning ascribed to it in Clause 2.2;

“Piá Quotas” means the entirety of quotas issued by Piá, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Soluções Didáticas Quotas” means the entirety of quotas issued by Soluções Didáticas, representing one hundred per cent (100%) of its aggregate and voting capital stock, with all rights pertinent thereto;

“Cash Restoration” has the meaning ascribed to it in Clause 2.2.10;

“Withheld Funds” has the meaning ascribed to it in Clause 6.9.5;

“Rules” has the meaning ascribed to it in Clause 10.10.1;

“Pending Claim Report” has the meaning set forth in Clause 6.9.6;

“Remare” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“Waiver of Restricted Amount” has the meaning ascribed to it in Clause 2.2.4;

“Sellers’ Representatives” has the meaning ascribed to it in Clause 10.2;

“[**]” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“Graphic Account Balance” has the meaning ascribed to it in Clause 6.14.4;

“[**]” has the meaning set forth in the Recitals;

“Companies” has the meaning set forth in the Recitals;

“Holding Companies” has the meaning set forth in the Recitals;

“[**]” has the meaning set forth in the Recitals;

“Soluções Didáticas” has the meaning set forth in the Recitals;

“DI Rate” means the average rate of Interbank Deposit Certificates (extra group) having a 1-business-day term, determined and disclosed by B3 S.A. - Brasil, Bolsa, Balcão — Segmento CETIP UTVM, to be calculated pro rata temporis, taking into account, for such purpose, a 252-business-day year or, in the event of its extinction or temporary unavailability, another reference rate of the Brazilian Financial System replacing or close to it. Exclusively for purposes of this definition, “business day” shall mean any day other than Saturday, Sunday and Brazilian national holidays;

“[**]” has the meaning ascribed to it in the Recitals;

“Torino” has the meaning ascribed to it in the Recitals;

“Arbitral Tribunal” has the meaning ascribed to it in Clause 10.10.3;

“Taxes” means all forms of taxation, including taxes, charges, contributions and other payment obligations, tariffs and collections, taxes on payroll, withholdings, withholdings on payroll, social contributions, social security contributions, labor contributions, charges related to the Fundo de Garantia por Tempo de Serviço — FGTS and the Instituto Nacional da Seguridade Social — INSS, fees or taxes levied by any Government Authority, as well as accruing interests, penalties, monetary restatement, additions and fines;

“Restricted Amount” means the sum of overdue and falling due amounts at any time, paid and/or otherwise due and payable by the Holding Companies and/or by the Companies by virtue of executed agreements and/or assumed obligations of whatsoever nature, since the Adjustment Base Date until the Closing Date, of the following categories: (a) obligations of whatsoever nature assumed with Related Parties other than  (a.i) those expressly established in the drafts attached hereto as Exhibits 4.3(xv)(a)-(g) and within the parameters described therein; provided that, for such purpose, the terms and conditions contained in the drafts attached hereto as Exhibits 4.3(xv)(a)-(g) shall be deemed as a parameter for determination of the Restricted Amount since the Adjustment Base Date, notwithstanding the fact that such drafts have not been signed as of the date of this agreement; (a.ii) purchases of information technology equipment of Positivo Tecnologia carried out after the Adjustment Base Date, in the amount of R$ 1,692,345.18 (one million six hundred ninety-two thousand three hundred and forty-five Reais and eighteen cents), related to purchase orders placed prior to the Adjustment Base Date, provided that such purchases are made under arm’s-length conditions; and (a.iii) amounts related to subsides granted to the Companies’ employees for the payment of monthly school fees, according to discount policies of the educational institutions maintained by the Centro de Estudos Superiores Positivo Ltda. and by Positivo Educacional in force as of the date of this agreement and listed in Exhibit 5.2.14(a); (b) obligations of whatsoever nature undertaken or established by the Law outside the Ordinary Course of Business (not provided for in this Agreement) with officers, directors, employees, consultants and/or suppliers or outside the parameters and limits established in Clause 3.8.1, including payment obligations to employees [**], in amounts equivalent to [**], which shall not be deemed a “Restricted Amount”; (c) obligations of whatsoever nature undertaken with members and shareholders, including dividends and interests on shareholders’ equity; and (d) obligations of whatsoever nature related to the negotiation, preparation and implementation of the Transaction, including advisers’ costs. The following shall also be deemed as “Restricted Amount”: (i) the net difference of tax effects between (a) amounts invoiced by Editora Aprende Brasil after the Adjustment Base Date related to the supply of products and services of the Positivo Business and b) costs of merchandises related to the supply of such products and services; and (ii) the balance, as of the Adjustment Base Date, between (x) accounts payable, net of tax effects, of amounts invoiced by Editora Aprende Brasil related to the supply of products and services of the Positivo Business, and (y) accounts payable related to the supply of the same products and services, such balance being of R$ [**], as indicated in Exhibit 5.2.10, to be confirmed by the Expert Entity. Sums integrating the Restricted Amount shall be monetarily restated [**];

“Determined Restricted Amount” has the meaning ascribed to it in Clause 2.2.5;

“Estimated Restricted Amount” has the meaning ascribed to it in Clause 2.2.2;

“Active Supervening Issue Amount” has the meaning ascribed to it in Clause 6.12;

“Sellers” has the meaning ascribed to it in the Recitals;

“[**] Sellers” has the meaning ascribed to it in the Recitals;

“[**] Sellers” has the meaning ascribed to it in the Recitals;

“[**] Sellers” has the meaning ascribed to it in the Recitals;

“[**] Sellers” has the meaning ascribed to it in the Recitals;

“[**] Sellers” has the meaning ascribed to it in the Recitals.

1.2.                            Interpretation. For purposes of interpretation of this Agreement, except as otherwise expressly provided for in this Agreement:

(a)                                  Recitals and Exhibits hereto are integral parts of this Agreement and shall be in force and produce the same effects as if expressly quoted in the body of the Agreement, and any reference to this Agreement should include all items of the Recitals and all of its Exhibits;

(b)                                  Except as otherwise expressly provided in this Agreement, all references to any Parties and/or to the Intervening-Consenting Parties include their respective successors, beneficiaries and authorized assignees;

(c)                                   Except where expressly provided to the contrary, references to this Agreement or to any other document shall be interpreted as references to this Agreement or to such other document as amended, modified, renegotiated, supplemented or replaced from time to time, provided that any amendment, modification, renegotiation, supplement or replacement shall have been made pursuant to the terms of this Agreement or of the relevant document;

(d)                                  References to legal provisions shall be interpreted as references to such provisions and their respective amendments, extensions,

consolidations, re-enactments and/or changes in force as of the date of this agreement;

(e)                                   The terms “including,” “include,” “includes,” “included,” “such as” and their derivations and similar terms shall be deemed as being followed by the phrase “among others” or “but not limited to,” thereby introducing a non-exhaustive, but merely exemplificative, list;

(f)                                    Headings of Clauses, sub-Clauses, sub-items and Exhibits, parts and paragraphs are solely for convenience and do not affect the interpretation of this Agreement. Any reference to a Clause includes a reference to its sub-Clauses or sub-items.

(g)                                   Whenever a Business Day is not expressly established, terms shall be deemed to run in calendar days. Whenever a term shall expire on a day other than a Business Day, such term shall be deemed automatically extended until the next succeeding Business Day, with no penalty to the Parties;

(h)                                  Meanings attributed to terms defined in the present Agreement shall apply to such terms when used in the singular and/or plural and regardless of gender. Likewise, such meanings shall apply to terms deriving from the capitalized terms defined herein; and

(i)                                      In the event of inconsistency or doubt as to the intent or interpretation of the present Agreement, it shall be interpreted as if jointly written by the Parties and the Intervening-Consenting Parties, with no presumption of burden of proof in favor of or against any of them by virtue of authorship of any provision.

CLAUSE 2.

SHARE PURCHASE AND SALE ACQUISITION PRICE

2.1.                            Purchase and Sale of the Equity Interest. Subject to the terms and conditions established in this Agreement, including satisfaction of the Conditions Precedent (or waiver thereof, if applicable), Sellers agree, on an irrevocable and irreversible basis, to sell and transfer the Equity Interest to Buyer on the Closing Date, and Buyer agrees, on an irrevocable and irreversible basis, to acquire such Equity Interest, fully free and clear from any Liens on the Closing Date (the “Transaction”).

2.1.1.                                          The Equity Interest shall be sold and transferred by Sellers to Buyer free and clear from any Liens and together with all rights pertinent thereto and with all that it represents.

2.2.                            Acquisition Price. In consideration for the sale of the entirety of the Equity Interest, Buyer shall pay to Sellers, in the manner provided for in Clauses 2.4 and 2.4.1 below, the aggregate amount of R$ 1,684,753,875.59 (one billion six hundred and eighty-four million seven hundred and fifty-three thousand eight hundred and seventy-five Reais and fifty-nine cents), subject to the restatement provided for in Clause 2.3 and to the adjustments established in Clauses 2.2.1 to 2.2.13 (“Acquisition Price”), with due regard to the distribution of the Acquisition Price among Sellers described in Exhibit 2.2.

2.2.1.                                          The Parties acknowledge that the Acquisition Price was agreed upon, in addition to the provisions of this agreement, under the assumptions that (i) the representations and warranties made in Clause 5.2.15.1 are true; (ii) since the Adjustment Base Date until (and including) the Closing Date, the Holding Companies and the Companies have not disbursed or incurred in any obligation to disburse, nor shall have disbursed or incurred in any obligation to disburse, any Restricted Amount, with due regard to the provisions of Clause 2.2.1.1; and (iii) as of the Closing Date, the Cash of the Holding Companies added up to that of the Companies shall not be lower than the Minimum Cash. For avoidance of doubt, the assumption referred to in item (i) above shall not be taken into account for purposes of the Price Adjustment, but for the obligations to indemnify provided for in Clause 6.1(a).

2.2.1.1.                                The Parties acknowledge that the Holding Companies and the Companies may disburse or undertake to disburse Restricted Amounts provided that such Restricted Amounts are fully deducted from the Acquisition Price, pursuant to the provisions of this Agreement.

2.2.2.                                          Upon Sellers’ remittance of the Notice of Closing or of the Confirmation of Closing, as applicable, Sellers shall inform to Buyer any and all Restricted Amounts that the Companies and/or the Holding Companies shall have disbursed or undertaken to disburse since the Adjustment Base Date (“Estimated Restricted Amount”), and provide Buyer with the calculation memory. The Parties shall discuss in good-faith the Estimated Restricted Amount submitted by Sellers until no later than [**] Business Days prior to the Closing Date.

2.2.3.                                          The Parties agree that the final Estimated Restricted Amount, as monetarily restated [**],

shall be deducted from the On-Demand Portion of the Acquisition Price.

2.2.4.                                          Sellers hereby expressly waive, on an irrevocable and irreversible basis, for themselves and their Related Parties, and shall cause their Related Parties to waive, the right to receive any Restricted Amount  (i) the payment date of which shall be subsequent to the Closing Date; or (ii) payment of which causes the Cash position on the Closing Date to be lower than the Minimum Cash (“Waiver of Restricted Amount”); in which cases the Restricted Amount constituting the subject matter of the Waiver of Restricted Amount shall therefore not be deducted from the Acquisition Price.

2.2.5.                                          Within a term of [**] Business Days counted from the Closing Date, Sellers and Buyer shall jointly engage the services of an expert firm among KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young (the “Expert Entity”) to provide a statement indicating (the “Adjustment Statement”): (i) any and all Restricted Amount (“Determined Restricted Amount”); as well as (ii) the amount of Cash of the Holding Companies and of the Companies as of the Closing Date (“Determined Cash”).

2.2.6.                                          The Parties and the Intervening-Consenting Parties agree to cooperate among themselves and with the Expert Entity in all that may be reasonably required for the preparation of the Adjustment Statement, and for purposes of the adjustments provided for in Clauses 2.2.9 and 2.2.10, including, but not limited to providing all information and documents reasonably requested by the Expert Entity, access to any officer, employee, auditor or legal or accounting adviser during business hours, according to reasonable prior scheduling with those Persons. Buyer and Sellers may jointly meet with the Expert Entity to clarify the methodologies employed in the determination of the Adjustment Statement, as well as to provide documents and information for such purpose.

2.2.7.                                          The Expert Entity shall conclude the works on the Adjustment Statement within up to [**] days counted from its engagement and, within this same term, submit the results simultaneously to Buyer and Sellers. Costs associated with the engagement of the Expert Entity shall be equally borne by the Parties (that is, fifty per cent (50%) by Buyer and fifty per cent (50%) by Sellers, provided that, in this connection, with due regard to the proportions established in Exhibit 2.2).

2.2.8.                                          The Adjustment Statement, as calculated and determined by the Expert Entity, shall be final, definitive and undisputable, binding upon the Parties and constituting a fixed, certain and enforceable obligation.

2.2.9.                                          The Acquisition Price shall be adjusted (a) downward, Real for Real, in the event that the Determined Restricted Amount is higher than the Estimated Restricted Amount; or (b) upward, Real for Real, in the event that the Determined Restricted Amount is lower than the Estimated Restricted Amount (“Final Price Adjustment”).

2.2.10.                                   In addition, in the event that the Expert Entity does not confirm the existence of a Minimum Cash on the Closing Date, Buyer may deduct from the Acquisition Price the sum required to restore such Minimum Cash (“Cash Restoration”).

2.2.11.                                   The Final Price Adjustment, added up to the Cash Restoration, shall be monetarily restated by [**] added up to the Cash Restoration.

2.2.12.                                   In the event that the Final Price Adjustment added up to the Cash Restoration shall be positive, i.e., a balance payable to Sellers is verified (“Final Price Adjustment Positive Difference”), Buyer shall pay to Sellers, within [**] Business Days counted from the date of definition of the Final Price Adjustment, an amount corresponding to the Final Price Adjustment Positive Difference, by means of electronic transfer of immediately available funds (TED) to the Sellers’ bank accounts designated in Exhibit 2.2.12 or to any other bank account to be designated by Sellers no later than [**] Business Days after the definition of the Price Adjustment, with due regard to the distribution of the Final Price Adjustment Positive Difference among Sellers indicated in Exhibit 2.2.

2.2.13.                                   In the event that the Final Price Adjustment added up to the Cash Restoration shall be negative, i.e., a balance payable to Buyer is verified (“Final Price Adjustment Negative Difference”), the following rule shall apply:

(i)                           If the Final Price Adjustment Negative Difference is equal to or lower than R$ [**],

such Final Price Adjustment Negative Difference shall be deducted from any of the installments of the Price in Installments, representing a reduction of the Acquisition Price; and

(ii)                        If the Final Price Adjustment Negative Difference is higher than R$ [**], each of the Seller Groups and [**] shall, with due regard to the share of each Seller Group and of [**] in the Acquisition Price as indicated in Exhibit 2.2, pay to Buyer, within up to [**] Business Days counted from the date of definition of the Final Price Adjustment, an amount corresponding to the Final Price Adjustment Negative Difference, by means of electronic transfer of immediately available funds (TED) to the Buyer’s bank accounts designated in Exhibit 2.2.13(ii) or to any other bank account to be designated by Buyer no later than [**] Business Days after the definition of the result of the Final Price Adjustment.

2.3.                            Restatement of the Acquisition Price. The Acquisition Price shall be monetarily restated by [**], as provided for in Clause 2.4, or of the credit to the Escrow Account.

2.4.                            Conditions of Payment. The Acquisition Price shall be paid by Buyer to Sellers through electronic transfer of immediately available funds (TED) to the bank accounts in the name of Sellers designated in Exhibit 2.2.12 or to any other bank account to be designated by Sellers no later than [**] Business Days prior to the Closing Date. A voucher of the transfer shall serve as evidence of the payment in question and as a release in favor of Buyer. With due regard to the terms and conditions established in this Agreement, the Acquisition Price shall be paid as follows:

(i)                                    On-Demand Portion: the amount of R$ 842,376,937.80 (eight hundred forty-two million three hundred seventy-two thousand nine hundred thirty-seven Reais and eighty cents) shall be paid on the Closing Date (“On-Demand Portion”) deducted by the Estimated Restricted Amount; and

(ii)                                   Price in Installments: the balance of R$ 842,376,937.80 (eight hundred forty-two million three hundred seventy-two thousand nine hundred thirty-seven Reais and eighty cents) shall be paid in four (4) installments on each anniversary of the Closing Date (“Anniversary”), as described herein ahead (“Price in Installments”):

(a) R$ 168,475,387.56 (one hundred and sixty-eight million four hundred seventy-five thousand three hundred eighty-seven Reais and fifty-six cents) shall be paid on the second (2nd) Anniversary;

(b) R$ 168,475,387.56 (one hundred and sixty-eight million four hundred seventy-five thousand three hundred eighty-seven Reais and fifty-six cents) shall be paid on the third (3rd) Anniversary;

(c) R$ 252,713,081.34 (two hundred and fifty-two million seven hundred thirteen thousand eighty-one Reais and thirty-four cents) shall be paid on the fourth (4th) Anniversary; and

(g) R$ 252,713,081.34 (two hundred fifty-two million seven hundred thirteen thousand eighty-one Reais and thirty-four cents) shall be paid on the fourth (5th) Anniversary.

2.4.1.                                          With due regard to the terms and conditions established in this Agreement, each and every installment of the Acquisition Price to be paid by Buyer to Sellers hereunder shall be paid to Sellers in accordance with the percentage apportionment established in Exhibit 2.2.

2.5.                            Suretyship. As collateral to Buyer’s obligation to effect the correct and timely payment of each installment of the Price in Installments under the conditions and within the terms provided for in Clause 2.4, and compliance with the obligation to establish and credit the Escrow Account provided for in Clause 6.9.1, Buyer shall deliver to Sellers, on the Closing Date, an original counterpart of four (4) bank surety letters, one for each installment of the Price in Installments, to be granted by one or more banks among those listed in Exhibit 2.5(A), (the “Suretyship Letter(s)”), which shall reflect substantially the same terms provided for in Exhibit 2.5(B).

2.5.1.                                          In the event of Buyer’s noncompliance with the obligation to deliver the Suretyship Letters on the Closing Date, as provided for in Clause 2.5 above, a non-compensatory default fine shall be applied, corresponding to [**] of the amount of the non-delivered Suretyship Letters, regardless of completion of the Closing, and Sellers shall be entitled, at their exclusive discretion, to elect whether or not to terminate the present Agreement pursuant to Clause 9.1(iv).

2.6.                            Taxes. Each of the Parties shall be fully liable for the payment of any and all Taxes eventually due and payable by it as a result of any actions or payments provided for in this Agreement, with due regard to withholdings, where applicable.

2.7.                            Allocation of Adjustments. Any adjustments to the Acquisition Price pursuant to this Clause 2 shall be allocated to the Equity Interest with due regard to the apportionment established in Exhibit 2.2.

CLAUSE 3.

CONDITIONS PRECEDENT

3.1.                            Common Conditions Precedent. The Parties’ obligation to proceed with the Closing, with the consequent completion of the Transaction, is subject to full satisfaction, until (and including) the Closing Date, of each one of the following conditions precedent (“Common Conditions Precedent”), which cannot be waived by any of the Parties:

(i)                                      Obtaining a final approval by CADE pursuant to the provisions of Clause 8 below, for the Closing and the consequent completion of the Transaction. Such approval shall have become valid, effective and definitive upon expiration of a 15-day term after the waiting period provided for in articles 122 and 132 of CADE Internal Rules (or, if the issue has been escalated to CADE Tribunal, as provided for in items I and II of article 122, such approval shall have become valid, effective and definitive solely when a decision not subject to administrative appeal shall be issued by the CADE Tribunal and all applicable waiting periods shall have expired) (“Approval By CADE”); and

(ii)                                   No provision of applicable Laws or other legal restriction (either temporary, preliminary or permanent) shall have been edited, issued, enacted, sanctioned, published, registered or enforced and be in force and effective, preventing the completion of the Transaction.

3.2.                            Buyer’s Conditions Precedent. Buyer’s obligation to acquire the Equity Interest from Sellers and to proceed with the Closing, with the consequent completion of the Transaction, is subject to full satisfaction, until (and including) the Closing Date, of each one of the following conditions precedent (“Buyer’s Conditions Precedent”), which may be waived in writing by Sellers (except if forbidden by the Law), at their exclusive discretion:

i.                      Compliance with Sellers’ relevant obligations provided for in this Agreement, compliance of which is required until the Closing Date, including, but not limited to Sellers’ obligation to have conducted (and to have caused the Holding Companies and the Companies to conduct) the Positivo Business with due observance, in all relevant respects, of the provisions of Clauses 3.8 to 3.8.4 until the Closing Date;

ii.      Each of the representations and warranties made by Sellers in Clause 5.2 and its sub-items of the present Agreement shall be valid, correct and true, in all material respects, as of the Closing Date, as if they had been made on the Closing Date (or, if made in connection with a specific date, on that date);

iii.     No Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date that shall not have been cured by Sellers, at their expenses, until the Closing Date;

iv.               The Adjusted FSs shall have been concluded, pursuant to Clause 3.4.1 and 7.12;

v.                  There shall be no objection by a creditor to item (iii) of Clause 5.2.9, except if cured according to the provisions of article 1,122 of the Brazilian Civil Code, or if the respective claim shall have been settled.

3.3.                            Sellers’ Conditions Precedent. Sellers’ obligation to sell and transfer the Equity Interest to Buyer and to proceed with the Closing, with the consequent completion of the Transaction, is subject to full satisfaction, until (and including) the Closing Date, of each one of the following conditions precedent (“Sellers’ Conditions Precedent” and, together with the Common Conditions Precedent and with the Buyer’s Conditions Precedent, the “Conditions Precedent”), which may be waived in writing by Sellers (except if forbidden by the Law), at their exclusive discretion:

(i)                                     Compliance with Buyer’s relevant obligations provided for in this Agreement, compliance of which is required until the Closing Date, including, but not limited to the obligation to deliver the suretyship letters pursuant to the provisions of Clause 2.5; and

(ii)                                  Each of the representations and warranties made by Buyer in Clause 5.1 and its sub-items of the present Agreement shall be valid, correct and true, in all material respects, as of the Closing Date, as if they had been made on the Closing Date (or, if made in connection with a specific date, on that date).

3.4.                            Obligation to Comply and Possibility of Waiver of the Conditions Precedent. Liability for effective compliance: (i) with Buyer’s Conditions Precedent established in Clause 3.2 (except for Clause 3.2(iv)) shall be incumbent upon Sellers; and (ii) of Sellers’ Conditions Precedent established in Clause 3.3 shall be incumbent upon Buyer, including, in both cases, with respect to costs, expenses, disbursements or Taxes related to or required for such implementation or occurrence. Common Conditions Precedent established in Clause 3.1 shall be incumbent upon all Parties, with due regard to the provisions of Clause 8 in what concerns the Approval By CADE. Subject to the provisions of Clause 3.4.1, Buyer or Sellers, as applicable, may, at their exclusive discretion and except if forbidden by the applicable Law, waive in writing, in whole or in part, compliance by Buyer or by Sellers, respectively, of any of the respective Buyer’s Conditions Precedent listed in Clause 3.2 or of the respective Sellers’ Conditions Precedent listed in Clause 3.3, as applicable. Any waiver: (i) shall be expressed in writing; (ii) shall not imply waiver of any other condition not expressly waived in writing by Buyer or by Sellers, as applicable; (ii) is binding upon the waiving party for all purposes of the present Agreement; and (iv) does not limit the right to indemnification of Buyer or Sellers as provided for in this Agreement. For avoidance of doubt, Common Conditions Precedent cannot be waived.

3.4.1.                                          Specifically as regards the Buyer’s Condition Precedent established in Clause 3.2(iv), it is hereby agreed that in the event that such Buyer’s Condition Precedent is not complied with until satisfaction of the last Condition Precedent pending compliance prior to the Closing Date, such Buyer’s Condition Precedent shall be deemed as automatically waived by Buyer, on an irrevocable and irreversible basis, after whichever occurs first between (i) expiration of a [**] term counted from the Approval By CADE, or (ii) [**] months counted from the date of execution of this Agreement. It is hereby agreed among the Parties that waiver, either automatic or express, of such Condition Precedent shall not grant to Buyer any right to obtain indemnification from Sellers pursuant to the provisions of Clause 6 of this Agreement.

3.5.                            Cooperation for Conditions Precedent. The Parties agree to use their commercially reasonable efforts and to cooperate in all that may be necessary so that the Conditions Precedent are satisfied within the shortest reasonably possible period, including the submission of documents and rendering of eventual clarification to obtain the necessary authorizations from Government Authorities required for the implementation of the Transaction, in accordance with this Agreement. For such purpose, the Parties agree to commence any necessary actions for satisfaction of the Conditions Precedent under their respective responsibility immediately following the execution of this Agreement and shall maintain one another reasonably informed and updated with respect to compliance with the Conditions Precedent.

3.6.                            Frustration of Conditions. The Parties agree to act in good-faith and to use efforts so that the Conditions Precedent are satisfied in accordance with the terms of this Agreement. In the event that any of the Parties shall fail to comply with any of the Conditions Precedent incumbent upon it, other than the Buyer’s Condition Precedent established in Clause 3.2(iv), until [**] months counted from the date of execution of this Agreement (“Deadline”), the other Party may, at its exclusive discretion and provided that it has satisfied the Conditions Precedent incumbent upon it, other than the Buyer’s

Condition Precedent established in Clause 3.2(iv), grant an extension of time for compliance with the relevant Condition Precedent or terminate the present Agreement, for all legal purposes, pursuant to the provisions of Clause 9.

3.6.1.                                          The Parties agree that the Deadline shall be automatically extended for [**] additional months if, upon expiration of the term established in Clause 3.6, solely the Condition Precedent provided for in Clause 3.1(i) shall be pending satisfaction.

3.6.2.                                          In the event of death of any of the Sellers prior to the Closing Date resulting in a legal restriction to the completion of the Transaction by the relevant Seller, and such restriction shall still be in force after compliance with (or waiver of, as applicable) all other Conditions Precedent, the Parties agree that the Deadline shall be extended for up to [**] months counted from the date on which the last Condition Precedent shall have been satisfied (or waived, as applicable), to the extent necessary for obtaining the relevant approvals for completion of the Transaction by the estate of the deceased Seller.

3.7.                            Obligation to Implement the Transaction. Full satisfaction (or waiver, where applicable) of the Conditions Precedent shall bind the Parties to implementing the Transaction and to proceeding with the Closing in the manner provided for in Clause 4.

3.8.                            Conduction of the Positivo Business. From the date of execution of this Agreement and until (i) the Closing Date, or (ii) the date of termination of this Agreement as provided for in Clause 9, whichever occurs first, Sellers hereby irrevocably and irreversibly undertake to conduct and to cause the Holding Companies and the Companies to conduct their activities and the Positivo Business in the Ordinary Course of Business and in accordance with the Law.

3.8.1.                                          Without limiting the foregoing, from the date of this agreement and until the Closing Date, as applicable, Sellers shall refrain from and shall cause the Holding Companies and the Companies to refrain from performing any of the acts listed below (and Sellers shall not authorize and/or agree with, or cause any Person to perform any of the acts listed below with respect to the Holding Companies and the Companies), except if any such acts are expressly provided for in this Agreement or shall have been previously authorized by Buyer in writing:

(i)                                                                 Amendment of the By-Laws and/or the Articles of Association, as applicable, related to: (a) the corporate purpose of Holding Companies and/or the

Companies so as to change their core business; (b) any change in the structure of the capital stock and creation/issuance of any new quotas, shares, options, warrants, debentures, securities and/or any rights to acquire equity interests; (c) transformation, merger, spin-off, incorporation, consolidation, incorporation of shares, as well as any other corporate transaction or restructuring or similar operation involving any Holding Company, Company and/or any portion of the Positivo Business; and/or (d) liquidation, winding-up or extinction of the Holding Companies and/or the Companies, as well as conduction of any corporate act (or a series of corporate acts) and/or any form of restructuring with the purpose or that the consequence of which includes, entails or results in one of the aforementioned events;

(ii)                                                              Reduction or increase of the capital stock not fully paid-up on demand (i.e., capitalization of profits of the Companies and of the Holding Companies is permitted);

(iii)                                                           Sale, donation, assignment, transfer, encumbering or any other form of disposition of quotas, shares, options, warrants, debentures, securities, guarantees, privileges, commitments and/or any rights to acquire equity interests or disposition of equity interests in other entities, in whole or in part, directly or indirectly;

(iv)                                                          Petition for bankruptcy, court-supervised or out-of-court reorganization;

(v)                                                             Commencement of any Dispute of whatsoever nature involving an amount exceeding R$ [**], as well as execution of agreements within the scope of any Disputes involving an amount exceeding R$ [**];

(vi)                                                          Regardless of the amount involved, commencement of any Dispute (other than extra-judicial collections against defaulting active clients) (a) of whatsoever nature, against a client of the Positivo Business that is active as of the date of institution of the Dispute, or (b) involving any Intellectual Property Right of the Positivo Business. For avoidance of doubt, Disputes related to Active Supervening Issues of inactive clients of the Positivo Business may be commenced and prosecuted by Sellers and shall not be subject to the restrictions provided for in this Clause 3.8.1;

(vii)                                                       Approval of or agreement aiming at constituting a joint venture, association, partnership or similar transaction;

(viii)                                                    Execution, amendment or termination of any agreements or arrangements of whatsoever nature involving, on one side, the Companies, the Holding Companies or otherwise the Positivo Business and, on the other side, any of the Sellers, their Affiliates and respective Related Parties, except (a) for the obligations listed in Exhibits 4.3(xv)(a)-(g), with due regard to the parameters indicated in those Exhibits, as applicable, and (b) grant of subsides to the Companies’ employees for the payment of monthly school fees, according to discount policies of the educational institutions maintained by the Centro de Estudos Superiores Positivo Ltda. and by Positivo Educacional in force as of the date of this agreement and listed in Exhibit 5.2.14(a);

(ix)                                                          Execution, amendment or termination of any agreements or arrangements of whatsoever nature, as well as assumption of obligation or liability of whatsoever nature, in an amount exceeding R$ [**], individually or in the aggregate, of any agreements, arrangements or acts related to the same Person or its economic group, in an amount exceeding R$ [**], within a period of [**] months or deemed as Material Agreements (other than renewals of Material Agreements under terms substantially equivalent to the currently prevailing ones);

(x)                                                             Dismissal and/or replacement of any Key Person, other than for cause;

(xi)                                                          Implementation of a voluntary dismissal program or dismissal of employees not expressly provide for in the current policies;

(xii)                                                       Hiring of new employees, other than in the Ordinary Course of Business or resulting from a request for dismissal made by any employee, in which case replacement shall occur under the conditions and according to availability in the labor market of an adequate professional to fulfill the office and/or position;

(xiii)                                                    Execution of collective labor agreements or labor conventions involving a relevant change on the employment terms and conditions of the employees of any Holding Company and/or any of the Companies as compared to those prevailing on the date of this agreement;

(xiv)                                                   Any new plan involving remuneration and/or benefits or modification of the already existing ones, as well as distribution of any right, commission, bonus and/or incentive outside the Ordinary Course of Business, or any payment in equity interests, other than the [**];

(xv)                                                      Implementation of any change on the accounting practices and policies, or in the bookkeeping policies, except if required by the Law;

(xvi)                                                   Acquisition of any property and/or assets involving amounts exceeding R$ [**], individually or in the aggregate, within a period of [**] months, other than the Permitted Editorial Investments, with due regard to the provisions of Clause 3.8.1.1;

(xvii)                                                Sale, donation, assignment, transfer, lease, encumbering (including by means of grant of any options) or any other disposition of any property of the Holding Companies, of the Companies and/or related to the Positivo Business (including Material Assets), other than with respect to the sale of the Companies’ products and services in the Ordinary Course of Business;

(xviii)                                             Execution and/or amendment of any agreements or arrangements of whatsoever nature with clients granting to such clients commercial discounts beyond usual and reasonable discount policies, according to past practices adopted with clients in general (and not only with that specific client);

(xix)                                                   Execution of any agreement liable to conflict with the completion of the Transaction, or that may result in violation, breach or failure (with or without notice, lapse of time or both) of any of the terms of this Agreement, or give rise to a right to terminate, cancel or accelerate any obligation or loss of any benefit by the Companies or the Holding Companies, or result in the creation of any Lien in any aspect of the Positivo Business;

(xx)                                                      Taking, by any Holding Company and/or Company, of any additional loan, financing and/or indebtedness or issuance of any debt security, or renewal, extension and/or use of any existing credit facility, financing or debt negotiated with any financial institution, third parties or Related Parties;

(xxi)                                                   Assumption of guarantee and/or endorsement entailing obligation and or liability (direct or subsidiary, or otherwise) for obligations of any other Person;

(xxii)                                                Amendment, modification or any other change in the terms of any existing agreement to accelerate the relevant payments thereunder;

(xxiii)                                             Execution of any agreement limiting the ability of any Holding Company and/or any Company, or that may limit Buyer’s ability following the Closing to compete or conduct business in any field of activity, perform any activity or compete with any Person in any geographical area or during any period of time;

(xxiv)                                            Withdrawal, cancellation or any form of extinction of credit held against any partner, employee, contracted party and/or third party, as well as cancellation and/or waiver of any right referring to a loan, advancement or contribution of capital to, or investments in, any other Person;

(xxv)                                               Early payment or settlement of a controversial amount related to any obligation;

(xxvi)                                            Making (or commitment to make) donations, charity or political contributions, delivery of gifts or transfer, on a free basis, of any assets, rights and/or other property in favor of partners, employees, contracted parties, clients and/or any third parties, other than the grant of sponsorship to clients in the Ordinary Course of Business;

(xxvii)                                         Replacement and/or material change in the information technology systems used by the Companies and/or by the Holding Companies;

(xxviii)                                      Negotiations, as well as incentives to negotiations with, or rendering of any non-public information to any Person referring to any merger, substantial sale of assets, sale of quotas and/or shares of the capital stock, equity interest or similar transaction involving any Holding Company and/or Company, the Equity Interest and/or the Positivo Business, or execution of any agreement in this connection;

(xxix)                                            Assignment and/or transfer (other than assignment if use of iconographic items to partner publishers, including Editora Aprende Brasil, provided that such assignments are in line with the Ordinary Course of Business), at any title, permission of use of license, whether or not on a free basis, of any Intellectual Property Rights; and/or

(xxx)                                               Consent to any promise or commitment to perform any of the aforementioned acts.

3.8.1.1.                                On the date of this agreement, Sellers delivered to Observer a detailed plan of the Permitted Editorial Investments (the “Permitted Editorial Investment Plan”). The restriction provided for in Clause 3.8.1(xvi) shall only be deemed satisfied if the Permitted Editorial Investments are made in accordance with the Permitted Editorial Investment Plan. The Parties agree that solely the Observer may have access to the Permitted Editorial Investment Plan, upon execution of a confidentiality agreement substantially in the form attached hereto as Exhibit 3.9.2.

3.8.2.                                          Without limiting the foregoing, from the date of this agreement and until the Closing Date: (i) none of the Sellers may sell, donate, assign, transfer or otherwise dispose of or create a Lien on any Share, or agree to perform any of the foregoing acts; (ii) none of the Holding Companies or [**] may sell, donate, assign, transfer or otherwise dispose of or create a Lien on any Soluções Didáticas Quotas and/or Piá Quotas, or agree to perform any of the foregoing acts; and (iii) none of the Companies may sell, donate, assign, transfer or otherwise dispose of or create a Lien on any portion of the Positivo Business (including, but not limited to any Intellectual Property Right, Material Agreement or other Material Asset), or agree to perform any of the foregoing acts. If, for any reason whatsoever, the Shares, the Soluções Didáticas Quotas, the Piá Quotas and/or any portion of the Positivo Business shall become the subject matter of attachment or any other type of Lien, Sellers shall immediately take the necessary reasonable steps to release (or to cause the Holding Companies or the Companies, as applicable, to release) the respective Shares, Soluções Didáticas Quotas, Piá Quotas and/or portion of the Positivo Business (in any respect) from such Lien, as applicable, including by making payments and/or court deposits, replacement of the Shares, the Soluções Didáticas Quotas, the Piá Quotas and/or the relevant portion of the Positivo Business, as applicable, with other property and rights and/or adoption of other reasonably necessary actions for such purpose.

3.8.3.                                          The Intervening-Consenting Parties hereby represent, for themselves and their representatives, to be aware of the restrictions established in Clauses 3.8 to 3.8.2, and expressly acknowledge and agree that the acts listed in those Clauses cannot be performed without Buyer’s prior and express consent.

3.8.4.                                          In the event that Sellers, any of the Holding Companies or the Companies shall deem necessary to proceed with any of the acts,

performance of which is subject to the restrictions established in Clauses 3.8 to 3.8.2, Sellers shall send a prior written notice to Buyer in this connection, describing the informed reasons for which they understand that performance of those acts is necessary. Once such notice is received, Buyer shall submit its justified response within a term of [**] Business Days, except if a shorter term is reasonably required, in an informed manner, on account of a legally established term and/or the purpose of the act to be performed, in which case Buyer shall use its best efforts to state its approval within the term indicated in the relevant notice. In the event that Buyer does not respond within said term, such absence of response shall be interpreted as Buyer’s approval for all purposes of this Agreement, authorizing Sellers, the Holding Companies and/or the Companies, as applicable, to proceed with the performance of the act in question.

3.9.                            Observer. From the date of this agreement and until the Closing Date, and to the extent permitted by the Law, Buyer shall be entitled to designate and maintain an observer (“Observer”), who may have access to information, financial and accounting books and records of the Holding Companies, the Companies and/or otherwise related to the Equity Interest and/or the Positivo Business, as reasonably requested by Observer, in a reasonable term and within the limits established by the Law, to monitor variations of debt and working capital of the Holding Companies, the Companies and the Positivo Business, as well as to monitor the conduction of the Positivo Business in accordance with assumptions, terms and conditions of this Agreement, particularly those of Clause 3.8 and its sub-items.

3.9.1.                                          For avoidance of doubt, the Observer (i) shall not have access to any competition-sensitive information while the Approval By CADE is still pending; and/or (ii) shall have no influence whatsoever in the conduction of business of the Holding Companies, of the Companies or of the Positivo Business; its actions shall be restricted to those indicated in Clause 3.9 above.

3.9.2.                                          Buyer shall designate the Observer in writing and in a proper instrument, and may replace it at any time. The designated Observer shall present an executed version of the Confidentiality Agreement, a draft of which is attached hereto as Exhibit 3.9.2 to this Agreement, provided that in the event of replacement, the new Observer shall adhere to the same conditions contained in the Confidentiality Agreement.

3.9.3.                                          The Observer’s activities shall cease on the Closing Date or upon termination of the Agreement.

3.9.4.                                          Under no circumstance shall the Observer be deemed an employee of the Holding Companies and/or of the Companies, or his designation considered to constitute any partnership, joint venture or association of any kind. There shall be no representation relationship between the Parties in what concerns the provisions of this Clause 3.9 or any other provision of this Agreement, and the Observer shall have no power of influence in the Positivo Business and/or power to represent or bind the Holding Companies and/or the Companies and/or Sellers.

3.9.5.                                          No investigation, inquiry or observation carried out pursuant to the provisions of this Clause 3.9 shall constitute motive to affect, limit, amend and/or modify any assumed obligation to indemnify and/or representation and/or warranty made by Sellers and/or by Buyer within the scope of this Agreement.

CLAUSE 4.

CLOSING; ACTS AT CLOSING

4.1.                            Notice of Closing. As soon as one of the Parties understands that the Conditions Precedent have been satisfied and/or, as applicable waived by the Party entitled to such waiver, such Party may send a notice to the other for the execution of the documents which shall complete the closing of the Transaction, as provided for herein (“Notice of Closing”). The Notice of Closing shall be followed by all documents which demonstrate the compliance with and/or waiver of the Conditions Precedent, except for the Conditions Precedent which shall be satisfied on the Closing Date. The Party which receives the Notice of Closing shall, within [**] Business Days, send an answer to the other Party, confirming or not the compliance with and/or waiver of the Conditions Precedent (except in relation to the Conditions Precedent whose satisfaction or waiver, as applicable, shall be verified on the Closing Date) (“Confirmation of Closing”).

4.1.1.                                          If the Party which receives the Notice of Closing disagrees with the compliance with the Conditions Precedent, such Party shall notify the other within the period mentioned in Clause 4.1, declaring, in a justified manner, its disagreement in relation to the compliance with the Conditions Precedent, being certain and agreed that the omission of the Party receiving the Notice of Closing after the lapse of such period shall be interpreted as agreement.

4.2.                            Closing. The implementation of the Transaction by means of the effective disposition and transfer of the Equity Interest to Buyer (“Closing”) shall occur (a) in the office of Machado, Meyer, Sendacz e Opice Advogados, located at Av. Brigadeiro Faria Lima, n. 3144, 11th floor, in the City of São Paulo, State of São Paulo, at 10:00 a.m., within [**]

Business Days from the compliance with or waiver of, as applicable, the Conditions Precedent (except in relation to the Conditions Precedent whose satisfaction or waiver, as applicable, shall be verified on the Closing Date), in conformity with Clause 3 above, or (b) in another place, date, and time which may be previously established in writing by Sellers and Buyer. The date and time in which the Closing effectively occurs shall be called “Closing Date.”

4.3.                            Acts at Closing. On the Closing Date, the Parties shall perform the following acts (“Acts at Closing”):

(i)                                      Buyer shall pay the On-Demand Portion to Sellers, as provided for in Clause 2.4(i) above;

(ii)                                   Buyer shall deliver to Sellers the valid and efficacious Suretyship Letter(s);

(iii)                                Sellers shall deliver to Buyer a power of attorney granted by each of the Holding Companies and the Companies in favor of the representatives appointed by Buyer, with powers of management and representation of the Holding Companies and Companies, as applicable, with a term of at least [**] months from the Closing Date, in accordance with the sample in Exhibit 4.3(iii)(A), and [**] shall deliver to Buyer a power of attorney granted by it with specific powers to perform the acts and registrations required to execute the transfer of the Soluções Didáticas Quotas and the Piá Quotas held by it, as well as to comply with any requirements made by Government Authorities for the due filing of the Acts at Closing, with a term of at least [**] months from the Closing Date, in accordance with the sample in Exhibit 4.3(iii)(B);

(iv)                               Sellers shall hold a shareholders’ meeting in the respective Holding Companies to resolve and approve the financial statements of the Holding Companies pending approval by the Closing Date, substantially in accordance with the draft in Exhibit 4.3(iv);

(v)                                  Sellers shall cause the Holding Companies to hold shareholders’ meetings in the Companies to resolve and approve the financial statements of the Companies pending approval by the Closing Date, substantially in accordance with the draft in Exhibit 4.3(v);

(vi)                               Sellers shall deliver to Buyer three (3) signed counterparts of the waivers, in writing, of the managers of the Holding Companies and of the Companies assigned by Sellers, in accordance with Exhibit 4.3(vi);

(vii)                            Buyer and Sellers (except [**]) shall perform the transfer of the Shares of the Holding Companies to Buyer by means of the issuance, registration, and signature of the Stock Transfer Books, and respective Stock Transfer Instruments, and of the Stock Register Books of the Holding Companies;

(viii)                         [**] and Buyers shall perform the transfer of the Soluções Didáticas Quotas and of the Piá Quotas held by [**] to Buyer by means of the execution of amendments to the Articles of Organization of Soluções Didáticas and Piá;

(ix)                               Buyer shall hold a shareholders’ meeting in the Holding Companies to: (a) accept the waiver of the managers assigned by Sellers as described in Clause 4.1(vi) above, with the release to the managers by the Holding Companies (without prejudice to the rights of indemnification provided for herein); and (b) elect the new managers of the Holding Companies to be appointed by it;

(x)                                  Buyer shall cause the Holding Companies to hold meetings of members of the Companies to: (a) accept the waiver of the managers assigned by Sellers as described in Clause 4.1(vi) above, with the release to the managers by the Companies (without prejudice to the rights of indemnification provided for herein); and (b) elect the new managers of the Companies to be appointed by it;

(xi)                               Sellers shall deliver to Buyer the certificate of closing, duly signed by all Sellers, certifying that (a) the representations and warranties made by Sellers in Clause 5.2 and its subitems hereof are valid and true, in all its material aspects, on the Closing Date; and (b) Sellers have complied with all their material obligations hereunder, whose compliance is required by the Closing Date (inclusive) (“Sellers’ Certificate”);

(xii)                            Buyer shall deliver to Sellers the certificate of closing, duly signed by Buyer, certifying that (a) the representations and warranties made by Buyer in Clause 5.1 and its subitems hereof are valid and true, in all its material aspects, on the Closing Date; and (b) Buyer has complied with all its material obligations hereunder, whose compliance is required by the Closing Date (inclusive) (“Buyer’s Certificate”);

(xiii)                         Sellers shall deliver, by electronic means, to Buyer (a) the source-code of all versions of the software and/or firmware which have been developed and/or are being developed by the Companies and/or by the Holding Companies, which are used in the Positivo Business, and/or which are being used, and a mere description of applicability of such software; and (b) all the content and material related to the Entity Relationship Diagram (ERD) used in the modelling of the data bases of the Companies and of the Holding Companies;

(xiv)                        Sellers shall deliver to Buyer the mutual rescissions of the agreements with Related Parties listed in Exhibit 4.3(xiv);

(xv)                           the Parties shall cause the following agreements to be executed by the respective parties:

(a)                                            Temporary Service Agreement, which shall govern the shared used of back office activities (including IT, legal, and accounting support) in relation to the transaction of the Positivo Business, which shall substantially govern the terms and conditions included in Exhibit 4.3(xv)(a);

(b)                                            Temporary Service Agreements, which shall govern the shared use of activities of pedagogical assistance to clients and ongoing editing of works, in relation to the transaction of the Aprende Brasil Business, which shall substantially govern the terms and conditions included in Exhibit 4.3(xv)(b);

(c)                                             Book Graphic Production Agreement, which shall govern the rendering of graphic services by Posigraf to the Companies, in accordance with the draft included in Exhibit 4.3(xv)(c), whose exhibits may be updated by mutual consent of the Parties;

(d)                                            Agreement for the Supply of Didactic, Para-Didactic, and Literary Books and Other Educational Solutions to the schools which are or may become an integral part of the Positivo group, in accordance with Exhibit 4.3(xv)(d)(A) (“Positivo Schools”), which shall govern the supply of teaching systems, with exclusivity, for the Positivo Schools, in accordance with the draft included in Exhibit 4.3(xv)(d)(B), whose exhibits may be updated by mutual consent of the Parties;

(e)                                             Selling and Supply Rights Licensing Agreement, which shall govern the use of the works owned by the Positivo Business for the performance of the Remaining Agreements and of the Positivo Group PNLD Agreements and the respective supply until 2020, which shall substantially govern the terms and conditions included in Exhibit 4.3(xv)(e);

(f)                                              Trademark and Domain Name Governing Agreement, in accordance with the draft included in Exhibit 4.3(xv)(f) (“Trademark and Domain Name Governing Agreement”);

(g)                                             Temporary Agreement for the Sharing of Co-Ownership Costs and Expenses, which shall substantially govern the terms and conditions included in Exhibit 4.3(xv)(g);

(xvi)                        Sellers shall deliver to Buyer the tokens issued in the name of the Holding Companies and of the Companies, along with all the information required for their use (access data, keys, among others);

(xvii)                     Sellers shall deliver to Buyer the duly executed Trademark Coexistence Agreement, in accordance with the draft included in Exhibit 4.3(xvii) (“Education Coexistence Agreement”);

(xviii)                  Sellers shall deliver to Buyer an instrument executed by [**], [**], [**], and [**], including (a) [**], and (b) [**], in accordance with the draft included in Exhibit 4. 3(xviii);

(xix)                        Sellers shall deliver an updated version of Exhibit 5.2.26 to include the list of the agreements with the authors of the literary, didactic, and para-didactic works which are integral parts of the Positivo Business;

(xx)                           the Parties shall provide all other documents, instruments, or declarations, as applicable, which are reasonably required for the completion of the transactions included herein, including an instrument of Closing, by which: (a) Sellers shall present to Buyer, in their name and in the name of all their Related Parties (as applicable), a statement saying to have nothing to charge, require, and/or claim from the Holding Companies and/or the Companies in relation (a.i) to the period in which they acted as their members or managers and (a.ii) to any Restricted Amount to which Sellers or any of their Related Parties is entitled or to any other amount which causes the Cash of the Companies and of the Holding Companies to be lower than the Minimum Cash; (b) the Parties shall acknowledge the compliance with (or waiver of, as applicable) of the Conditions Precedent; and (c) the Parties shall confirm the performance of the Acts at Closing and the completion of the Closing.

4.4.                            Simultaneousness of the Acts at Closing. All the Acts at Closing mentioned in Clause 4.3 above shall be considered simultaneous. No Act at Closing shall be considered effectively performed or complied with until all the other Acts at Closing provided for in Clause 4.3 above have been performed or complied with, except if as agreed otherwise by the Parties in writing.

4.4.1.                                          When the full compliance with (or waiver of, if applicable) the Conditions Precedent has been determined, if any of the Parties refuses to perform any of the Acts at Closing on the Closing Date, or does not appear for the performance of the Acts at Closing in accordance with this Agreement, the breaching Party shall be subject to the payment of a non-compensatory delinquency charge in the amount of R$ [**] to the non-breaching Party(ies), without prejudice to the payment of complementary indemnification for Losses deriving from such noncompliance, as well as to the right of the non-breaching Party(ies) to claim the enforcement of this Agreement and/or of the Acts at Closing for the completion of the Transaction, which is hereby authorized by the Parties.

4.4.2.                                          With due regard to the provisions of Clause 4.4.1 and at the discretion of the non-breaching Party, in case any Act at Closing is not performed and executed in accordance with this Agreement, all Acts of Closing which may have been performed shall be considered absolutely ineffective, not producing any effects among the Parties, in which case each of the Parties shall immediately perform all acts required to undo the Acts at Closing executed and to revert the situation to the status quo ante.

CLAUSE 5.

REPRESENTATIONS AND WARRANTIES

5.1.                            Representations and Warranties of Buyer. Buyer, in good faith, herein represents and warrants to Sellers as follows, in which case such representations and warranties are valid, correct, and true on this date and, in all its material aspects, shall be valid, correct, and true on the Closing Date (except insofar as a representation and warranty is made in relation to a specific date, in which case such representation and warranty shall be considered made in relation to such date):

5.1.1. Organization, Powers, and Authorization. Buyer is a corporation incorporated and duly existing in accordance with the Laws of the Federative Republic of Brazil and is legally qualified to own, maintain, and acquire goods and rights, as well as to perform and develop its activities as they are performed and to be involved in all transactions provided for herein. Except for the CADE Approval and subject to the compliance with the Conditions Precedent, Buyer has all authorizations required to execute this Agreement, perform its obligations, and complete the Transaction provided for hereunder. Except for the CADE Approval and for the obligation of Arco Limited to disclose the transaction to the market and subject to the compliance with the Conditions Precedent, the execution and the performance of this Agreement are not subject to any notice to any Person or Government Authority and/or any previous authorization, approval, and/or consent of any nature (i) deriving from any clause or provision of any agreement to which Buyer is a party, or (ii) by virtue of Law, proceeding, or legal order or for any other reason, which has not been granted.

5.1.2. Valid and Binding Obligation. This Agreement constitutes a legal, valid, binding, and enforceable obligation of Buyer, in accordance with its respective terms and conditions.

5.1.3. No Violation. The execution and performance of this Agreements and other Transaction documents (a) do not violate or imply the violation of, noncompliance with, or rescission of (a.1) any certificate of incorporation or corporate documents of Buyer, as well as any corporate resolution of shareholders or management members; (a.2) any agreement, commitment, obligation, understanding, covenant, or restriction of any nature, to which Buyer is a party or to which it is subject, or through which its respective assets or property are bound; and/or (a.3) applicable Law, and (b) do not violate any order, decision, or judgment issued by any Government Authority, applicable to Buyer and its Affiliates and to its respective assets or property.

5.1.4. Financial Capacity. Buyer has, in accordance with its financial condition, its own resources, or existing lines of credit, or a combination of these factors, the financial capacity required to comply with its payment obligations provided for herein, being certain that such resources have a legal origin and are not the product of any illegal or corrupt practices of Buyer.

5.1.5. Limitation of Representations and Warranties. Buyer agrees that, except for the representations and warranties expressly provided for in Clause 5.2 below, Sellers do not make any other representation or warranty, express or implicit, in relation to the Positivo Business, and/or to the condition, business, and/or assets of the Companies and/or of the Holding Companies.

5.1.6. Buyer’s Decision and Risk Assessment. Buyer acknowledges that its decision to execute this Agreement is not based upon any representations, warranties, statements, guidance, documents, projections, or other information of any nature provided by the Companies, by the Holding Companies, by Sellers and/or its Affiliates, or by its representatives, other than: (i) the Financial Statements; and (ii) the representations and warranties expressly provided for herein.

5.1.7. Pending Acts. There is no Dispute against Buyer and, to the best of Buyer’s Knowledge, no imminent Dispute against Buyer, before any Government Authority which, if adversely decided, may interfere in the capacity of Buyer to perform its obligations hereunder, in the other Transaction documents, and/or in any other way prevent the Transaction.

5.1.8. No Mediators. Except as provided for in Exhibit 5.1.8, no broker, financial consultant, investment bank, and/or mediator of any nature participated in the negotiation and in the transactions provided for herein on the part of Buyer, in which case there is no fee and/or commission which shall be paid and/or assigned by Buyer to any Third Parties on account of the implementation of the Transaction provided for herein.

5.1.9. Solvency. Buyer is not subject to any bankruptcy, intervention, insolvency, liquidation, or similar proceeding, including court-supervised or out-of-court reorganization. Buyer is solvent in accordance with the Law and capable of paying its debts on their respective maturity dates.

5.1.10. Anti-Corruption Laws. Neither Buyer nor any of its Affiliates and their respective directors, officers, employees, workers, managers, and agents, acting on its behalf or to its benefit:

(i)                                              has performed or failed to perform anything in violation, or is aware of any action performed in its favor which may result in violation, by such Persons, even if out of Brazil, of any Anti-Corruption Law, Foreign Corrupt Practices Act of 1977 of the United States of America — FCPA, and of the Bribery Act of the United Kingdom;

(ii)                                           has committed any act against the national or foreign government, or has offered, promised, authorized, or made any payment or granted in any other way an illegal advantage to any public officer with the purpose of receiving any illegal benefit of any nature to Buyer or its Affiliates;

(iii)                                        has used any corporate fund or other funds for illegal contributions, payments, gifts, or entertainment, or has incurred illegal expenses to the benefit of public officers or other Persons and which may represent a violation of any Anti-Corruption Law, the Foreign Corrupt Practices Act of 1977 of the United States of America — FCPA, and of the Bribery Act of the United Kingdom;

(iv)                                       has accepted, received, paid, or offered any illegal contribution, payment, or gift; and

(v)                                          is aware of any investigation, proceeding, conviction, or punishment involving Buyer for any act against the national or foreign government, bribery, or corruption, by any national or foreign Government Authority.

5.1.11. Limitation of Representations and Warranties. Sellers agree that, except for the representations and warranties expressly provided for in Clause 5.1, Buyer does not make any other representation or warranty, express or implicit.

5.2.                            Representations and Warranties of Sellers. Each one of Sellers, in good faith, herein represents and warrants to Buyer as follows, in which case such representations and warranties are valid, correct, and true on this date and, in all its material aspects, shall be valid, correct, and true on the Closing Date (except insofar as a representation and warranty is made in relation to a specific date), with due regard to the right to update certain Exhibits, in accordance with Clause 5.2.37:

5.2.1. Organization, Powers, and Authorization. Sellers are individuals who are resident and domiciled in the Federative Republic of Brazil. Each of the Companies is a limited liability company, duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil. Each of the Holding Companies is a corporation, duly incorporated and validly existing in accordance with the Laws of the Federative Republic of Brazil. The Companies and the Holding Companies are legally qualified to own, maintain, and acquire goods and rights, as well as to perform and develop their activities as they are performed, and to be involved in all transactions provided for herein, except as listed in Exhibit 5.2.12(b). Except for the CADE Approval, Sellers, the Holding Companies, and the Companies, have full rights, capacity, and powers, in accordance with the Law, and they have all authorizations required to execute this Agreement, perform their obligations, and complete the Transaction provided for herein. Sellers, the Holding Companies, and the Companies have full rights, capacity, and powers to, in accordance with the Law and after the compliance with (or waiver of, as applicable) the Conditions Precedent, complete the Transaction provided for herein.

5.2.2. Marital Status. Sellers have the following marital status: (i) [**], [**], [**], and [**] [**], with no need for the consent from any spouses and cohabitants for the transfer of their Shares and/or Piá Quotas and/or Soluções Didáticas Quotas, as applicable, to Buyer and other terms of the Transaction; (ii) [**], [**], [**], [**], [**], [**], [**], and [**] [**], with no need for the consent from their respective spouses for the transfer of their Shares to Buyer and other terms of the Transaction; and (iii) [**] and [**] [**], and [**] and [**] [**], in which case their respective spouses and cohabitants do not oppose to the terms of this Agreement, to the assignment, and to the transfer of the Shares to Buyer and to the other terms of the Transaction.

5.2.3. Valid and Binding Obligation. This Agreement constitutes a legal, valid, binding, and enforceable obligation of Sellers, in accordance with its respective terms and conditions. There is no Dispute of any nature involving Sellers, the Holding Companies, and the Companies which may result in the nullity or annulment of the Transaction and/or in any other way prevent the Transaction.

5.2.4. Solvency. Sellers, the Holding Companies, and the Companies (i) are solvent in accordance with the Law and are capable of paying their debts on their respective maturity dates and (ii) are not subject to, and do not have their assets involved in, any Dispute involving bankruptcy, intervention, insolvency, liquidation, or similar proceeding, including court-supervised or out-of-court reorganization and, to the best of the Sellers’ Knowledge, the Holding Companies and the Companies.

5.2.5. No Violation. With due regard to the provision of Clause 5.2.5.1, the execution and the performance of this Agreement are not contrary nor do they violate any provision of Law to which Sellers, the Holding Companies, and/or the Companies are subject, Articles of Association/By-Laws, or any agreement to which Sellers, the Holding Companies, and/or the Companies are parties and/or are subject or any third party’s right, or: (i) result or will result in the noncompliance with, default, or acceleration of any obligation under the Law and/or under any of such agreement(s); (ii) may result in the termination of such agreement(s); (iii) affect or will affect the ownership or possession of any goods or rights held by the Holding Companies, by the Companies, and/or in any other way related to the Equity Interest and/or to the Positivo Business; and/or require or will require the previous or subsequent consent, approval, or authorization from any Government Authority, except for the CADE Approval.

5.2.5.1           Except for the consents provided for in Exhibit 5.2.5.1 and for the CADE Approval, the execution and the performance of this Agreement are not subject to any notice to any Person or Government Authority and/or any previous authorization, approval, and/or consent of any nature (i) deriving from any clause or provision of any agreement to which Sellers, the Holding Company, and/or the Companies are parties, or (ii) by virtue of Law, proceeding, or legal order or for any other reason, which has not been granted.

5.2.6. Corporate documents. The documents and corporate books that the Holding Companies and the Companies must maintain in accordance with the Law: (i) are complete, updated, and signed; and (ii) were duly registered before the competent Government Authorities and published, when required by Law. The Holding Companies and the Companies have fulfilled all formalities related to the call and opening of all shareholders’ meetings, meetings of members, meeting of officers, meetings of the Board of Directors (if applicable), as required by Law and in compliance with their respective corporate documents. Exhibit 5.2.6 has a copy of the latest version of the Articles of Incorporation of each Holding Company and of the latest amendment to the Articles of Organization of each Company.

5.2.7. Shareholders’ or Members’ Agreement. There is no shareholders’ agreement, members’ agreement, or agreement of votes or any para-corporate agreements in relation to any of the Holding Companies, any of the Companies, and/or in any way related to the Equity Interest and/or to the Positivo Business.

5.2.8. Ownership of the Equity Interest, Capital Stock, and Subsidiaries. Sellers (except for [**]) are the only and legal owners of the totality of the Shares, which are free and clear from any and all Liens, and possess free exercise of all voting rights and other rights upon such Shares. The Holding Companies and [**] are the only and legal owners of the totality of the Soluções Didáticas Quotas and of the Piá Quotas, which are free and clear from any and all Liens, with free exercise of all voting rights and other rights upon the Soluções Didáticas Quotas and the Piá Quotas. There is no Dispute, pending matter, and/or discussion related to the ownership and/or to any right (i) of the Soluções Didáticas Quotas and of the Piá Quotas held by the Holding Companies and by [**] and (ii) of the Shares held by Sellers (except for [**]). Exhibit I mentions the capital stock and the ownership of the shares or quotas, as applicable, issued by the Holding Companies and by the Companies, in which case such shares or quotas are fully subscribed and paid-in in accordance with the applicable Law and are not subject to any additional payment. The Holding Companies and the Companies have no direct or indirect interest in the capital stock of any other company, in Brazil or abroad (not having any subsidiaries, controlled entities, or affiliates, in Brazil or abroad), and have no investment or interest (and/or right to acquire an interest) in another Person, in the capacity of members, shareholders, and/or quotaholders. There are no subscription rights, options, third parties’ rights, and/or convertible securities which may result in an equity interest of third parties in the Holding Companies and/or in the Companies. The Companies are the lawful owners of the Positivo Business. There are no options, third parties’ rights, and/or Liens, of any nature, on any portion of the Positivo Business. To the best of Sellers’ Knowledge, there has been no event and there is no circumstance which may hinder or risk the ownership of the Equity Interest. Sellers have not made any agreement with the purpose of performing any transaction which is similar to the Transaction involving the Shares, the Soluções Didáticas Quotas, the Piá Quotas, and/or the Positivo Business and there is no agreement in force involving the disposition, transfer, or assignment, under any title, of the Shares, of the Soluções Didáticas Quotas, of the Piá Quotas, and/or of the Positivo Business. The Holding Companies have not executed any agreement related to the Soluções Didáticas Quotas, to the Piá Quotas, and/or to the Positivo Business.

5.2.9. Corporate Transactions. Any and all corporate transactions performed since January 1, 2018, including conversion, consolidation, split-up, control transfer, increase or reduction of capital, and merger, involving the Holding Companies, the Companies, and/or any portion of the Positivo Business (i) were made in compliance with the Law in all their material aspects; (ii) have not caused a violation of instruments, agreements, covenants, or other obligations before third parties or also the acceleration of debts of the Holding Companies and/or the Companies and/or related to the Positivo Business; and (iii) have not caused the objections of creditors until the date of execution of this Agreement.

5.2.10. Positivo Business. Except for the Remaining Agreements, for the Disputes, and for the credit rights listed in Exhibit 6.12 and except as listed in Exhibit 5.2.10, all the Positivo Business, as the goodwill and including all assets (including the Material Assets), activity, liabilities, rights (including the Material Agreements), and obligations thereunder, are the exclusively owned by the Companies, so that the Companies may conduct the Positivo Business independently and in the Ordinary Course of Business, as it has always been conducted. There is not, in any other Person of the Positivo Group, any Intellectual Property Right (i) which is required for the conduction of the Positivo Business in the Ordinary Course of Business and which cumulatively (ii) has not been transferred to the Companies.

5.2.11. Good Standing. Except as listed in Exhibits 5.2.10, 5.2.13(b), and 5.2.20, the Holding Companies and the Companies have full powers and corporate authority to: (i) hold and use their respective property (including, but not limited to, any and all Material Assets) in the places where such property is currently held and/or operated; and (ii) conduct the Positivo Business and all its respective activities in the Ordinary Course of Business.

5.2.12. Condition of Holding. The Holding Companies are holding companies, so that, since their incorporation, they have not: (i) exercised any type of economic or operating activity, related or not to their corporate purpose; (ii) hired any employee; (iii) executed any agreement, covenant, commitment, or understanding, oral or written; and (iv) have not assumed any obligation before third parties, of any nature, except for the ordinary obligations inherent with their existence and maintenance.

5.2.13. Subsidiaries. The Holding Companies do not have any subsidiaries. The complete list of all subsidiaries opened or already closed of the Companies is included in Exhibit 5.2.13(A). Except as listed in Exhibit 5.2.13(B), all operating subsidiaries are duly opened and in good standing before all the competent Government Authorities, including the competent registries of commerce, the Federal Revenue Service, the State Revenue Service, Caixa Econômica Federal (Brazilian government-controlled bank), and the National Institute of Social Security, when applicable and in accordance with the Law (and these Government Authorities have been informed, in accordance with the Law, of any changes which must be informed related to these subsidiaries). All the procedures of cancellation of the subsidiaries of the Companies, when and if occurred, were conducted in a legal and complete manner, with no pending matters in relation to these cancellations of subsidiaries, including before any Government Authorities or third parties.

5.2.14. Transactions with Related Parties. Except as listed in Exhibit 5.2.14(A), the Holding Companies, the Companies, and the Positivo Business (i) do not have any instrument, agreement, transaction, or covenant, of any nature, oral or written, which has been executed with their Related Parties and which remains in force and/or in relation to which there are still pending matter(s); (ii) have not given and/or received guarantees from any of their Related Parties; and (iii) are have no strict, joint and several, or secondary liability for any obligation whose main debtor is a Related Party. The agreements, transactions, and covenants listed in Exhibit 5.2.14(A), executed with Related Parties of the Holding Companies, the Companies, and the Positivo Business were executed and implemented on an arms’ length basis. Except as listed in Exhibit 5.2.14(B), there is no relationship with Related Parties of the Holding Companies, the Companies, and/or the Positivo Business which is material to the conduction of the Positivo Business in the Ordinary Course of Business. All expenses and payments related to the transactions and agreements with Related Parties are reflected in the Financial Statements.

5.2.15. Financial Statements. Exhibit 5.2.15 includes (i) copies of the unaudited balance sheets and income statements of the Holding Companies and of Piá and audited balance sheets and income statements of Soluções Didáticas referring to the financial year ending on December 31, 2018, (ii) unaudited balance sheets and income statements of the Holding Companies and of the Companies in the current financial year until the Adjustment Base Date, as well as (iii) the statement of assets, liabilities, and EBITDA of the Positivo Business in the period from January 1, 2018 and December 31, 2018, and in the current financial year until the Adjustment Base Date (“Financial Statements”). The Financial Statements, attached hereto as Exhibit 5.2.15, (i) properly reflect, in accordance with BR GAAP, the financial and accounting situation of the Holding Companies, of the Companies, and also of the Positivo Business, in all their material aspects and for the period to which they refer; and (ii) were prepared in accordance with BR GAAP, in all their material aspects, and with the past accounting practices of the Holding Companies, of the Companies, and/or related to the Positivo Business. The books and accounting records of the Holding Companies and of the Companies are updated and in accordance with BR GAAP in all their material aspects.

5.2.15.1 On the Adjustment Base Date, (i) the consolidated Indebtedness of the Holding Companies and of the Companies was [**]; and (ii) the Working Capital was R$ [**].

5.2.16. Material Assets. Exhibit 5.2.16 has a list of the material assets, goods, and rights used or employed in the conduction of the Positivo Business, as it has always been conducted, and/or which the Holding Companies and/or the Companies have, use, or employ in the conduction of their businesses, as they have always been conducted, and/or which, in any other way, are related to the Positivo Business and/or to the Equity Interest, that is (i) the assets whose amounts are higher than R$ [**]; (ii) the assets involving Intellectual Property Rights, including, but not limited to (ii.a) the works included in the systems SPE — Sistema Positivo de Ensino, Conquista Solução Educacional, Solução Educational Tempo Integral; (ii.b) the editing rights of the works of PES — Positivo English Solution; (ii.c) the collections Just For Kids, Just For Little Kids, História e Geografia — Regionias; (ii.d) the editing rights of the collections Mais Cores, Eco

Mirim, Manacá, Piatã, Vivá, EJA — Educação de Jovens e Adultos, Ensino Religioso, Cadernos de Atividades, Dicionários, Baú Literário; (ii.e) the works and editing rights of all the works included in the PNLD and the ones sold within the agreements executed with FNDE, as well as the works and editing rights of all works sold within the Remaining Agreements and/or other school and literary works sold; (ii.f) the perpetual and gratuitous licensing of the trademarks Hábile and pertaining materials for the purposes of use of the Hábile system; (ii.g) the material platforms and/or software used in the conduction of the Positivo Business; (ii.h) the trademarks, logos, distinctive names, and domains (registered or not) used in the Positivo Business; (iii) the Material Agreements (“Material Assets”). The Companies have all the Material Assets, with free exercise of all the rights related thereto, including the rights to dispose of the Material Assets, and the Material Assets and free and clear from any Lien.

5.2.16.1                            There are no Disputes and/or other issues which question the ownership and/or the use of the Material Assets by the Companies and, to the best of Sellers’ Knowledge, there has been no event or circumstance which may result in the questioning of the ownership and/or the use of the Material Assets by the Companies.

5.2.16.2                            The Material Assets have been routinely maintained and are in a satisfactory condition as necessary to allow the conduction of the Positivo Business in the Ordinary Course of Business.

5.2.16.3                            Except for the Remaining Agreements and for what is listed in Exhibit 5.2.10, there is no asset, good, and/or right necessary, used, or employed in the conduction of the Positivo Business, in its Ordinary Course of Business: (i) which has not been transferred to the Companies; and/or (ii) which is shared with any Person which is part of the Positivo Group.

5.2.17. Absence of Undisclosed Liabilities. There is no effective or contingent liabilities and/or obligations (contingent only when subject to the provision by BR GAAP) of the Holding Companies, of the Companies, and/or related to the Positivo Business, except (i) for what was disclosed and/or reserved in the Financial Statements, on their respective base date, in accordance with BR GAAP; (ii)for the liabilities incurred by the Holding Companies or by the Companies since the Adjustment Base Date in compliance with the provision of Clauses 3.8 to 3.8.2, except for the List of Exceptions to the Conduction of the Businesses; and (iii) for what has been disclosed in this Agreement and in its Exhibits.

5.2.18. Substantial Alterations. Since their Adjustment Base Date, the Holding Companies and the Companies have been conducting the Positivo Business in the Ordinary Course of Business and, except for the provision of the List of Exceptions to the Conduction of the Businesses, in compliance with the provision of Clauses 3.8 to 3.8.2.

5.2.19. Tax Aspects. All the material tax obligations of the Holding Companies and of the Companies and/or related to the Positivo Business, primary or secondary, were duly complied with, in conformity with the Law and all their material aspects, in compliance with the applicable procedures. All the Tax returns which should have been filed by the Holding Companies, by the Companies, or related to the Positivo Business were filed within the legal term and in accordance with the form provided for by the Law, in all their material aspects, and all such Tax returns are true and correct and have reflected and still reflect, in a substantially correct form, the Tax liabilities of the Holding Companies, of the Companies, and of the Positivo Business.

5.2.19.1                                      The Holding Companies and the Companies (i) have not executed agreements with the Government Authorities for the payment of the overdue Taxes; (ii) have not received any tax-deficiency notice and are not party to any ongoing Dispute, with pending obligations and/or, to the best of Sellers’ Knowledge, imminent and involving Taxes and, in an equal manner, Sellers, the Holding Companies, and/or the Companies have not received any tax-deficiency notice which may result in Tax Disputes; and/or (iii) have not benefited from any amnesty related to Taxes in the last five (5) years. Except for the provisions of Exhibit 5.2.19.1, in relation to the Positivo Business, (i) no agreements have been executed with the Government Authorities for the payment of the overdue Taxes; (ii) no tax-deficiency notice has been received and it is not included in any ongoing Dispute, with pending obligations, and/or, to the best of Sellers’ Knowledge, imminent, involving Taxes and, in an equal manner, no tax-deficiency notice has been received which may result in Tax Disputes; (iii) no benefit has been received from any amnesty related to Taxes in the last five (5) years; and/or (iv) there is no Dispute whose subject matter may have a material impact for the Holding Companies, for the Companies, and/or for the Positivo Business.

5.2.19.2                                      The Companies and the Holding Companies have not been included in any tax installment plan.

5.2.20. Labor Aspects. The Holding Companies have never have had, do not have, and will not have, until the Closing Date, any employees and/or workers. All material payments related to compensation, including salaries and any other labor and severance payments, as well as social contributions related to employees and other collaborators of the Companies and/or involved with the Positivo Business have been made substantially in agreement with their respective registrations and with the Law. Except for the provision of Exhibit 5.2.20, to the best of Sellers’ Knowledge, the applicable Labor Laws, including those related to working hours, as well as the ones related to occupational medicine and safety, have been complied with in a material manner in the conduction of the Positivo Business and/or by the Companies. Except for the provision of Exhibit 5.2.20, all employees of the

Companies are duly registered as such in the relevant records and books, with the mention of their respective salaries, in accordance with the Law. Also in good standing, in a relevant manner, in accordance with the Law, is the situation of all agents, collaborators, service providers, freelancers, temporary workers, interns, or outsourced workers and agents who exercise, under any title, any function or who perform any activity related to the Positivo Business. All employees who have been involved in the Positivo Business and who have been discharged have received all amounts and values provided for in the Law and in the respective agreements, or, if applicable, agents, collaborators, service providers, freelancers, temporary workers, interns, or outsourced workers or agents who have had their agreements terminated, for any reason, have received, to the best of Sellers’ Knowledge, all amounts and values provided for in the Law and in the respective agreements.

5.2.20.1                                      Except as provided for in Exhibit 5.2.20.1 and for cases already definitively dismissed after becoming unappealable and execution of award, there has not been, in the last five (5) years, any labor Dispute (individual or collective) and/or social security disputes, and there is no pending Dispute, with pending obligations and/or, to the best of Sellers’ Knowledge, imminent, involving the Holding Companies, the Companies, and/or the Positivo Business and, in an equal manner, Sellers, the Holding Companies, and the Companies have not received any notices which may result in Disputes of a labor and/or social security nature.

5.2.20.2                                      Except for the provision of Exhibit 5.2.20.2, there is no deposit in court or court-determined freezing (of a labor or social security nature) related to the Positivo Business and/or to which the Holding Companies or the Companies are subject, in accordance with the Law.

5.2.20.3                                      There are no ongoing strikes, collective or individual disputes (including arbitration proceedings), picketing against the Companies.

5.2.20.4                                      The Companies and the Holding Companies do not have any stock option plans, share acquisition option plans, profit sharing plans, or similar plans.

5.2.20.5                                      The Companies and the Positivo Business have followed in a substantially correct manner the accounting and legal practices in relation to the provisioning and the payment of labor and social security obligations in relation to all their employees. There is no payment, of any amount and/or nature, owed to the employees of the Companies which have not been duly made or reserved in the Financial Statements.

5.2.21. Key Persons. All Key Persons are registered as employees of the Companies, in compliance with the Law, in which case the payment of any and all amounts owed to such

Key Persons has been made. The Key Persons have the knowledge and the capacity to conduct the Positivo Business and its activities in the Ordinary Course of Business.

5.2.22. Commercial Agents. There are no commercial agents involved and/or required for the conduction of the Positivo Business in the Ordinary Course of Business, or commercial agents engaged by the Companies and/or by any Holding Company.

5.2.23. Civil, Criminal, and Other Disputes. Except for the provision of Exhibit 5.2.23, there is no ongoing Dispute, with pending obligations and/or, to the best of Sellers’ Knowledge, imminent, of a civil, consumer, bankruptcy, corporate, criminal, or any other nature (other than labor, Tax, and/or environmental) in which the Holding Companies and/or the Companies and/or the Positivo Business are involved (and/or which, to the best of Sellers’ Knowledge, may result in Disputes) and, in an equal manner, to the best of Sellers’ Knowledge, there are no notices which may result in material Disputes involving the Holding Companies, the Companies, and/or the Positivo Business.

5.2.23.1                                      There is no notice regarding the protest of securities issued by the Holding Companies, by the Companies, and/or related to the Positivo Business, which has not been challenged or paid.

5.2.24. Environmental Aspects. The Companies and the Positivo Business have complied with and currently comply with, in all their material aspects, the Laws which govern the environmental protection and the occupational safety. The Companies, in the performance of their activities, have not practiced any act which may cause the Companies and/or the Positivo Business to suffer Losses, Liens, pay fines and/or incur in any other costs related to environmental issues. There are no terms of commitment executed with any environmental Government Authority affecting the Companies and/or any portion of the Positivo Business. No material environmental licenses are required from the Companies for the conduction of the Positivo Business in the Ordinary Course of Business.

5.2.24.1                                      There are no ongoing Disputes, with pending obligations and/or, to the best of Sellers’ Knowledge, imminent, against the Holding Companies, the Companies, and/or Editora Aprende Brasil which may have a material impact on the Holding Companies, the Companies, and/or any portion of the Positivo Business, related to the environmental Laws.

5.2.25. Insurance Policies. The insurance policies currently in force, or in the process to be renewed, related to the Positivo Business are listed in Exhibit 5.2.25. Such insurance policies are in full force and effect, except if marked as under process of renewal. The insurance policies in force are being performed and there is no default in relation to the material obligations under these policies (including the payment of all premiums due). No notices were not given or no claim has not been made in accordance with any insurance policy which could result in a limitation or cancellation of the insurance coverage represented by such policy. Until the Closing Date, the insurance policies shall be in the name of Soluções Didáticas.

5.2.26. Intellectual Property. The Intellectual Property Rights used in the Positivo Business and/or in any other way related to the Holding Companies and/or to the Companies are listed and described in Exhibit 5.2.26 and are free and clear from any Lien, as well as from each and every restriction to use, enjoy, and dispose of such Intellectual Property Rights, except as provided for in the Prior Coexistence Agreement and in the Trademark and Domain Name Governing Agreement. The Companies: (i) are the only and exclusive owners, with all rights, titles, and interests (and free from any Lien, except as provided for in the Prior Coexistence Agreement or as may be provided for in the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement), of the Intellectual Property Rights listed and described in Exhibit 5.2.26, and, except for amounts to be paid by the works in production and for the royalties, as mentioned in Exhibit 5.2.26, do not have to pay any compensation, royalties, and/or fee to any third party in relation to such Intellectual Property Rights (and/or to any material covered by such Intellectual Property Rights, in connection with the services or products in relation to which such Intellectual Property Rights are being used); as well as (ii) have the lawful, valid, and legal license or right to use the Intellectual Property Rights listed and described in Exhibit 5.2.26, which, together and with the collection of illustrations whose ownership is an integral part of the Positivo Business, represent the proper Intellectual Property Rights for the conduction of the Positivo Business in the Ordinary Course of Business. For purposes of clarification, Exhibit 5.2.26 does not include all illustrations whose ownership is an integral part of the Positivo Business. The Companies have the editing rights of the literary, didactic, and para-didactic works which are an integral part of the Positivo Business, in accordance with the past practices.

5.2.26.1                                      The Holding Companies, the Companies, and/or any other Person, in the Conduction of the Positivo Business: (i) have not violated and are not violating Intellectual Property Rights of any Person and have not performed any act or omission which violates a right or obligation under any agreement or obligation related to an Intellectual Property Right; (ii) except as provided for in Exhibit 5.2.26.1, have not received any notice: (ii.a) informing that they are violating any Intellectual Property Right of any Person; (ii.b) requesting the abstention to use or indemnification in relation to the Intellectual Property Rights of any Person; and/or (ii.c) which prevents or limits the ownership, exploitation, and/or use, as applicable, of the Intellectual Property Rights held, licensed, and/or used in the Positivo Business, as they have been held, exploited, and/or used in the Positivo Business; (iii) except for what is established in the Prior Coexistence Agreement and to be established in the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement, have not granted (or promised to grant) a license or similar rights in relation to any Intellectual Property Right to any Person, as they have not transferred, assigned, disposed, and/or encumbered, under any title and/or at any time (or promised to transfer, assign, dispose of, and/or encumber, under any title and/or at any time), such rights to any Person; and (iv) except for what is established in the Prior Coexistence Agreement and to be established in the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement, have not granted, under any title and/or at any time (or promised to grant, under any title and/or at any time), any right which may in any way limit the ownership, the exploitation, and/or the use, as applicable, of the Intellectual Property Rights by the Holding Companies and/or by the Companies in the Ordinary Course of Business.

5.2.26.2                                      The execution, delivery, and/or performance of this Agreement, as well as the completion of the Transaction, as applicable, do not violate and/or will violate, conflict with and/or will conflict with, result and/or will result in any limitation to the right of the Holding Companies and/or of the Companies, as applicable, to hold, possess, and/or use any Intellectual Property Right in the Ordinary Course of Business, except as provided for in the Prior Coexistence Agreement and to be provided for in the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement.

5.2.26.3                                      All Sellers, employees, managers, agents, and third parties have assigned, definitively and without any Lien (except as provided for in the Prior Coexistence Agreement and to be provided for in the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement), all Intellectual Property Rights developed within the Positivo Business (and/or related thereto), and therefore such Intellectual Property Rights are currently held by the Companies, in which case the respective Sellers, employees, managers, agents, and/or third parties have nothing to claim, under any title and/or at any time, in relation to such Intellectual Property Rights.

5.2.26.4                                      The agreements executed with Sellers, employees, managers, agents, and/or third parties mentioned in Exhibit 5.2.30, in accordance with Clauses 5.2.30(iv) and 5.2.30(v), and related to Intellectual Property Rights employed in the Positivo Business assign to the Companies each and every property right in relation to the respective Intellectual Property Rights, including to use, exploit, enjoy, sell, and/or dispose of such Intellectual Property Rights, at their own discretion. No Seller, employee, manager, and/or agent of the Holding Companies, of the Companies, and/or any other Person which has been involved with the Positivo Business or third party: (i) has, directly or indirectly, partially or fully, under gratuitous or onerous title, any right, including to receive compensation or income, of any nature, current or future, on the Intellectual Property Rights listed and described in Exhibit 5.2.26; and/or (ii) has the right to claim and/or require any payment and/or indemnification from the Holding Companies and/or the Companies (and/or, after the Closing, the Buyer) due to any Intellectual Property Rights held, used, and/or exploited by the Holding Companies and/or by the Companies and/or, in any other way, used in the Positivo Business.

5.2.26.5                                      This Agreement and the completion of the Transaction in the terms provided for herein shall not result in the granting, to any Person, of any right to use and/or exploit any Intellectual Property Right related to the Positivo Business, except as expressly provided for herein.

5.2.26.6                                      The software and the firmware listed in Exhibit 5.2.26.6 were developed for the Positivo Group and are held by the Companies, in which case there is not, in relation to its use, any requirement of formality and/or additional payment to Persons who have, in any way, participated in their development, including Sellers, employees, managers, and/or service providers. The software and the firmware listed in Exhibit 5.2.26.6 are owned by third parties and the only material third-parties’ software and firmware required for the conduction of the Positivo Business in the Ordinary Course of Business, being duly licensed to the Companies, and there is not, in relation to their use, any requirement of additional payment to their holders, or any pending payment related thereto.

5.2.27. Bank Accounts. Exhibit 5.2.27 includes a list of all bank accounts of the Holding Companies and of the Companies, as well as a list of all Persons authorized to sign on behalf of the Holding Companies and of the Companies in each of such bank accounts.

5.2.28. Guarantees. Except as listed in Exhibit 5.2.28, none of the Holding Companies and/or of the Companies has assumed, guaranteed, endorsed, or in any other way had or has joint and several or secondary liability for any obligation or debt of any Affiliate and/or of any third party, or has given any guarantees for the obligations of any Affiliate and/or third parties, which are in force and/or which have pending obligations. None of the Material Assets has been used to guarantee the obligation of: (i) any of Sellers; (ii) of Editora Aprende Brasil and/or of any other Affiliate of the Holding Companies and/or of the Companies; and/or (iii) of any third parties.

5.2.29. Licenses. Except as listed in Exhibit 5.2.29, the Holding Companies and the Companies have the material Licenses for the Positivo Business and for their respective activities in the Ordinary Course of Business, as listed in Exhibit 5.2.29, which are valid, are in full force, and have not been cancelled, revoked, and/or challenged, in writing, by any third party, and there is no penalty related thereto. To the best of Sellers’ Knowledge, there are no acts, facts, or events which may revoke such Licenses, or result in any penalties related thereto.

5.2.30.           Agreements. Exhibit 5.2.30 and Exhibit 5.2.30.4 list the following instruments, agreements, covenants, and commitments of the Holding Companies, of the Companies, and/or related to any portion of the Equity Interest and/or of the Positivo Business, oral or written, in force on the date of this agreement: (i) instruments, agreements, covenants, and/or commitments for the acquisition, disposition, assignment, transfer, gift, and/or encumbrance of assets or any other portion of the Equity Interest, involving an amount, per agreement, in excess of R$ [**] a year, and/or which are, in any material manner, related to a Material Asset; (ii) instruments and/or agreements of leasing, financial or loan agreements, involving an individual annual amount higher than R$ [**]; (iii) instruments, agreements, covenants, and/or commitments with suppliers of any merchandise and/or service providers, involving an individual annual amount higher than R$ [**]; (iv) instruments, agreements, covenants, and/or commitments of assignment of copyrights and other material agreements related to the production, making, and/or distribution of didactic materials and literary works, by any means, involving an individual annual amount higher than R$ [**]; (v) any other instruments, agreements, covenants, and/or commitments involving Intellectual Property Rights, involving an individual annual amount higher than R$ [**]; (vi) all Agreements with Clients, with due regard to the provision of Clause 5.2.30.4; (vii) other instruments, agreements, covenants, and/or commitments, of any nature, which exceed, individually, the amount of R$ [**] a year; (viii) instruments, agreements, covenants, and/or commitments with Related Parties; (ix) instruments, agreements, covenants, and/or commitments whose acceleration, default, and/or rescission may imply payments and/or obligations, per agreement, in an amount higher than R$ [**]; (x) instruments, agreements, covenants, and/or commitments executed with Government Authorities and/or subject to bidding and/or competition administrative proceedings; (xi) instruments, agreements, covenants, and/or commitments which establish rules which may, in any way, restrict the performance, the activities, and/or the businesses of the Holding Companies, of the Companies, and/or (after the Closing Date) of the Buyer, at any time, under any title, and/or in any place, including, but not limited to, instruments, agreements, covenants, and/or commitments which establish rules of no competition, no recruitment, exclusivity, range, and/or other restrictions to the exploitation of any activity, related or not to the Positivo Business; (xii) instruments, agreements, covenants, and/or commitments executed with logistic operators, involving an individual annual amount higher than R$ [**]; and (xiii) guarantee instruments and/or agreements, of any nature and amount (“Material Agreements”).

5.2.30.1                                      The Material Agreements (i) are valid, effective, and enforceable and are in full force; (ii) have been transferred to the Companies; (iii) were executed in the Ordinary Course of Business and comply with the Law in all its material aspects;

and (iv) do not create any Lien on the Shares, the Soluções Didáticas Quotas, the Piá Quotas, the property of the Holding Companies, the Companies, and/or in any way used in the Positivo Business.

5.2.30.2                                      Sellers, the Holding Companies, and the Companies have not received any judicial or out-of-court notice alleging any breach in relation to the Material Agreements. Except as provided for in Exhibit 5.2.30.2, Sellers, the Holding Companies, and the Companies have not violated and/or are in default in relation to their material obligations deriving from or provided for in the Material Agreements. To the best of Sellers’ Knowledge, the other parties to the Material Agreements have not violated, or are in default in relation to their material obligations deriving from or provided for in the Material Agreements.

5.2.30.3                                      Except for the consents mentioned in Exhibit 5.2.30.3, the previous consents have been granted by the other parties in relation to the disposition of the control of the Holding Companies and, indirectly, of the Companies, of the Transaction, as required by Law and/or provided for in the respective Material Agreements.

5.2.30.4                                      Exhibit 5.2.30.4 shall mention only the following information in relation to the Agreements with Clients: in an individualized manner per Conquista, SPE, and PES product, [**]. For purposes of clarification, Sellers do not give any guarantee as to the information of Exhibit 5.2.30.4 which represents a projection of future income.

5.2.30.5                                      The Agreements with Clients listed in Exhibit 5.2.30.4 have been transferred to the Companies, are valid, effective, and enforceable, and are in full force.

5.2.31. Powers of Attorney. Exhibit 5.2.31 lists all powers of attorney granted by the Holding Companies and/or by the Companies, in force.

5.2.32. Real Estate. The Holding Companies and the Companies are not the owners and/or holders of the rights of acquisition of any real estate. The Holding Companies and the Companies have the undisturbed and undisputed possession of all real estate leased, used, and/or occupied, as applicable. Exhibit 5.2.32 has a list of all real estate leased, used, and/or occupied by the Holding Companies and/or by the Companies (“Third Party Real Estate”), with the description of all leases, subleases, assignment of use of spaces, leasing, and loan for use, as applicable, in relation to such real estate. All leases, subleases, assignments of use, leasing, and loan for use related to the Third Party Real Estate are in full force and Sellers, the Holding Companies, and/or the Companies, as applicable, have not violated any of the material terms or conditions of any of the agreements related to such leases, subleases, assignments of use, leasing, or loan for use related to the Third Party Real Estate.

5.2.33. Accounting. The Holding Companies and the Companies maintain the accounting records and make their respective accounting entries in accordance with the Law and with BR GAAP. There is no material violation to the Law and/or to BR GAAP, error of fact, deviations, material pending matters, and/or frauds related to the accounting of the Holding Companies and/or of the Companies.

5.2.34. Anti-Corruption Practices. Sellers, the Holding Companies, the Companies, and Editora Aprende Brasil (in relation to the Positivo Business), their employees, workers, directors, officers, managers, and agents, when acting in the name of or to the benefit of the Holding Companies, the Companies, and Editora Aprende Brasil (in relation to the Positivo Business) (“Exposed Persons”) comply with the Anti-Corruption Law. Except as provided for in Exhibit 5.2.34, the Exposed Persons have not been involved in any Claim related to, or are the object of any punishment applied according to, the Anti-Corruption Law.

5.2.35. Illegal Payments. The Exposed Persons have not made or instructed someone to make, in their name or in the name of third parties, any payments, loans, or gifts or promises or offers of payments, loans, or gifts in any amount or anything of value, in an illegal manner, directly or indirectly: (i) to the use or benefit of any public officer; (ii) to any political party or official candidate of a political party; (iii) to any other Person, either as advance payment or reimbursement, knowing that any portion of this payment, loan, or gift would be or will be, directly or indirectly, used in an illegal manner by this or another Person, to advance, make, or reimburse payments, gifts, or loans previously made by such Person to any public officer, political party, or official candidate of such political party; and/or (iv) to any other Person whose payment would violate the Anti-Corruption Law, in any case referred to in items (i) to (iv), to obtain, in an illegal manner, any illegal benefit to any of the Exposed Persons when acting in the name of or to the benefit of the Holding Companies, of the Companies, and/or of Editora Aprende Brasil (in relation to the Positivo Business).

5.2.36. Political Contributions. The Exposed Persons have never made, to their own benefit or to the benefit of third parties and, as provided for in the Anti-Corruption Law, any contribution or political donation which is illegal or may be considered as a method to hide a potential benefit to a public agent in exchange for any illegal benefit to any of the Exposed Persons while acting in the name of or to the benefit of the Companies, the Holding Companies, and/or Editora Aprende Brasil (in relation to the Positivo Business). The Holding

Companies, the Companies, and Editora Aprende Brasil have never made, to their own benefit or to the benefit of third parties, any contribution or political donation.

5.2.36.1                                      Money Laundering. The transactions and the businesses of the Exposed Persons have always been conducted in conformity with the legislation against money laundering applicable in the jurisdictions where the Exposed Persons act (as well as the requirements of accounting and disclosure provided for in such legislation), and with the rules, regulations, and policies enacted or applied by any Government Authority, and there is no related complaint, pending or imminent, involving the Exposed Persons.

5.2.37. Limitation of Representations and Warranties. Except for the representations and warranties expressly provided for in Clause 5.2 (and its subitems), Sellers do not make any other representation or warranty, express or implicit.

5.2.38. Update of Exhibits by Sellers on the Closing Date. Without prejudice to the representations and warranties included in this Clause 5.2, Sellers may, on the Closing Date, update the information included in this Clause 5.2 (and they may even include new Exhibits), as well as update the information of its Exhibits to include facts which have occurred between this date and the Closing Date, without prejudice to the obligations of indemnification provided for in Clause 6 by virtue of Losses deriving from such updates, with due regard to Clause 6.1.3.1. The right to update provided for in this Clause 5.2.38 shall not apply to the Material Representations.

5.2.38.1                                      Exhibit 5.2.30.4 shall be updated on the Closing Date only to include any new Agreements with Clients specifically of Conquista, SPE, and PES which may be executed between this date and the Closing Date and to exclude any Agreements of Clients of Conquista, SPE, and PES if, and only if, after this date they have terminated their relationship with the Companies.

CLAUSE 6.

INDEMNIFICATION

6.1.                            Sellers’ Obligation to Indemnify. Each of Sellers agree and undertakes, irrevocably and unchangeably, with due regard to the rule provided for in Clause 6.1.1, to indemnify Buyer and its Affiliates, as well as the respective directors and managers (including, after the Closing Date, the Holding Companies and the Companies and their respective directors and managers) (“Buyer’s Indemnifiable Parties”), in relation to any Losses effectively suffered or incurred exclusively by any one of the Buyers’ Indemnifiable Parties, by virtue of (each event below is considered a “Sellers’ Obligation to Indemnify):

(a)                                  Any inaccuracy, violation, and/or misrepresentation by Sellers in this Agreement, in accordance with Clause 5.2 above;

(b)                                  Violation of and/or noncompliance with, by any of Sellers, as well as the Intervening-Consenting Parties (in the case of the Intervening-Consenting Parties, until the Closing Date) their obligations and/or commitments hereunder.

(c)                                   Any contingencies, acts, facts, and/or omissions, of any nature, related to the Companies, to the Holding Companies, and/or to any portion of the Equity Interest and/or of the Positivo Business (including the Material Assets), provided they represent a violation of Law or of an agreement and/or are the object of a Third Party Claim, and whose respective triggering events have occurred before the Closing Date (inclusive), even if the Loss becomes known or occurs after the Closing Date, regardless of (i) such contingency, act, fact, and/or omission being described in this agreement, having been disclosed to Buyer and/or having been disclosed throughout the legal and accounting audit conducted by Buyer; (ii) representing or not a violation of any representations and warranties provided for herein; and/or (iii) being or not reflected in the Financial Statements in relation to its respective base date;

(d)                                  Any (i) contingencies, acts, facts, and/or omissions, of any nature, provided they represent a violation of Law or of an agreement and/or (ii) Third Party Claims, provided that, in any case between (i) and (ii), any Buyer’s Indemnifiable Party is considered a successor, guarantor, or jointly and severally or secondarily liable, under any title and at any time, of Sellers or of any other Person of the Positivo Group, except if such succession, guarantee, joint and several liability, or secondary liability, derives from the Positivo Business;

(e)                                   Fines due in case of noncompliance by Positivo Educational and its Affiliates with their obligations under the Teaching Systems Supply Agreement; and/or

(f)                                    Fines due in case of noncompliance by Positivo Educational and Affiliates of Sellers with their obligations under the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement.

6.1.1. Sellers which are part of any Seller Group have joint and several liability within the respective Seller Group, without any benefit of order, for the compliance with the obligations assigned to each one of them hereunder, including in relation to its obligation to indemnify established herein, to the proportion of the indirect Equity Interest in the capital stock of the Companies held by such Seller Group as a whole, as mentioned in Exhibit 2.2, without prejudice to other limits to the obligations to indemnify provided for herein. The Parties acknowledge and agree (i) that there is no joint and several liability among the different Seller Groups, (ii) there is no joint and several liability among Sellers out of their Seller Groups, and (iii) [**] is individually liable without any joint and several liability in relation to the other Sellers.

6.1.2. Sellers and Buyer, except for the provisions herein, shall not be liable for any other Losses. Except as provided for herein, the Buyer’s Indemnifiable Parties and the Sellers’ Indemnifiable Parties, as applicable, shall not be entitled to any other indemnification, reimbursement, compensation, and/or adjustment provided for in the Brazilian legislation due to the Transaction and/or this Agreement.

6.1.3. If an indemnifiable Loss in accordance with Clause 6.1 and with the other provisions herein is effectively paid or suffered or required from a Buyer’s Indemnifiable Party, Sellers shall indemnify [**], in accordance with Clause 6.13. Without prejudice to the provision of this Clause and with due regard to the provision of Clause 6.1.7, Buyer agrees that the maximum amount of the Sellers’ Obligation to Indemnify hereunder may not exceed (i) the total amount of R$ [**] as a general rule to the Sellers’ Obligation to Indemnify; and (ii) the total amount of R$ [**], in relation to the Sellers’ Obligation to Indemnify (a) for any inaccuracy, violation, and/or misrepresentation of a Material Representation made by Sellers; (b) provided for in Clauses 6.1(b), 6.1(e), and 6.1(f); and (c) any inaccuracy, violation, and/or misrepresentation made by Sellers in Clause 5.2.15.1; in which case the amounts provided for in items (i) and (ii) shall be [**]. The Losses which are indemnifiable in accordance with item (ii) of this Clause 6.1.3 shall not be counted for the purposes of, or in any way shall not use, the limit of indemnification provided for in item (i) of this Clause 6.1.3. Notwithstanding, and without prejudice to the provision of Clauses 6.14 and 6.1.7, the sum of the indemnifiable Losses subject to the limits of this Clause 6.1.3 shall not exceed the total amount of R$ [**].

6.1.3.1           The Parties agree that the financial limits provided for in Clause 6.1.3 shall not apply to the Sellers’ Obligation to Indemnify for Losses which, in an aggregate manner, exceed R$ [**], in relation to contingencies, acts, facts, and/or omissions, of any nature, which represent a violation of a Law or of an agreement and/or which are the object of a Third Party Claim, reported in accordance with Clause 5.2.38, in which case the indemnifiable amounts in excess of such R$ [**] in accordance with the provision of this Clause 6.1.3.1 shall not be counted for the purposes of, or in any way shall use, the limits of indemnification provided for in Clause 6.1.3. Por purposes of clarification, Losses which, in the aggregate amount, do not exceed the limit of R$ [**] of this Clause 6.1.3.1, in relation to contingencies, acts, facts, and/or omissions, of any nature, whose triggering events are related to the period between this date and the Closing Date (inclusive), shall be counted for the purposes of the limits of indemnification provided for in Clause 6.1.3.

6.1.4. With due regard to the provision herein, the liability of Sellers for the indemnification of the Buyer’s Indemnifiable Parties shall become enforceable (i) at any time, in case of Losses which (i.a) are related to the Sellers’ Obligation to Indemnify as a result of the noncompliance by Sellers with the obligation provided for in Clause 7.6, with due regard to the provision of Clause 7.8, or (i.b) exceed, in aggregate, the amount of R$ [**], and (ii) after the second (2nd) Anniversary (inclusive), in relation to each and every amount of Loss assessed within the period prior to such Anniversary, in which case, after the second (2nd) Anniversary (inclusive), the Indemnifying Parties shall be liable for the indemnification of [**], with due regard to the provision of Clause 6.14.

6.1.5. With due regard to the provision of Clause 6.1.7, in relation to the following Sellers’ Obligations to Indemnify, the Parties agree that: (a) the Sellers’ Obligation to Indemnify for inaccuracy, violation, and/or misrepresentation of the representations and warranties made by Sellers in accordance with Clause 5.2, with due regard to the exceptions below, shall remain in force for a term of [**] months after the Closing Date; (b) the Sellers’ Obligation to Indemnify for inaccuracy, violation, and/or misrepresentation of the representations and warranties included in Clause 5.2.10 shall remain in force for a term of [**] years after the Closing Date; (c) the Sellers’ Obligation to Indemnify for inaccuracy, violation, and/or misrepresentation of the Material Representations (but excluding the representations and warranties of Clauses 5.2.9 and 5.2.10, which shall be subject to the terms provided for in items (a) and (b) above), shall [**]; (d) the Sellers’ Obligation to Indemnify, in accordance with Clause 6.1(c), in relation to tax and social security contingencies, shall remain in force for a term of [**] years from the Closing Date; (e) the Sellers’ Obligation to Indemnify, in accordance with Clause 6.1(c), in relation to labor contingencies, shall remain in force for a term of [**] years from the Closing Date; (f) the Sellers’ Obligation to Indemnify, in accordance with Clause 6.1(c), in relation to contingencies involving Intellectual Property Rights, and/or for inaccuracy, violation, and/or misrepresentation of the representations and warranties included in Clauses 5.2.34, 5.2.35, 5.2.36, and 5.2.36.1 shall remain in force for a term of [**] years from the Closing Date; and (g) the Sellers’ Obligation to Indemnify, in accordance with Clause 6.1(c), in relation to contingencies of any nature (except tax, social security, and labor, and related to Intellectual Property Rights), shall remain in force for a term of [**] years from the Closing Date.

6.1.5.1.                                           Notwithstanding the provision above, the Parties agree that if a written notice sent by on Indemnifiable Party, informing of a Third Party Claim or Direct Claim, in accordance with this Agreement, is delivered by the Indemnifiable Party to the Indemnifying Party before the end of the terms provided for in this Clause 6.1.5, then the corresponding and only the corresponding obligation to indemnify shall remain in force until the final conclusion of such issue, regardless of such issue beginning in the administrative sphere and its conclusion occurring in the judicial sphere.

6.1.6. The Buyer’s indemnification rights provided for in this Clause 6.1 shall not be affected by any investigation conducted by Buyer (including the legal, financial, accounting, tax, labor, environmental, and operating audit of the Holding Companies and of the Companies conducted by Buyer) or by any knowledge or information obtained (or which may have been obtained) at any time by Buyer or its Affiliates, before or after the Closing Date, as applicable.

6.1.7. The Parties agree that none of the limits to the Sellers’ Obligations to Indemnify shall apply in the following events: (i) the Sellers’ Obligations to Indemnify provided for in Clause 6.1(d); (ii) any acts or omissions involving malice, intent, or fraud; and/or (iii) violation of any Anti-Corruption Law (in this case, except for the limit of term referred to in item (f) of Clause 6.1.5). For purposes of clarification, any Losses related to the items listed above shall not be subject or shall be counted for the purposes of the limits of indemnification provided for in Clause 6.1.3.

6.1.8. The Parties agree that any amounts of any nature (including Losses) claimed by any third parties and/or Government Authorities from Sellers and/or from any Person of the Positivo Group related to the Positivo Business, whose respective triggering events occurred before the Closing Date, may not be charged, redirected, shared, or in any way claimed from Buyer, from the Holding Companies, or from the Companies nor shall they be counted for the purposes of the limits of indemnification provided for in Clause 6.1.3.

6.2.                            Buyer’s Obligation to Indemnify. Buyer agrees and undertakes, irrevocably and unchangeably, to indemnify Sellers and their Affiliates, as well as the respective directors and managers (“Sellers’ Indemnifiable Parties”), in relation to any Losses effectively suffered or incurred exclusively by any of the Sellers’ Indemnifiable Parties, by virtue of (each even below being considered a “Buyer’s Obligation to Indemnify”):

(a)                                  Any inaccuracy, misrepresentation, and/or violation of representation made by Buyer in this Agreement, in accordance with Clause 5.1 above;

(b)                                  Violation of and/or noncompliance with, by Buyer, its obligations and/or commitments provided for herein;

(c)                                   Any contingencies, acts, facts, and/or omissions, of any nature, related to the Companies, to the Holding Companies, and/or to any portion of the Positivo Business, provided they represent a violation of the Law or of an agreement and/or are the object of Third Party Claim, whose respective triggering events have occurred after the Closing Date;

(d)                                  Any (i) contingencies, acts, facts, and/or omissions, of any nature, provided they represent a violation of Law or of an agreement and/or (ii) Third Party Claims, provided that, in any case between (i) and (ii), any Sellers’ Indemnifiable Party is considered a successor, guarantor, or jointly and severally or secondarily liable, under any title and at any time, of Buyer and/or its respective Affiliates (excluding the Holding Companies and the Companies);

(e)                                   Fines due in case of noncompliance by Soluções Didáticas and its Affiliates with their obligations under the Teaching Systems Supply Agreement; and/or

(f)                                    Fines due in case of noncompliance by Soluções Didáticas and its Affiliates, after the Closing Date, with their obligations under the Education Coexistence Agreement and in the Trademark and Domain Name Governing Agreement.

6.2.2. If one indemnifiable Loss in accordance with Clause 6.2 and with the other provisions herein is paid, suffered, or claimed from one Indemnified Party by Sellers, Buyer shall indemnify the totality of the Loss at issue to the respective Sellers’ Indemnified Party.

6.3.                            Reductions. None of the Buyer’s Indemnifiable Parties and/or Sellers’ Indemnifiable Parties may be indemnified in duplicity, based on the same triggering event, even if the respective Loss is classified into more than one of the events of indemnification provided for in Clauses 6.1 and 6.2. The indemnification amount for any Loss shall be reduced by the following: (i) any insurance indemnity paid to the Buyer’s Indemnifiable Parties or to the Sellers’ Indemnifiable Parties, as applicable, in relation to the respective Loss; (ii) indemnifications, contributions, or other similar payments made to the Buyer’s Indemnifiable Parties or to the Sellers’ Indemnifiable Parties, as applicable, by third parties by virtue of such Loss; (iii) any tax benefit effectively used, strictly according to such utilization, which results from the respective Loss; and (iv) amounts of deposits in court made by the Companies and/or by the Holding Companies, before the Closing Date, or by Sellers at any moment, according to the amount of such deposit.

6.4.                            Indemnification Procedures in Case of Third Party Claim. For the purposes of this Clause 6, each and every Dispute filed by a third party, including Government Authorities, against a Buyer’s Indemnifiable Party or a Sellers’ Indemnifiable Party and which may constitute a Loss, shall be hereinafter called a “Third Party Claim.”

6.4.1. If there is a Third Party Claim in which Buyer or Sellers are held liable (“Indemnifying Party”), in full or in part, by virtue of this Agreement, the respective Sellers’ Indemnifiable Party or Buyer’s Indemnifiable Party, as applicable (an “Indemnified Party”), which is aware, in any way, of the Third Party Claim and/or receives any official letter, notice, or summons in this regard, shall notify, in writing, the Indemnifying Party in relation to such Third Party Claim, to the persons in the form provided for in Clause 10.1 herein (“Third Party Claim Notice”).

6.4.2. The Third Party Claim Notice shall be sent within [**] Business Days or before the date on which [**] of the period available for appearance in pretrial hearing or mediation hearing or to file the answer/defense to such Third Party Claim has elapsed, whichever occurs first. The omission or delay of the Indemnified Party in notifying the Indemnifying Party within the period established herein shall not release the Indemnifying Party from paying for the respective Loss, except when such omission or delay may cause a material damage to the right of defense of the Indemnifying Party as a result of such omission or delay. The Parties agree that when the notice or summons of the Third Party Claim is received by the Persons of the Positivo Group, Sellers shall be considered automatically notified of the Third Party Claim at issue, as it they had received a Third Party Claim from Buyer in accordance with this Clause.

6.4.3. The Third Party Claim shall include the mention of the parties involved, the description of the object of the Third Party Claim, a copy of the related documents, and the estimate of the Indemnified Party as to the total amount of the Loss involved in the Third Party Claim in accordance with this Clause, including fines, interest, and other charges required for the compensation of the Indemnified Party.

6.4.4. The Indemnifying Party shall have the right to take on the defense of the Third Party Claim or file any applicable remedy against such Third Party Claim, through attorneys of its choice or through any other Person it appoints, provided it informs, in writing, the Indemnified Party, in accordance with Clause 10.1, of such intention within [**] Business Days or before the date on which [**] of the period available to appear in pretrial or mediation hearing or filing of defense or applicable measure against the Third Party Claim has elapsed. Except as otherwise provided for herein, the taking on of the defense by the Indemnifying Party shall not be interpreted as admission of liability. The lack of a written notice by the Indemnifying Party, in accordance with and within the terms established in this Clause, shall be considered a waiver of the right to take on the defense of the Third Party Claim, in which case the Indemnified Party may choose to conduct the defense of such Third Party Claim. The Indemnifiable Losses in accordance with this Agreement in relation to the Third Party Claim which the Indemnified Party conducts in accordance with this Clause shall remain the exclusive liability of the Indemnifying Party.

6.4.5. If the defense of the Third Party Claim is taken on by the Indemnifying Party:

(a)                                  The Indemnifying Party may offer a settlement in relation to such Third Party Claim, with no need for the previous and written consent of the Indemnified Party, provided that, and only if, such settlement (i) does not cause liability or creates any financial obligation or another obligation to the Indemnified Party which is not fully suffered and paid by the Indemnifying Party at the moment of the execution of the settlement, without any remaining pending matter on a date after the settlement; and, also, (ii) does not imply the confession of fault or acknowledgement of wrongful act or breach of contract by the Indemnified Party;

(b)                                  The Indemnified Party undertakes to timely provide all information and documents reasonably request by the Indemnifying Party; and

(c)                                   The right of the Indemnified Party to follow the Third Party Claim and the respective defense shall be ensured, and the Indemnified Party may appoint attorneys to follow to work to be conducted by the Indemnifying Party, in which case the Indemnified Party shall have exclusive liability for the costs of such monitoring.

6.4.6. If the defense of the Third Party Claim is conducted by the Indemnified Party, the Indemnified Party may not execute settlements or pay any amount related to such Third Party Claim without the previous and written consent of the Indemnifying Party.

6.4.6.1           If the Indemnified Party has the intention of executing settlements or paying any amount related to a Third Party Claim, the Indemnified Party shall send a notice to the Indemnifying Party in this regard. The Indemnifying Party shall then state its agreement (or not) with the execution of the settlement and/or with the payment, in writing, within [**] of the period established for the settlement and/or making of the payment or also within [**] Business Days from the date of the receipt of the notice sent by the Indemnified Party, whichever occurs first, in which case the omission of the Indemnifying Party in such period shall be interpreted as approval of such settlement and/or payment by the Indemnifying Party. If such settlement or payment occurs without the previous approval of the Indemnifying Party, the Indemnifying Party shall be released from its obligation to indemnify the Losses deriving from such Third Party Claim to the Indemnified Party.

6.4.7. Each and every cost and expense associated with the defense of any Third Party Claim involving an indemnifiable Loss for which it is liable in accordance with this Agreement shall be the liability of the Indemnifying Party (and considered indemnifiable Losses in accordance with this Clause). If such Loss refers to periods, events, or omissions both prior and subsequent to the Closing Date, the costs and expenses deriving therefrom shall be shared between the Parties in accordance with Clause 6.4.8.

6.4.8. If any Third Party Claim has begun in relation to a period both prior and subsequent to the Closing Date, the conduction of the defense of such Third Party Claim shall be the attribution of the Party liable for the longest period related to such Third Party Claim, have as a reference the Closing Date. In these cases, the costs and expenses required for the conduction of such defense shall be jointly suffered by the Indemnifying Party and by the Indemnified Party, in the proportion of the period of liability of each one of them in relation to such Third Party Claim. The Party which is not conducting the defense of the Third Party Claim shall have the right to follow the respective proceedings, and it may also appoint its own attorneys to follow the work which shall be conducted by the attorneys appointed by the Party in charge of the conduction of the defense. Notwithstanding, the attorneys for the Party who are conducting the defense shall send a copy of all procedural documents or administrative defenses, including, but not limited to, case reports for purposes of auditing, complaints, motions, orders, and judgments to the Party which is not conducting the defense, as reasonably requested by this Party. The execution of any agreement or settlement in the Third Party Claims referred to in this Clause shall depend on the express and written consent of the other Party.

6.4.9. Without prejudice to the obligations to indemnify provided for in this Clause 6, and with due regard to the terms and conditions provided for herein, any Third Party Claims based on:

(A)       (i) facts with public repercussion which represent the possibility of damage or disturbance of the reputation of Buyer, of the Holding Companies, of the Companies, and/or of any of their Affiliates; or (ii) initiated by active clients of the Positivo Business, may, at the exclusive discretion of Buyer, be conducted exclusively by Buyer or by one of its Affiliates; or

(B)       (i) facts related to issues and/or possible Tax contingencies related to the Positivo Business, to the Holding Companies, and/or to the Companies; or (ii) facts related to issues and/or possible contingencies involving Intellectual Property Rights of the Positivo Business, of the Holding Companies, and/or of the Companies, may, at the exclusive discretion of Buyer, be conducted exclusively by Buyer or by one of its Affiliates, being certain that, in this case, the Parties shall choose, by mutual consent, the office which shall conduct the Third Party Claim at issue, and such office must be renowned and specialized in Tax Law or Intellectual Property Law, as applicable.

6.4.9.1           The Losses related to Third Party Claim whose defense Buyer chooses to conduct in accordance with Clause 6.4.9 shall remain as the exclusive liability of the Indemnifying Party, with due regard to the provision of Clause 6.4.9.2.

6.4.9.2           Sellers may, at their own discretion, retain attorneys or specialists to follow the conduction of any Third Party Claim conducted by Buyer, in which case, in any event, Sellers shall be the only ones liable for the payment of any expenses and fees deriving from such additional engagement and Buyer undertakes to discuss in good-faith along with Sellers the defense strategies to be adopted in the respective Third Party Claims, and, in case of divergence, the opinion of the office engaged by Buyer for the conduction of the defense of the Third Party Claim at issue shall prevail.

6.4.10. Except for the provision of Clause 6.4.9, in all the other cases, if the Indemnifying Party answers to the Third Party Claim stating its intention to file the respective defense, the Indemnified Party shall, as possible and as required for the defense at issue, grant powers of attorney to the attorneys suggested for the defense of such Third Party Claim, as well as make their best efforts to provide information and documents and to aid in the preparation of the defense, which shall continue, in any case, being the exclusive liability of the Indemnifying Party.

6.4.11. In any case, if it is necessary to present, in the course of a Third Party Claim or in case of levy of execution of any asset within any pending case before a Government Authority, guaranties or deposits in court, as well as any other property attached to any pending case before any Government Authority, all such guarantees, assets, and deposits in court shall be given by the Indemnifying Party within [**] Business Days or shorter period, if such is required by the Third Party Claim at issue, counted from the receipt of a notice from the Indemnified Party in this regard, being certain that all related or deriving costs shall be suffered exclusively by the Indemnifying Party. If the Indemnifying Party does not comply with the provision of this Clause, the Indemnified Party is hereby authorized to present, at its own discretion, a guarantee to the case, and the Indemnifying Party shall reimburse the Indemnified Party for the costs related to the presentation of guarantee at issue. For purposes of clarification, the Loss which is indemnified by the Indemnifying Party due to the Third Party Claim with guarantee presented by the Indemnifying Party shall be net of the amount of the Loss which has been effectively reduced due to the use of the guarantee presented by the Indemnifying Party in the Third Party Claim at issue.

6.4.11.1    If such guarantees or deposits in court refer to periods, events, or omissions both prior and subsequent to the Closing Date, the guarantees and deposits in court shall be shares between the Parties in accordance with Clause 6.4.8.

6.4.12. If, at any time, the Indemnified Party cannot be granted any debt-clearance certificate from any Person or Government Authority due to a Third Party Claim, the Indemnifying Party shall take all measures, as well as make any payments or present any guarantees, deposits, or property so as to be granted the debt clearance certificates at issue (or, at least, debt certificates with the same effects of the debt clearance certificates at issue) so that the Indemnified Party may duly proceed with its activities and operations. If the situation is not cured by the Indemnifying Party within [**] Business Days, the Indemnified Party may, freely and at its own discretion, proceed with the acts and make the payments required for the required certificate, in which case all amounts reasonably spent by the Indemnified Party for that shall be fully reimburses by the Indemnifying Party to the Indemnified Party.

6.4.13. Buyer may adhere, through the consent of Sellers, to tax installment plans, ordinary and/or special, within the context of any Third Party Claims involving issues and/or possible Tax contingencies related to the Holding Companies and/or to the Companies, in which case Sellers remain having to indemnify Buyer for any Losses related to such Third Party Claims. If Buyer decides to adhere to tax installment plans and Sellers give their consent, in accordance with this Clause, Sellers shall make the respective payments to Buyer within [**] Business Days, from each notice sent by Buyer in this regard, in accordance with the provision of Clauses 6.7 and 6.8.

6.5.                            Direct Claim Indemnification Procedure. In case of Losses suffered or incurred by an Indemnified Party and which are the liability of the Indemnifying Party, in accordance with this Clause, for any reason which does not constitute a Third Party Claim (“Direct Claim”), the Indemnified Party shall send a notice, in writing, to the Indemnifying Party regarding such Loss effectively suffered or incurred, with the mention of the amount to be indemnified, description of the facts, acts, or omissions which cause such Loss, and copy of the related documents and materials (“Direct Claim Notice”).

6.5.1. The Indemnifying Party, within [**] Business Days from the receipt of the Direct Claim Notice, shall deliver a written notice to the Indemnified Party, informing whether it agrees or not to be liable for the indemnification claimed and/or with the amount of the indemnifiable Loss presented in the Direct Claim Notice.

6.5.2. If the Indemnifying Party expressly agrees (i) to be liable for the payment of the Loss at issue and (ii) with the amount presented in the Direct Claim Notice, the Direct Claim Notice shall be considered as a notice of Loss for the purposes of this Agreement, and the Indemnifying Party shall pay the Indemnified Party the indemnification claimed as provided for in Clauses 6.7 and 6.8 below, with due regard to the provision of Clauses 6.1.4 and 6.114 and subitems.

6.5.3. If the Indemnifying Party declares not to be liable for the indemnification claimed or if it does not agree with part or with the totality of the amount of the Loss presented in the Direct Claim notice, the Indemnified Party: (i) shall pay the undisputed amount as provided for in Clause 6.8 below, with due regard to the provision of Clauses 6.1.4 and 6.14 and subitems; and (ii) in relation to the disputed amount, it may submit the issue to the arbitration proceeding established in Clause 10.10 below.

6.5.4. If the Parties do not reach a friendly agreement regarding the liability for the payment of the Loss, the conflict shall be settled through the arbitration mechanisms provided for in Clause 10.10.

6.6.                            Omission or Delay in the Answer to the Direct Claim Notice. If the Indemnifying Party does not send an answer to the Direct Claim Notice in conformity with the terms established above, such omission or delay shall be considered as a disagreement of the Indemnifying Party with the Direct Claim and its amount informed in the Direct Claim Notice.

6.7.                            Incurred Loss. Each and every Loss owed to the Sellers’ Indemnifiable Parties or to the Buyer’s Indemnifiable Parties shall be adjusted [**], when it will start being adjusted in accordance with Clause 6.14.2.

6.8.                            Indemnification Payment. Any amount payable in accordance with this Clause 6 in relation to any Loss effectively suffered or incurred and which is indemnifiable in accordance with this Agreement shall be paid by the Indemnifying Party to the Indemnified Party, in national currency and by means of immediately available funds, with due regard to the provision of Clauses 6.1.4, 6.1.3, 6.14 and subitems.

6.8.1. The Parties shall not be obliged to make any payments (or compensations) to the Buyer’s Indemnifiable Parties or to the Sellers’ Indemnifiable Parties, as applicable, in accordance with this Clause 6, (i) while an unappealable court decision or final arbitration award issued against the Buyer’s Indemnifiable Parties or the Sellers’ Indemnifiable Parties, as applicable, has not occurred in relation to a Third Party Claim; (ii) a final arbitration award is issued against the Buyer’s Indemnifiable Parties or the Sellers’ Indemnifiable Parties, as applicable, in relation to a Direct Claim; or (iii) Buyer or Sellers agree, in writing, that such indemnification is undisputed and owed by one Party to the other, as applicable.

6.8.2. The Losses related to the conduction of the Third Party Claims (regardless of the granting or not of the Third Party Claim originating such Losses) shall be considered indemnifiable when required from or incurred by the Indemnified Party.

6.9.                            Withholding. Any amount (i) related to a Sellers’ Obligation to Indemnify for Losses effectively incurred by one Buyer’s Indemnifiable Party, with due regard to Clauses 6.8.1 and 6.8.2, may be, with due regard to the other terms and conditions provided for herein, deducted from the Price in Installments, and (ii) related to Direct Claim or to a Third Party Claim, which may be considered a Sellers’ Obligation to Indemnify, even if it has not become a Loss in accordance with this Agreement, may be withheld from the Price in Installments.

6.9.1. In the case of Clause 6.9(ii), Buyer shall open an Escrow Account at least [**] days before the first withholding of the Price in Installments by virtue of the existence of Withheld Funds, after the 2nd Anniversary (inclusive). The Withheld Funds (as defined below) shall be deposited, on the date of payment of the respective installment of the Price in Installments, in the Escrow Account.

6.9.2. If Buyer does not comply with the obligation of opening and deposit in the Escrow Account, as provided for in Clause 6.9.1 and in this Clause within [**] days from the Anniversary on which the payment of the respective installment is due, Sellers are hereby authorized to foreclose the Suretyship Letter in full or in part, as applicable, except if the delay is caused by Sellers. The operation of the Escrow Account shall be governed by means of a deposit agreement which shall reflect at least the terms and conditions mentioned herein and in Exhibit 6.9.2.

6.9.3. The release of the amounts from the Escrow Account shall be performed in accordance with the terms and conditions of this Agreement and of Exhibit 6.9.2.

6.9.4. All costs and expenses related to the creation and maintenance of the Escrow Account shall be paid by Buyer.

6.9.5. Without prejudice to the specific rules of withholding provided for in Clause 6.9.5.1, if there is any pending Direct Claim or Third Party Claim (“Pending Claims”), duly notified in accordance with Clauses 6.4 and 6.5, by the Business Day prior to each Determination Date and which may result in an indemnifiable Loss to the Buyer’s Indemnifiable Parties in accordance with this Agreement, the potential amounts of such Pending Claims may be withheld from the Price in Installments, with due regard to the provision of Clause 6.9 and in accordance with the following rules (“Withheld Funds”): (a) [**] of the amounts related to the Pending Claims of any nature whose prognoses are considered “likely losses” shall be withheld, (b) [**] of the amounts related to the Pending Claims involving any of the Equity Interests whose prognoses are considered “possible losses” shall be withheld, (c) [**] of the amounts related to the Pending Claims involving Tax issues with amounts higher than R$ [**] whose prognoses are considered “possible losses” shall be withheld, being certain that the withholding of [**] shall be only in relation to the amounts in excess of R$ [**]; (d) [**] of the amounts related to the Pending Claims of other natures whose prognoses are considered “possible losses” shall be withheld (including the portion of Pending Tax Claims lower than R$ [**], and (e) no amount related to the Pending Claims whose prognoses are considered “remote losses” shall be withheld.

6.9.5.1           The Parties have stablished the following specific rules of withholding for Third Party Claims which may result in an Indemnifiable Loss to the Buyer’s Indemnifiable Parties and which have been guaranteed: (i) when Sellers have presented a guarantee accepted by the competent Government Authority to secure the Third Party Claim at issue which is in an amount sufficient to [**] Losses under discussion in the Third Party Claim and which is not being disputed, Buyer may not perform the withholdings provided for in Clause 6.9.5; and (ii) when Buyer has presented a guarantee accepted by the competent Government Authority to secure the Third Party Claim at issue, Buyer may withhold [**] of the amount of the respective guarantee, regardless of its prognosis. For purposes of clarification, Sellers shall have priority to present the guarantee to the competent Government Authority within the period established in Clause 6.4.11.

6.9.6. At least [**] days before each Anniversary (each one a “Determination Date”), the Companies shall request that the First-Class Law Office prepares a report, mentioning (i) the Pending Claims which may result in indemnifiable Losses to the Buyer’s Indemnifiable Parties; and (ii) the likelihood and the amounts of the Losses in the Pending Claims (“Pending Claim Report”).

6.9.7. The Parties agree that the First-Class Law Office shall, by each Determination Date, present the Pending Claim Report to the Companies, so that they may submit such Pending Claim Report to Buyer and to Sellers. Buyer and Sellers shall meet with the First-Class Law Office at least [**] Business Days before each Anniversary, always jointly, exclusively to clarify doubts and request adjustments in the Pending Claim Report, if applicable. The First-Class Law Office, if it deems necessary, at its exclusive discretion, shall make any adjustments to the Pending Claim Report and it shall issue the final version of the Pending Claim Report to the Parties at least [**] Business Days before each Anniversary or it shall confirm that the Pending Claim Report previously issued shall be considered final, without adjustments, for the exclusive purposes of determination of the Withheld Funds. The Pending Claim Report shall bind the Parties as to the aggregate amount of the Pending Claims. Buyer shall observe the final version of the Pending Claim Report for the payment of the respective portion of the Price in Installments, withholding only the amounts which have been mentioned in the final version of the Pending Claim Report, as provided for in Clauses 6.9.1 and 6.9.1.1.

6.9.7.1           If the prognoses of Pending Claims in accordance with Clauses 6.9.1 and 6.9.1.1 are changed by the First-Class Law Office on the following Determination Date, the withholding or release of amounts from the installments of the Price in Installments shall follow the rules of Clause 6.9, considering the new prognosis of the First-Class Law Office.

6.9.8. The Parties acknowledge and agree that any cost related to the preparation of the Pending Claim Report by the First-Class Law Office shall be [**] paid by Buyer, on one side, and by Sellers, on the other. Other costs incurred by Sellers and/or by Buyer with assistants, experts, and counsel shall [**] by the other Party.

6.9.9. The amount of the Withheld Fund corresponding to the Pending Claim whose final result (i) does not become an indemnifiable Loss or (ii) becomes an indemnifiable Loss in an amount below the amount withheld for each one of the Pending Claims shall be [**].

6.9.10. The Withheld Funds corresponding to the Pending Claims whose Final Result becomes an indemnifiable Loss shall be considered for the calculation of the Graphic Account Balance.

6.10.                     Obligation of Mitigation of the Risk of Loss. Buyer and Sellers shall cooperate with each other and with each one of the Holding Companies and of the Companies in the defense of each Third Claim, trying to minimize the Losses.

6.10.1. Buyer may not make any spontaneous confession, accusation, notice of fact, and/or any type of communication to third parties or to Government Authorities about any contingency related to the Positivo Business, related to Third Party Claims, and/or to any acts, facts, omissions deriving from a triggering event occurred before the Closing Date, without the previous consent of Sellers, under penalty of becoming liable for indemnifying Sellers for any Loss which Sellers incur; in which case Buyer and its Affiliates may disclose a fact and/or make any form of communication to third parties or to Government Authorities when such disclosure or communication to third parties or to Government Authorities when such disclosure or communication is required from Buyer and/or its Affiliates by virtue of Law and/or the other regulations and rules to which Arco Limited is subject by virtue of being a company listed in NASDAQ, in which case Buyer shall make the disclosure or communication in accordance with the Law and/or of the applicable regulations and rules, in which case Buyer shall be released from indemnifying Sellers and Sellers shall remain obliged to indemnify for Losses incurred as a result of the facts included in the disclosure and/or communication. Buyer shall also inform Sellers of such disclosure/communication and its respective content within [**] Business Days from the date of disclosure, without reduction of the Sellers’ Obligation to Indemnify provided for in this Agreement.

6.11.                     Delay. In case of delay in the payment of any amounts due in accordance with this Agreement, specifically with this Clause 6, the amounts in delay shall be added by a non-compensatory fine of [**] and delinquency charges of [**], without prejudice to [**], all until the date of the effective and full payment of the due amounts.

6.12.                     Undisclosed Assets. The Parties acknowledge and agree that Sellers shall be entitled to the economic benefit deriving from the Civil and Tax credits listed in Exhibit 6.12, whose triggering event has occurred before the Adjustment Base Date, discounting any Taxes levied and/or the costs which may have been incurred in the recovery of such credits; (i) if and when there is a final administrative or judicial decision, in both cases unappealable, or final arbitration award acknowledging the right to such Civil or Tax credits and, cumulatively, the amounts have been effectively paid to the Holding Companies and/or to the Companies or the Tax credits have been used by the Holding Companies and by the Companies; or (ii) in the case of amounts owed by clients which are not object of legal Dispute, if and when the amounts have been effectively paid to the Holding Companies and/or to the Companies (“Amounts of Undisclosed Assets”). The Holding Companies, the Companies, and Buyer shall maintain Sellers informed of the existence of any Amounts of Undisclosed Assets which are due and shall record the Amounts of Undisclosed Assets in the Indemnification Graphic Account in favor of Sellers, in accordance  with Clause 6.14, in which case the Amounts of Undisclosed Assets shall be withheld, compensated, and/or released in accordance with the procedure provided for in Clause 6.14.

6.12.1. Buyer acknowledges and agrees that Editora Aprende Brasil shall directly conduct, in the name of Editora Aprende Brasil, and without any participation of the Companies and receive all an any economic benefits deriving from the undisclosed assets listed in Exhibit 6.12.1, which would be owned by the Companies, and which the Companies expressly waive. Editora Aprende Brasil shall pay all costs related to the recovery of such credits.

6.13.                     Net Indemnification. Each and every amount due by virtue of the obligation to indemnify Losses suffered by each of the Parties, as established herein, shall have a neutral Tax effect to the Indemnified Party, which shall be indemnified in the net amount of its Loss, without being damaged or benefiting from such payment. In this regard, the amount of the indemnifiable Loss shall be added by any Taxes levied on the payment, restitution, or reimbursement of the Loss at issue, either withheld by the Indemnifying Party or owed by the Party receiving the respective payment, restitution, or reimbursement. In the same way, if the Loss incurred by the Indemnifiable Party allows a Tax benefit (e.g. if it is deductible from the tax base of the income tax, social contribution, or in any other way), the corresponding Tax benefit shall be deducted from the amount of the indemnifiable Loss.

6.14.                     Graphic Account. For purposes of control and monitoring of payment of indemnifiable Losses and Amounts of Undisclosed Assets, in accordance with Clauses 6.8 and subitems and 6.12 and subitems, as well as of the Pending Claims, the Companies shall maintain a monthly non-accounting registration of graphic account (“Indemnification Graphic Account”), in accordance with the rules and procedures described below.

6.14.1. The Indemnification Graphic Account shall record, with due regard to the provision of Clause 6.13:

(i)                    as debit (a) the amount of all indemnifiable Losses of the Buyer’s Indemnifiable Parties effectively incurred, and (b) the Pending Claims which may represent indemnifiable Losses of the Buyer’s Indemnifiable Parties, provided they have been duly notified to the Sellers’ Indemnifying Party in accordance with this Agreement; and

(ii)                 as credit (a) the amount of all indemnifiable Losses of the Sellers’ Indemnifiable Parties effectively incurred, and (b) the Pending Claims which may represent indemnifiable Losses of the Sellers’ Indemnifiable Parties, provided they have been duly notified to the Buyer’s Indemnifying Party in accordance with this Agreement, (c) the Amounts of Undisclosed Assets, (d) the Withheld Fund to be released in accordance with Clause 6.9.9.

6.14.2. All amounts recorded in the Indemnification Graphic Account shall be [**], except (a) for the amounts of the Pending Claims referred to in Clauses 6.14.1(i)(b) and 6.14.1(ii)(b), which shall be adjusted in accordance with the Pending Claim Report, and (b) for the amounts referred to in Clause 6.14.1(ii)(d), which shall be adjusted in accordance with the terms of the deposit agreement of the Escrow Account.

6.14.3. Any record entered in the Indemnification Graphic Account shall be informed in writing by the Companies to Buyer and to Sellers, jointly with the calculation of the entry, within [**] Business Days from the respective entry.

6.14.4. At least [**] days before each one of the Anniversaries, the amounts corresponding to the debits and credits entered in the Indemnification Graphic Account related only to the Losses effectively incurred and the Amounts of Undisclosed Assets of the [**] months immediately prior to the respective Anniversary shall be determined, and so on, for the purposes of determination of its balance (“Graphic Account Balance”). The Companies shall also present the complete calculation for the respective

Graphic Account Balance, as well as (a) any information and document requested by Sellers and by Buyer for the determination of such Graphic Account Balance and (b) complete version of Graphic Account, also including the Pending Claims entered.

6.14.5. If the Graphic Account Balance for a specific Anniversary is positive, Buyer shall (i) pay Sellers the respective amount in accordance with items (a) and (c) of Clause 6.14.1(ii), and/or (ii) release from the Escrow Account to Sellers the respective amount in accordance with item (d) of Clause 6.14.1(ii), in both cases within [**] Business Days from the date of the Anniversary, in which case (y) in case of item (i), the amount shall be adjusted in accordance with Clause 6.14.2, and (z) in case of item (ii), the amount shall be adjusted in accordance with the deposit agreement of the Escrow Account since the date of the withholding until the date of the effective payment to Sellers. Any amount released to Sellers shall be in the proportion of the equity interests held by them in the Companies on the Closing Date, as detailed in Exhibit 2.2, by means of deposit in the checking account held by Sellers.

6.14.6. If the Graphic Account Balance for a specific Anniversary is negative, the Graphic Account Balance (i) shall be compensated with the amounts of the respective installments of the Price in Installments, (ii) if the respective installment of the Price in Installments is not sufficient, paid by means of the Withheld Funds, and/or (iii) if such Withheld Funds are not sufficient, paid directly by Sellers within [**] Business Days from the date of the Anniversary, with due regard to the limits of indemnification provided for herein, in which case the Loss shall be adjusted in accordance with Clause 6.7.

6.14.7. For the purposes of the provision of Clause 6.14, Buyer and Sellers shall inform the Companies of the indemnifiable Losses incurred directly by the Buyer’s Indemnifiable Parties and by the Sellers’ Indemnifiable Parties, as applicable, as well as of the Pending Claims directly involving the Buyer’s Indemnifiable Parties and the Sellers’ Indemnifiable Parties, as applicable, so that the Companies may include such information in the graphic account to be made available to the Parties annually, with due regard to the provision of Clause 6.14.4.

CLAUSE 7.

OTHER OBLIGATIONS

7.1.                            Disclosure of the Transaction. The Parties hereby undertake to discuss and prepare, by mutual consent, the content of the disclosure as to the execution and/or closing of the

Transaction to the market by Arco Limited. Except as otherwise provide for herein, without the previous and written consent of the other Party, none of the Parties shall make any disclosure to the press, disclose a material fact, communication to the market, or any other type of public communication related to this Agreement or to the Transaction hereunder. This Clause shall not limit the capacity of the Parties to provide any information to a Government Authority and/or to make any announcement or public communication required from any Party by Law and/or regulations to which Arco Limited is subject, and the Parties therefore undertake to make their best reasonable efforts to coordinate, between themselves, the content of the disclosures before making the respective announcement or public communication.

7.2.                            Registrations and Updates. Sellers undertake, as a consequence of the Closing of the Transaction, to collaborate with Buyer (and, after the Closing Date, with the Holding Companies and with the Companies) in the adoption of all acts and procedures required to complete the Transaction, including: (i) the filing of the Acts at Closing (which need to be filed) at the competent registries of commerce; (ii) the publication of the Acts at Closing (which need to be published); as well as (iii) the update of the respective registrations and Licenses of the Holding Companies and of the Companies before the competent Government Authorities, in which case Sellers undertake to present and execute all documents and acts required for that, as well as to appear before any Government Authority, as reasonably requested by Buyer, by the Holding Companies, and/or by the Companies, after the Closing Date. If the competent registries of commerce and/or other competent Government Authorities make requirements for the registration of the Acts at Closing and/or for the update of the respective registrations and Licenses of the Holding Companies and of the Companies, Sellers shall, whenever reasonably requested by Buyer, by the Holding Companies, and/or by the Companies, perform any and all acts reasonably required for the timely compliance with such requirements, so as to make available the respective registrations within the applicable legal terms.

7.3.                            Confidentiality. The Parties and the Intervening-Consenting Parties, as well as their members, directors, officers, attorneys, managers, assistants, workers, consultants, and Affiliates which become aware of this Agreement and/or of the Transaction, shall maintain the secrecy of the existence, negotiation, and content of this Agreement and its Exhibits, except if, as a result of the Law, they have to provide information to competent authorities, including, but not limited to, NASDAQ and/or the public in general.

7.3.1. The Parties and the Intervening-Consenting Parties agree that any and all documents, data, and/or information provided by the other Party and/or by the Intervening-Consenting Parties shall be treated as “Confidential Information,” including, but not limited to, any documents, data, studies and/or information, oral or written, discoveries, ideas, secrets, and/or information of businesses, financial, operating, economic, technical, or legal information, exchange of mail, and any communication between the Parties, declaring that they shall not use, assign, transmit the Confidential Information through any means of communication or publication.

7.3.2. The Confidential Information related to the Positivo Business, to the Holding Companies, and to the Companies shall be owned by the Company after the Closing, without prejudice to the provision of Clause 6.10.1. In relation to Sellers and to the Intervening-Consenting Parties (other than the Holding Companies and the Companies), except when this Agreement is terminated and/or rescinded, without the occurrence of the Closing, Confidential Information shall also be, in which case Sellers and the Intervening-Consenting Parties (other than the Holding Companies and the Companies) shall comply with the confidentiality obligations provided for herein, all and any information and documents which Sellers and the Intervening-Consenting Parties (other than the Holding Companies and the Companies) are aware of and/or have access to in relation to the Holding Companies, to the Companies, and/or to any portion of the Positivo Business (including, but not limited to, the Material Agreements, the Intellectual Property Rights, and the other Material Assets).

7.3.3. The confidentiality obligation stipulated in Clause 7.3 above shall not apply: (i) to the information known by the public at the time of the execution of this Agreement; (ii) when there is the obligation to disclose pursuant to Law, regulations, or court decisions, including, but not limited to, by means of a material fact and/or communication to the market, in which case the Confidential Information shall be provided exclusively to those persons which, by virtue of such legal, regulatory obligation or court decision, shall receive it and insofar as it is necessary; or (iii) to the Confidential Information which, although confidential at the time of execution of this Agreement, becomes known by the public, without fault or intent of any of the Parties, of the Intervening-Consenting Parties, and/or of any third party with the obligation of maintaining such Confidential Information.

7.3.4. If Buyer, one Seller, one Intervening-Consenting Party, and/or Arco Limited is forced, within any Dispute and/or requested, by a Government Authority to make any disclosure which is prohibited or in any way restricted by this Clause 7.3, Buyer (by itself or through Arco Limited, as applicable), Seller(s), or the Intervening-Consenting Party(ies) at issue, as applicable, shall promptly inform the other Parties, and/or the Intervening-Consenting Party(ies) owning such Confidential Information, of the existence of such requirement, so that they may seek a proper protection measure or another appropriate remedy or obtain a waiver in conformity with the provisions of this Clause 7.3. In the absence of order or another remedy, Buyer, Seller(s), the Intervening-Consenting Party(ies), and/or Arco Limited, as applicable, may disclose the part (and only that part) of the Confidential Information which they are legally obliged to disclose, or which has been requested by the competent Government Authority, provided that, however, they make all commercially reasonable efforts to, as possible, receive a reliable guarantee that the Person receiving the information shall give a confidential treatment to the Confidential Information disclosed.

7.3.5. The confidentiality obligations herein assumed shall be valid and enforceable against the Parties for a period of [**] years from this date.

7.3.6. If this Agreement is terminated and/or rescinded, without the occurrence of the Closing, for any reason, each one of the Parties and of the Intervening-Consenting Parties shall (i) destroy all Confidential Information prepared by the other Parties and/or by the Intervening-Consenting Parties, as applicable, without retaining copies of any material; (ii) immediately deliver to the other Parties and/or to the Intervening-Consenting Parties, as applicable, all the Confidential Information owned by the other Parties and/or by the Intervening-Consenting Parties, as applicable, jointly with all copies under their control, custody, or possession (or, alternatively, provided that there is the previous and written consent from the other Parties and/or Intervening-Consenting Parties owning such Confidential Information, destroy all Confidential Information), and (iii) certify such destruction of documents, in writing, to the other Parties and/or to the Intervening-Consenting Parties, as applicable, in which case a list may be retained with a general description of the information returned or destroyed, so as to enable the solution of disputes after the restitution of the Confidential Information.

7.3.7. The violation of the confidentiality obligations stipulated above which results in a material damage to the nonbreaching Parties shall cause the obligation of payment, by the breaching Party, and/or by the breaching Intervening-Consenting Parties, as applicable, of a non-compensatory fine corresponding to R$ [**], without prejudice to the right of the nonbreaching Party and/or Intervening-Consenting Party to request the specific performance of the obligation and indemnification for the Losses in excess of the amount of the fine at issue.

7.4.                            Remaining Agreements and Positivo Group PNLD Agreements. Sellers have the obligation to (i) cause Editora Aprende Brasil to provide the services and perform the supply established in the Remaining Agreements in a diligent manner, with the same quality and efficiency which have been employed by Editora Aprende Brasil in the performance of such Remaining Agreements, being certain that they shall not be renewed at the time of their termination, except if Editora Aprende Brasil has to proceed with such renewal with the contracting Government Authority, in accordance with the applicable Law; and (ii) transfer to the Companies all amounts received within the Positivo Group PNLD Agreements, deducting the costs and Taxes levied on the transaction, within [**] Business Days, from the date of the receipt of such amounts, except as may be agreed otherwise by the Parties.

7.5.                            Books and Information. At any time after the Closing Date and up to the [**] Anniversary, Sellers and Editora Aprende Brasil shall provide, and make their Affiliates to provide, to Buyer full and unrestricted access (i) to the documents, books, and records of Editora Aprende Brasil and its Affiliates related to any portion of the Positivo Business (including the Material Assets), and (ii) to the information regarding the businesses, assets, results, know-how, internal routines and procedures, contacts, transactions, and team of Editora Aprende Brasil and its Affiliates related to any portion of the Positivo Business (including the Material Assets), as it may be reasonably requested by Buyer and within a reasonable term, for not more than [**] Business Days or the term established by the Law or by the Government Authority, whichever is shorter.

7.6.                            No-Competition of Sellers. Sellers hereby acknowledge, agree, undertake, and assume, irrevocably and unchangeably, during a period of [**] years from the Closing Date, if the Closing is completed, that they shall not, directly or indirectly (including through Affiliates or third parties instructed by them or by their Affiliates),[**].

7.6.1. The Parties hereby acknowledge and declare that the consideration for the obligation of no competition herein assumed by Sellers is part of the Acquisition Price, having the Acquisition Price been defined taking into account such obligation of no competition.

7.6.2. Sellers represent that certain activities of the segment of education technology of Positivo Tecnologia coincide with certain aspects of the Positivo Business, in which case such activities of Positivo Tecnologia do not include the production and sales of contents which, due to their completeness, sequence, and structuring, may cause a school (except for Public Schools) to no longer acquire literature books, teaching systems, or full collection of conventional curricular didactic books. In this regard, if the activities mentioned above are conducted by Positivo Tecnologia, they shall represent competition with the Positivo Business, which is forbidden to Sellers in accordance herewith (with due regard to Clause 7.8). This way, with due regard to the representation above, Buyer agrees that the conduction of the activities of Positivo Tecnologia, even though they coincide with the ones of the Positivo Business, shall not be understood as violation of the no-competition obligation provided for in Clause 7.6, in which case the use by Positivo Tecnologia of the trademark “Positivo,” in its nominative, figurative, or mixed form, to offer and sell its services and products of education technology (except hardware), after November 6, 2019, shall be considered a violation of the obligation of no competition of Sellers provided for in Clause 7.6, subject to the provision of Clause 7.8. Additionally, Buyer acknowledges and agrees that the acquisition, by Sellers or their Affiliates, of equity interest in schools which use the services and products of the Positivo Business shall not be understood as a violation of the obligations of not recruiting clients from the Positivo Business as provided for in Clause 7.6 provided that such schools continue using the products and services of the Positivo Business (as used at the moment of acquisition) until the end of the term provided for in Clause 7.6.

7.7.                            No Competition of Buyer. Buyer hereby acknowledges, agrees, undertakes, and assumes, irrevocably and unchangeably, during a period of [**] years from the Closing Date, if the Closing is completed, that it shall not, directly or indirectly (including through Affiliates or third parties instructed by it or by its Affiliates),[**].

7.7.1. The negotiation and completion by Buyer or any of its Affiliates, in the capacity of buyer, of any transaction involving the acquisition of equity interest, by means of purchase and sale, investment, exchange, or another form of acquisition or combination of transactions, including by means of corporate conversion, in other companies, of a division or unit of businesses, assets, or goodwill held by one Person whose respective business includes, among others, activities of the Aprende Brasil Business (“Public Education System Activities”) shall not be understood as violation of the obligation of no competition provided for in Clause 7.7, provided that such Public Education System Activities represent up to [**] of the global gross revenue of such company, division, or unit of businesses, assets, or goodwill acquired, being certain that, after this company, division or unit of businesses, assets, or goodwill is acquired, it may conduct its businesses without any restriction, provided that the Public Education System Activities do not become the priority investment focus of Buyer, while the obligation provided in Clause 7.7 is in force.

7.7.2. Buyer undertakes, for a period of [**] years from the Closing Date, if the Closing is completed, not to use and cause its Affiliates not to use the trademark “Positivo,” in its nominative, figurative, or mixed form, in any of the activities listed in Clause 7.7.

7.7.3. The obligation of no competition provided for in Clause 7.7 shall not apply if the activities conducted by Editora Aprende Brasil are definitively stopped by Editora Aprende Brasil, Sellers, and/or any Person of the Positivo Group.

7.8.                            Noncompliance with the No-Competition Obligation. The violation of the obligation of no competition as provided for above, in each one of Clauses 7.6 and 7.7 shall imply the obligation of payment, by the breaching Party, of a non-compensatory fine corresponding to R$ [**] per violation, without prejudice to the right of the other Party to request the specific performance of the obligation and the indemnification for Losses, in accordance with Clause 6. The fine provided for in this Clause may only be applied if, when the breaching Party is notified of the violation of no competition, the practice is not stopped in full within the unextendible term of [**] from the notice sent by the nonbreaching Party, without prejudice to the obligation to indemnify for the Losses, in accordance with Clause 6.

7.9.                            No Recruitment by Sellers. Sellers hereby acknowledge, agree, undertake, and assume, irrevocably and unchangeably, during the period between this date and the term of [**] years from the Closing Date, that they shall not, directly or indirectly (including through their Affiliates), as members, shareholders, directors, officers, managers, employees, consultants, service providers, or in any other way, except if otherwise previously approved in writing by Buyer, employ or hire any employee or professional from the Companies, or recruit, encourage, persuade any employee or professional from the Companies, including the Key Persons, (a) to rescind their employment agreement or contractual or commercial relationship with the Companies; and/or (b) not to extend or renew any employment agreement or commercial or contractual relationship with the Companies.

7.9.1. The Parties hereby acknowledge and declare that the consideration for the obligation of no recruitment herein assumed by Sellers is part of the Acquisition Price, having the Acquisition Price been defined taking into account such obligation of no recruitment.

7.10.                     No Recruitment by Buyer. Buyer herein acknowledges, agrees, undertakes, and assumes, irrevocably and unchangeably, during the period between this date and the term of [**] years from the Closing Date, that it shall not, directly or indirectly (including through its Affiliates), as member, shareholder, of in any other way, except if otherwise previously approved in writing by Sellers, employ or hire any employee or professional from Editora Aprende Brasil and its Affiliates, or recruit, encourage, persuade any employee or professional from Editora Aprende Brasil or its Affiliates, (a) to rescind their employment agreement or contractual or commercial relationship with Sellers or with Editora Aprende Brasil and/or their Affiliates; and/or (b) not to extend or renew any employment agreement or commercial or contractual relationship with Sellers or with Editora Aprende Brasil and/or their Affiliates.

7.10.1. The violation of the no-recruitment obligation stipulated above in Clauses 7.9 and 7.10 shall imply the obligation of payment, by the breaching Sellers or Buyer, as applicable, of a non-compensatory fine corresponding to [**], for each violation, without prejudice to the right of the other Party to request the specific performance of the obligation and indemnification for the Losses in excess of the amount of the fine at issue.

7.10.2. The Parties shall cause the Companies, on one side, and Editora Aprende Brasil, on the other, make all efforts to inform each other of any intention of discharging any of their employees, so that the other may approach such employee with the purpose of hiring him or her, in which case such hiring shall not be considered prohibited in accordance with Clauses 7.9 and 7.10.

7.11.                     Collection from Clients. Without prejudice to the right of Sellers to receive any amounts owed by clients of the Positivo Business until the Adjustment Base Date (in accordance with Exhibit 6.12) and paid to the Holding Companies and/or to the Companies, which are passed by Buyer in accordance with Clause 6.12, the Parties agree that it is expressly prohibited to Sellers and any of their Affiliates to collect amounts owed by active clients of the Positivo Business, either if such amounts are owed to the Companies or to any other Person of the Positivo Group (including Editora Aprende Brasil). For purposes of clarification, the collection of overdue and unpaid amounts of clients of the Positivo Business who are inactive on the Closing Date may be made directly by Sellers.

7.12.                     Adjustment of Financial Statements. Sellers undertake to make available and/or deliver to the Expert Entity appointed by Buyer the documents and information which are reasonably requested by the Expert Entity, in any case provided they have already been produced by Editora Aprende Brasil, by Sellers, and/or by the Companies, or which may be produced by Editora Aprende Brasil, by Sellers, and/or by the Companies, according to available information, so as to enable the preparation by the Expert Entity of the financial statements to be audited of the last 3 financial years prior to the Closing and of the quarters of the current financial year until the Closing Date and of the same quarters of the previous financial year of the Holding Companies, of the Companies, and of the Positivo Business (even if within Editora Aprende Brasil) in conformity with IFRS, with amounts in Brazilian currency (Reais) (“Adjusted FSs”) and (“Adjusted FS Information”). The Parties agree that (i) Buyer shall not have access to the Adjusted FS Information until the Closing Date, but only the Expert Entity, which shall execute a confidentiality agreement substantially in the terms of the draft included in Exhibit 3.9.2, and (ii) the Expert Entity shall conduct the proceedings for the preparation of the Adjusted FSs independently and Buyer shall pay for the respective costs which may be incurred, including the fees of the Expert Entity to be engaged to prepare the Adjusted FSs and other fees of the Expert Entity related to the preparation and issuance of opinion related to the Adjusted FSs.

7.13.                     Final Versions of the Suretyship Letters. Buyer undertakes to deliver to Sellers within [**] Business Days from the delivery of the Notice of Closing, the final versions of the Suretyship Letters, which shall be delivered on the Closing Date, for Sellers to be able to confirm that such versions are in compliance with the requirements provided for herein.

7.14.                     [**]

7.15.                     [**]

7.16.                     Replacement of Guarantees. Buyer undertakes to replace, and cause the Companies to replace, the guarantees granted by Posigraf and Positivo Educacional listed in Exhibit 7.16 and Sellers undertake to replace, and cause the Persons of the Positivo Group to replace, the guarantees granted by the Companies listed in Exhibit 5.2.28. The replacements of guarantees provided for in this Clause shall be performed within [**] days from the Closing Date. While the guarantee is not replaced, the Party responsible for the replacement shall present a counter-guarantee in a similar amount and liquidity to the Person which provided the unreplaced guarantee.

7.17.                     [**]

[**]

7.18.                     List of Exceptions to the Conduction of the Businesses. For informative purposes, Sellers undertake to deliver to Buyer within [**] days from the execution of this Agreement, a list of acts performed in the conduction of the Positivo Business, between the Adjustment Base Date and this date, which are out of the parameters established in Clauses 3.8 to 3.8.2 (“List of Exceptions to the Conduction of the Businesses”), without prejudice to the Final Price Adjustment for any Restricted Amounts incurred since the Adjustment Base Date until this date.

7.19.                     Prior Coexistence Agreement. Sellers undertake to make their best commercially reasonable efforts to execute, by the Closing Date, an amendment to the Prior Coexistence Agreement, to reflect fines corresponding to those provided for in the Education Coexistence Agreement.

CLAUSE 8

CADE APPROVAL

8.1.                            CADE Approval. In accordance with the Law, this Agreement is executed under the condition precedent that the previous approval from CADE, final and unappealable, shall be granted, for the completion of the Transaction, and such approval shall have become efficacious in accordance with the Law. The Parties shall make their best commercially reasonable efforts to submit to the Transaction the CADE analysis as soon as possible, in accordance with Law n. 12,529, of November 30th, 2011 (“Antitrust Law”), for the purposes of granting of the CADE Approval.

8.1.1. The Parties shall make available all documents and information required for the granting of the CADE approval (including, but not limited to, all documents and information related to themselves or to any of their Affiliates) and answer as soon and as reasonably as possible all requests and questioning made by CADE, and they shall negotiate, in good faith, with CADE with the purpose of being granted the CADE Approval for the completion of the Transaction, as soon as possible. Buyer shall lead and coordinate (i) any actions, waivers, consents, requests for approval and authorizations from CADE, (ii) the execution of any agreement with CADE in relation to the granting of the CADE Approval, and (iii) any communications related to the granting of the CADE Approval, in which case the performance of any of the acts described in items (i) to (iii) above shall depend on the previous consent from Sellers. Buyer shall also (a) immediately notify Sellers of any communication made by CADE in relation to the Transaction, including the request for clarifications and documents, and (b) provide Sellers with the copies of all the material corresponding to the CADE Approval, including the documents submitted to CADE for purposes of granting of the CADE Approval and all written communications maintained with CADE, in relation to this Agreement, to the Transaction, or to the documents previously sent to CADE.

8.1.2. Sellers undertake to make all commercially reasonable efforts to aid Buyer in the granting of the CADE Approval.

8.1.3. If CADE imposes any type of condition or restriction to the Transaction, in an unappealable final decision, the Parties shall immediately meet, within [**] days or within the term determined by CADE, to discuss in good-faith and to adopt the required measures to comply with such conditions or restrictions, in which case, however, any restriction imposed by CADE as a condition for the authorization of the Transaction, including those reflected in the structure of the Transaction or which require financial disbursements, direct or indirect, shall, as such measures are the exclusive attributions of Buyer, be complied with by Buyer.

8.1.3.1           Notwithstanding the provision of Clause 8.1.3 above, if the implementation of any restrictions imposed by CADE as a condition for the authorization of the Transaction, for any reason, may generate a reduction corresponding to or above [**] of the aggregate number of students of Buyer in conjunction with the Companies on this date, the Parties shall not be obliged to perform the Closing and they may, therefore, rescind this Agreement, being certain that, in this case, no indemnification shall be owed under any title by Buyer and/or by Sellers due to the rescission of this Agreement.

8.1.4. Buyer shall demonstrate the granting of the CADE Approval by sending a notice to the other Party, which shall include the documentation demonstrating such compliance, within [**] Business Days from the date of publication of the CADE Approval.

8.1.5. All reasonable fees and expenses related to the submission of the Transaction to CADE shall be paid [**], except for the attorneys’ fees and/or other expenses incurred exclusively by any of the Parties, which [**]. The Party which makes any payment related to the proceedings provided for in this Clause 8 which shall be shared in accordance with this Clause 8.1.5, shall be reimbursed by the other Party within [**] Business Days after such payment is made.

8.1.6. Until the CADE Approval, the Parties undertake to preserve and maintain the current market conditions, as provided for in the Antitrust Law and Art. 147, § 2, of the Internal Rules of CADE.

8.1.7. If CADE does not approve the Transaction for reasons beyond the control of the Parties, the Transaction shall not be completed, and no indemnification shall be due, under any title, in which case this Agreement shall be rescinded.

CLAUSE 9

TERMINATION

9.1.                            Events of Termination. This Agreement may only be rescinded before the Closing, and only in case of occurrence of any of the following events:

(i)                                      by written agreement between the Parties;

(ii)                                   by any of the Parties, in case any of the Common Conditions Precedent provided for in Clause 3.1 becomes impossible to be satisfied before the Deadline, or in the event of no approval by CADE in accordance with Clause 8.1.7 or of approval of CADE in accordance with Clause 8.1.3.1;

(iii)                                by Buyer (a) in case of one or more violations by Sellers of their material obligations provided for herein, which have not been waived by Buyer, and such violations have not been cured within [**] days after the receipt, by Sellers, of a written notice in this regard, or (b) if any of the Buyer’s Conditions Precedent established in Clause 3.2 becomes impossible to be satisfied by the Deadline, in which case it has not been waived by Buyer; or

(iv)                               by Sellers (a) in case of one or more violations by Buyer of any of its material obligations provided for herein, which have not been waived by Sellers, and such violations have not been cured within [**] days after the receipt, by Buyer, of a written notice in this regard, or (b) if any of the Sellers’ Conditions Precedent established in Clause 3.3 becomes impossible to be satisfied by the Deadline, in which case it has not been waived by Sellers, or (c) if Buyer does not deliver to Sellers the Suretyship Letter(s) on the Closing Date, without prejudice to the fine provided for in Clause 2.5.1.

9.2.                            Effects of Termination. In case this Agreement is rescinded in accordance with Clause 9.1 above, including, but not limited to, due to the no satisfaction of any Condition Precedent, all obligations of the Parties shall be considered extinguished, in which case: (i) the confidentiality obligation established in Clause 7.3 (Confidentiality) shall remain in force for a term of [**] years from the date of rescission of this Agreement; (ii) the rescission shall not be interpreted as waiver, by any of the Parties, of any claim which it may have against the other Parties before the rescission, in accordance with Clause 6; and (iii) Clauses 7.9 and 7.10 (No Recruitment) shall survive the rescission of this Agreement for the terms provided for herein, and Clauses 10.9 (Applicable Law) and 10.10 (Dispute Resolution) shall survive the rescission of this Agreement, for an indeterminate term.

9.3.                            Fine for Rescission. If (i) this Agreement is rescinded by any of the Parties as a result of the events provided for in items (iii) and (iv) of Clause 9.1 above; and, cumulatively, (ii) the other Party performs acts with the purpose of damaging or preventing the satisfaction of the Conditions Precedent; and, cumulatively, (iii) at the moment of the rescission of this Agreement, the nonbreaching Party is not in default in relation to its obligations in accordance with this Agreement; and Party which caused the rescission of this Agreement in the terms above shall pay, in national currency, to the nonbreaching Party, within [**] Business Days from the date of rescission, a non-compensatory fine in the amount of R$ [**], in addition to all Losses incurred by the nonbreaching Party as a result of such rescission, as provided for in this Clause 9.3 and in Clause 6 above. If the Party in default is any of Sellers, there shall be the joint and several liability in accordance with Clauses 6.1.1 and 6.1. Such fine shall not be cumulative with that provided for in Clause 4.4.1 if the rescission of the Agreement occurs by virtue of the event of noncompliance provided for in Clause 4.4.1.

CLAUSE 10

GENERAL PROVISIONS

10.1.                     Notices. All notices, agreements, waivers, and other notifications shall be in writing and delivered, in any case, by registered mail or courier or personally (through proof of receipt), or sent by e-mail (in this case, through electronic proof of receipt), to the addresses described below (or any other address informed by Buyer and/or the Sellers’ Representatives to the others, in writing, at least [**] days in advance):

(a)                                           If to Buyer and/or, after the Closing Date, to the Holding Companies and/or to the Companies:

C/O: Departamento Jurídico

Av. Engenheiro Santana Júnior, 3.333

Bairro Coco

CEP 60192-205

Fortaleza — CE

e-mail: cv_jurídico@arcoeducacao.com.br / brunapavanello@arcoeducacao.com.br / sergiomeirelles@arcoeducacao.com.br

With copy to, which shall not be considered a notice:

Lobo de Rizzo

Avenida Brigadeiro Faria Lima, 3.900, 12º andar

CEP 01458-132

São Paulo, SP

Attn.: Rodrigo Guerra and Rodrigo Roso

E-mail: rodrigo.guerra@ldr.com.br and rodrigo.roso@ldr.com.br

(b)                                           If to Sellers and/or, before the Closing Date, to the Holding Companies and/or to the Companies:

[**]:

[**]

[**]:

[**]

With copy to, which shall not be considered a notice:

Machado, Meyer, Sendacz e Opice Advogados

Avenida Brigadeiro Faria Lima, 3.144, 11º andar

CEP 01451-000

São Paulo, SP

Attn.: Arthur Penteado / Luciana Costa Engelberg

E-mail:                  apenteado@machadomeyer.com.br

lcosta@machadomeyer.com.br

10.1.1. All notices sent in accordance with Clause 10.1 shall be considered delivered on the date of their receipt by the recipient, provided they were sent to the correct address and with proof of electronic receipt of e-mail, as applicable, except in the case of notices received out of the ordinary business hours (from 08:00 a.m. to 08:00 p.m.), which shall be considered received on the immediately subsequent Business Day. The receipt of the e-mail shall be considered a valid notice regardless of the delivery by any other means. If one Party chooses to send a notice regarding the fines provided for in Clauses 2.5.1, 4.4.1, 7.3.7, 7.8, and 9.3 by e-mail, such notice shall be considered valid provided the respective Party also sends a physical copy of the notice by means of registered mail or courier or in hands (through proof of receipt), in any case within forty-eight (48) hours after the date the e-mail is sent.

10.2.                     Sellers’ Representatives. Sellers, the Holding Companies, and the Companies (the Holding Companies and the Company only in relation to the period before the Closing Date) agree that Sellers [**] and [**] shall have exclusive powers to jointly represent all Sellers and, in relation to the period before the Closing Date, also to represent the Holding Companies and the Companies (each a “Sellers’ Representative”), before Buyer and any Government Authority, in relation to each and every exchange, receipt, and sending of notices within this Agreement or the Transaction, so that the communications related to such issued shall be only among the Sellers’ Representatives and Buyer or the Government Authority, as applicable. Any communication or notice by Sellers shall only be considered valid and existing if signed by both Sellers’ Representatives. The statements issued by both Sellers’ Representatives shall bind, in a final and definitive manner, all Sellers, the Holding Companies, and the Companies (the Holding Companies and the Company only in relation to the period before the Closing Date). The authorizations conferred by means of this Clause 10.2 are irrevocable and unchangeable and shall be valid as long as the obligations hereunder are in force. Sellers may replace, at any time, any one of the two Sellers’ Representatives, provided such replacement does not increase the number of the Sellers’ Representatives, complies with the provision of this Clause, and is executed by beans of a written notice to Buyer at least [**] Business Days in advance.

10.3.                     Irrevocability; Unchangeability; and Binding Effect. This Agreement is executed by the Parties and by the Intervening-Consenting Parties irrevocably and unchangeably, in which case its terms and conditions constitute legal, valid, and binding conditions, binding the Parties (as well as the Intervening-Consenting Parties), as well as their respective heirs, successors, and authorized assignees.

10.4.                     Specific Performance. All the obligations originated or deriving from this Agreement shall be subject to specific performance in accordance with Articles 497 to 500 of the Code of Civil Procedure, without prejudice to the obligation to indemnify for Losses, in accordance with Clause 6, and penalties established herein.

10.5.                     Alterations. This Agreement may only be altered, replaced, cancelled, renewed, or extended by means of a written instrument executed by all the Parties and by the Intervening-Consenting Parties or, in case of waiver, by the Party waiving the respective right.

10.6.                     Waivers. No delay or omission by any of the Parties in the exercise of any of the rights in accordance with this Agreement shall be considered a waiver of this right or novation, nor shall it prevent the later or subsequent exercise of such right. No waiver, rescission, or release of this Agreement or of any of its terms or provisions shall bind any of the Parties, except if confirmed in writing. No extension of term or tolerance granted to any Party shall alter or affect any power, option, or right of the other Party, or the obligations of the Party to whom this extension or tolerance was granted.

10.7.                     Assignment. This Agreement shall not be assigned, in full or in part, by any of the Parties without the previous and written consent of the other Party, except (i) in the case of assignment, after the Closing Date, by Buyer to any of its Affiliates, which shall succeed Buyer in all rights and obligations hereunder, including, but not limited to, in relation to the right of Buyer to receive indemnification from Sellers, in accordance with Clause 6 above, and (ii) in the case of assignment of credit rights deriving from this Agreement by Sellers to any of their heirs, their Affiliates, without prejudice to the right of retention and compensation of amounts by Buyer, in accordance with the provisions herein.

10.8.                     Entire Agreement. This Agreement (including its Exhibits) constitutes the entire agreement of the Parties and is the only instrument governing and regulating the business conducted through this Agreement, replacing and cancelling all and any agreements, understandings, memoranda, letter, covenants, or other previous instruments between the Parties, oral or in writing, in relation to its purpose.

10.9.                     Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the Federative Republic of Brazil.

10.10.                       Dispute Resolution. The Parties shall make their best efforts to resolve any divergences deriving from this Agreement in a friendly manner. If it is not possible to reach a friendly solution within [**] Business Days from the notice of divergence to the other parties, the parties shall submit any and all litigations, controversies, or disputes, directly or indirectly, deriving from or related to this Agreement, including those related to its validity, interpretation, performance, violation, or rescission, to the arbitration proceeding provided for in this Clause, as provided for in the Law of Arbitration.

10.10.1. The dispute shall be managed by the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“Arbitration Center”), in accordance with its rules in force on the date of the application for the institution of the arbitration (“Rules”) and in compliance with the Laws of the Federative Republic of Brazil. The arbitration shall be conducted in Portuguese, as well as all documents, except for those documents originally written in other languages, which shall not require translation into Portuguese, and shall be analyzed in its original language, except if otherwise requested by the Arbitral Tribunal.

10.10.2. The forum of the arbitration shall be the City of São Paulo, State of São Paulo, Brazil, where the arbitration award shall be entered, without prejudice to the justified designation, by the Arbitral Tribunal, of measures and procedural acts, including hearings, in other places. The arbitrators shall not decide by equity.

10.10.3. The arbitral tribunal shall be formed by three arbitrators, in which case the petitioner(s), on one side, shall appoint an arbitrator, and the respondent(s), on the other side, shall appoint a second arbitrator, who shall by mutual consent appoint the third arbitrator, who shall act as presiding arbitrator (“Arbitral Tribunal”). If any of the parties fails to appoint an arbitrator and/or the two (2) arbitrators appointed by the parties fail to appoint the third arbitrator, the president of the Arbitration Center shall appoint the third arbitrator, in accordance with the Rules.

10.10.3.1                           In case of arbitration with multiples parties, as petitioners and/or respondents, in the lack of consensus as to the form of appointment of the arbitrator by the parties, the President of the Arbitration Center shall appoint all the members of the Arbitral Tribunal, in accordance with the Rules.

10.10.3.2                           Any omissions, doubts, or objections as to the appointment of the arbitrators by the parties or to the choice of the third arbitrator, whose applicable procedure for the solution is not provided for in this Clause, shall be settled in accordance with the Rules.

10.10.4. In the course of the proceeding, the parties shall pay for the expenses of the arbitration and arbitrators’ fees in accordance with the Rules. The arbitration award shall establish, in addition to the determinations imposed by the Arbitral Tribunal, that the losing party shall be liable, in proportion to its failure in the case, for the payment and the reimbursement (i) of the fees and other amounts due, paid, or reimbursed to the Chamber, (ii) of the fees and other amounts due, paid, or reimbursed to the arbitrators, and (iii) of the fees and other amounts due, paid, or reimbursed to the experts, translators, interpreters, secretaries, stenographers, and other assistants duly appointed by the Arbitral Tribunal. The Arbitral Tribunal shall not determine that any of the Parties pay or reimburse contractual attorneys’ fees, losing attorneys’ fees, or any other amount due, paid, or reimbursed by the other party to its attorneys, retained experts, translators, interpreters, and other assistants, or any other amount due, paid, or reimbursed by the other party in relation to the arbitration, such as expenses with photocopies, authentications, legalizations, apostilles, notarizations, and travel expenses.

10.10.5. The Intervening-Consenting Parties expressly agree to be bound by this arbitration clause, as well as to be submitted to the effects of the arbitration award.

10.10.6. Before the institution of the Arbitral Tribunal, each party has the right to file at the competent court the judicial measures which aim at the granting of provisional remedies for the protection or safeguard of rights or of a preparatory nature prior to the institution of the Arbitral Tribunal, in which case this shall not be interpreted as a waiver of the arbitration. For the exercise of said legal remedies, the parties select the exclusive venue of the City of São Paulo, State of São Paulo. After the institution of the Arbitral Tribunal, the requests for provisional remedies or interlocutory relief shall be addressed to the Arbitral Tribunal, which may also confirm, modify, or cancel any remedy previously granted by the Judiciary Power, in accordance with Art. 22-B of the Law of Arbitration, and also in accordance with the provision of Art. 22-C of the same Law.

10.10.7. The partial or final arbitration award shall be considered final and definitive by the parties, not being subject to any appeal, except for requests of correction and clarifications provided for in Art. 30 of the Law of Arbitration and in the Rules.

10.10.8. The Parties and the Intervening-Consenting Parties agree that the arbitration shall be strictly confidential and its elements (including the allegations of the parties, evidence, reports, and other statements of third parties and any other documents presented or exchanged in the course of the arbitration proceeding) shall only be disclosed to the Arbitral Tribunal, to the Parties, to the Intervening-Consenting Parties, to their attorneys, and to any Person as required for the development of the arbitration, except if the disclosure is required for the compliance with obligations imposed and/or authorized by Law or by any competent Government Authority.

10.11.                       Counting of Time Periods. The counting of any time periods related to the Agreement, in the absence of a rule expressly determined herein, shall be made as provided for in Article 132 of the Civil Code, that is, with the exclusion of the day of the beginning and the inclusion of the day of the expiration. All time periods established in this Agreement, including, but not limited to, the terms for payments, which end in a period which is not a Business Day shall be automatically extended to the first subsequent Business Day, in which case the Party which has to take such measure is not subject to any penalty.

10.12.                       Exhibits. All the Exhibits hereof are integral parts of this Agreement. In case of conflict between the provisions of the Exhibits and of this Agreement, the terms and conditions of this Agreement shall prevail.

10.13.                       Headings. The headings used for the Clauses and items of this Agreement are for convenience and reference only and shall not, in any circumstance, affect and alter the meaning or interpretation of the provisions of this Agreement.

10.14.                       Term. This Agreement enters into force on this date and thus it will remain as long as any obligations remain in accordance with this Agreement.

10.15.                       Reciprocal Cooperation. The signatories of this Agreement herein undertake, for all legal purposes, to execute and deliver any document, agreement, instrument, and corporate book, as reasonably required for the compliance with and observance of the terms and conditions herein and the implementation of the transactions hereunder.

10.16.                       Taxes and Expenses. Except if otherwise provided for herein, (i) each one of the Parties shall be liable for the payment of any Taxes for which it is, by Law, considered a taxpayer in relation to the Transaction hereunder, and (ii) each one of the Parties and of the Intervening-Consenting Parties shall be liable for their own costs and expenses, in relation to the negotiation, execution and implementation of this Agreement, including attorneys’ fees and fees of financial assistants incurred by the Parties and by the Intervening-Consenting Parties.

10.17.                       Severability. If any provision of this Agreement becomes null or inefficacious, illegal or inapplicable, by virtue of any legal provision or by an unappealable court decision or any act from any Government Authority, the validity or the efficaciousness of the other provisions of this Agreement shall not be affected, remaining in full force and effect, and, in such case, the Parties shall negotiate in good-faith the replacement of the null or inefficacious provision with another which, as much as possible and reasonably, achieves the originally intended purpose and effects.

10.18.                       Intervening-Consenting Parties. The Intervening-Consenting Parties have executed this Agreement, undertaking to adopt, as applicable, all acts required for the compliance with all the terms and conditions of this Agreement, as well as declaring to be fully aware of all the terms and conditions of this Agreement and not to have any restriction to such terms and conditions, to the execution of this Agreement, and/or to the exercise of the rights and to the performance of the obligations hereunder.

10.18.1. The Intervening-Consenting Parties hereby undertake, for all legal purposes and effects, to (i) execute and deliver each and every document, agreement, instrument, and corporate book, as required for the compliance with and observance of the terms and conditions of this Agreement and the implementation of the Transaction; and (ii) always act, in relation to the terms, conditions, obligations, and rights hereunder, so as not to prevent, limit, and/or restrict the respective observance, implementation, exercise, and/or compliance, as applicable.

10.19.                       Acceptance to the Agreement. All the Parties and the Intervening-Consenting Parties expressly confirm that they have knowledge and that they have participated, on their own account, in the negotiation of all Clauses, terms, and conditions of this Agreement and of the Transaction, also consenting and accepting their portion of the rights and obligations hereunder.

10.20.                       Signatures. By this, (i) Sellers and the Intervening-Consenting Parties appoint [**], Brazilian, [**], bearer of ID n. [**], enrolled as a taxpayer under CPF/ME n. [**], as their representative, (ii) Buyer appoints [**], Brazilian, [**], lawyer, bearer of ID n. [**], enrolled as a taxpayer under CPF/ME n. [**], as its representative, to sign all pages of this Agreement and its Exhibits.

São Paulo, May 7, 2019

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